UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
Information Required in Proxy Statement
Schedule 14a Information
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☒	Definitive Proxy Statement
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Star Equity Holdings, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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STAR EQUITY HOLDINGS, INC.
53 Forest Ave., Suite 101
Old Greenwich, Connecticut 06870
_____________________________________
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 31, 2022
To the Stockholders of Star Equity Holdings, Inc.:
You are cordially invited to attend the 2022 annual meeting of stockholders (the “Annual Meeting”) of Star Equity Holdings, Inc. (the “Company”) on Tuesday, May 31, 2022. We will hold the meeting at 11:00 a.m. Eastern Daylight Time at our offices at 53 Forest Avenue, Suite 101, Old Greenwich, CT 06870.
In connection with the Annual Meeting, we have prepared a proxy statement (the “Proxy Statement”) setting out detailed information about the matters that will be covered at the meeting. We will mail our Proxy Statement, along with a proxy card, on or about April 28, 2022 to our stockholders of record as of the close of business on April 5, 2022. These materials and our Annual Report on Form 10-K for the year ended December 31, 2021 are also available electronically at our corporate website at www.starequity.com.
Our Board of Directors has fixed the close of business on April 5, 2022 as the record date for the determination of stockholders entitled to notice of and to vote at our Annual Meeting and at any adjournment(s), postponement(s) or other delay(s) thereof. Voting on the matters to be considered at the Annual Meeting can be done (1) by signing and dating the enclosed proxy card and returning it in the enclosed postage-paid envelope or (2) in person by ballot at the Annual Meeting. Important information about attending the Annual Meeting in person is included in the Proxy Statement.
The Annual Meeting will be held for the following purposes:
1.To elect six directors, to serve until the Company’s 2023 annual meeting of stockholders and until their successors are duly elected and qualified;
2.To ratify the appointment of our independent auditors;
3.To conduct an advisory (non-binding) vote to approve the compensation of the Company’s named executive officers;
4.To approve an amendment to the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of common stock to 50,000,000 shares from 30,000,000 shares;
5.To approve amendments to the Company’s 2018 Incentive Plan (the “2018 Incentive Plan”) to (i) increase the number of shares of the Company’s common stock issuable under the 2018 Incentive Plan from 450,000 shares (plus certain shares available under prior plans) to 800,000 shares (plus certain shares available under prior plans) and (ii) make other clarifying and technical changes;
6.To approve an Amended and Restated Certificate of Designations, Rights and Preferences of 10% Series A Cumulative Perpetual Preferred Stock to amend the redemption provisions thereof; and
7.To transact such other business as may properly come before the Annual Meeting or any adjournment(s), postponement(s) or other delay(s) thereof.
Your vote is extremely important. Whether or not you plan to attend the Annual Meeting, please vote your shares as soon as possible. Using a proxy card to submit your vote now will not prevent you from attending or voting in person by ballot at the Annual Meeting. If you vote in person by ballot at the Annual Meeting, that vote will revoke any prior proxy that you have submitted.
If you have any questions, or need assistance in voting your shares, please contact the firm assisting us in the solicitation of proxies:
InvestorCom LLC
Stockholders Call Toll Free: 877-972-0090
Banks and Brokers Call Collect: 203-972-9300
Your vote is extremely important, regardless of how many or how few shares you own. The Board of Directors urges you to vote your shares to elect its nominees. Whether or not you plan to attend the Annual Meeting in person, please use the enclosed proxy card to ensure that your vote is counted. If you vote in person by ballot at the Annual Meeting, that vote will revoke any prior proxy that you have submitted.

Sincerely,
/s/ Jeffrey E. Eberwein
Jeffrey E. Eberwein Executive Chairman of the Board of Directors
Old Greenwich, Connecticut
April 28, 2022

STAR EQUITY HOLDINGS, INC.
53 Forest Ave., Suite 101
Old Greenwich, Connecticut 06870
_____________________________________
PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON
MAY 31, 2022
TABLE OF CONTENTS

PROXY STATEMENT	4
Who May Vote	4
Voting Requirements	4
The Board of Directors’ Voting Recommendations	5
How to Vote	5
If You Plan to Attend the Annual Meeting	5
Revoking a Proxy	6
How We Solicit Proxies	6
If You Receive More Than One Proxy Card	6
NOTICE REGARDING POTENTIAL IMPACT OF COVID-19 ON ANNUAL MEETING	6
Important Notice Regarding the Availability of Proxy Materials for the Star Equity Holdings, Inc. 2022 Annual Meeting of Stockholders Meeting to be Held on May 31, 2022	6
If You Have Any Questions	6
CORPORATE GOVERNANCE AND ETHICS	6
Composition of the Board of Directors	7
Director Nomination Process	7
Board Leadership Structure	8
Board Meeting Attendance	8
Director Independence	9
Director Attendance at Annual Meeting	9
Board Self-Assessments	9
Committees of the Board of Directors	9
The Board of Directors’ Role in Risk Oversight	10
Communications with our Board of Directors	10
Code of Business Conduct and Ethics	11
Corporate Governance Documents Available Online	11
Non-Employee Director Stock Ownership Policy	11
Hedging Policy	11
Director Term Limits	11
Committee Rotation Policy	12
Executive Officers	13
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	14
PROPOSAL 1: ELECTION OF DIRECTORS	15
Nominees for Election to the Board of Directors	15
Information about the Company’s Director Nominees	15
AUDIT COMMITTEE REPORT	19
PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS	20
Principal Accounting Fees	21

Types of Fees Explained	22
Audit Committee Pre-Approval of Services by Independent Registered Public Accounting Firm	22
EXECUTIVE COMPENSATION	23
Summary Compensation Table	23
Narrative Disclosure to Summary Compensation Table	24
Outstanding Equity Awards at Fiscal Year-End	25
Potential Payments Upon Termination or Change of Control	26
Securities Authorized for Issuance Under Equity Compensation Plans	28
COMPENSATION OF DIRECTORS	30
Cash Retainer Compensation	30
Equity Compensation	30
Non-Employee Director Compensation Table	30
PROPOSAL 3: ADVISORY (NON-BINDING) STOCKHOLDER APPROVAL OF NAMED EXECUTIVE OFFICER COMPENSATION	31
PROPOSAL 4: APPROVAL OF AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK TO 50,000,000 SHARES	31
Certificate of Amendment	31
Background and Reasons for the Authorized Shares Increase; Potential Consequences	32
Rights of Additional Authorized Shares	32
Procedure and Board Discretion to Implement the Authorized Shares Increase	32
Required Vote	32
PROPOSAL 5: APPROVAL OF AMENDMENTS TO THE STAR EQUITY HOLDINGS, INC. 2018 INCENTIVE PLAN	34
Description of the 2018 Incentive Plan Amendments	35
Description of the Amended Plan	35
Purpose	35
Key Provisions	38
Awards Under the Amended Plan	38
U.S. Federal Income Tax Consequences	37
New Plan Benefits	38
Equity Compensation Plan Information	38
PROPOSAL 6: APPROVAL OF AMENDED AND RESTATED CERTIFICATE OF DESIGNATIONS	39
General	39
Reasons for the Amended and Restated Certificate of Designations and the Potential Effects	39
Effectiveness of the Amended and Restated Certificate of Designations	39
RELATED PERSON TRANSACTIONS AND DELINQUENT SECTION 16(A) REPORTS	41
Certain Relationships and Related Transactions	41
Delinquent Section 16(a) Reports	42
STOCKHOLDER PROPOSALS	43
ANNUAL REPORT	43
HOUSEHOLDING OF PROXY MATERIALS	43
GENERAL	43
Cost of Solicitation	43
Other Matters	44
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS	45
APPENDIX A FORM OF CERTIFICATE OF AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION	A-1

APPENDIX B FORM OF 2018 INCENTIVE PLAN, AS AMENDED	B-1
APPENDIX C FORM OF AMENDED AND RESTATED CERTIFICATE OF DESIGNATIONS, RIGHTS AND PREFERENCES OF 10% SERIES A CUMULATIVE PERPETUAL PREFERRED STOCK	C-1

STAR EQUITY HOLDINGS, INC.
53 Forest Ave., Suite 101
Old Greenwich, Connecticut 06870
_____________________________________
PROXY STATEMENT
The Board of Directors of Star Equity Holdings, Inc., a Delaware corporation (referred to in this Proxy Statement as “Star Equity,” “the Company,” “we”, “our” or “us”), is soliciting proxies from our stockholders in connection with our 2022 Annual Meeting of Stockholders to be held on Tuesday, May 31, 2022 and at any adjournment(s), postponement(s) or other delay(s) thereof (the “Annual Meeting”). We will hold the meeting at 11:00 a.m. Eastern Daylight Time at our offices at 53 Forest Avenue, Suite 101, Old Greenwich, CT 06870.
The accompanying proxy is solicited by the Board of Directors and is revocable by the stockholder at any time before it is voted. This Proxy Statement is being mailed to stockholders of the Company on or about April 28, 2022 and is accompanied by the Company’s Annual Report on Form 10-K (without exhibits) for the fiscal year ended December 31, 2021 (the “2021 Annual Report”).
Who May Vote
Only holders of common stock, par value $0.0001 per share of the Company (“common stock”), outstanding as of the close of business on April 5, 2022 (the “Record Date”) are entitled to receive notice of, and to vote at, the Annual Meeting. As of the Record Date, there were 15,019,525 shares of common stock outstanding and entitled to vote at the Annual Meeting. Each share of common stock is entitled to one vote on all matters. In addition, the 10.0% Series A Cumulative Perpetual Preferred Stock (the “Series A Preferred Stock”) will vote separately as a class with respect to the proposal to approve the Amended and Restated Certificate of Designations, Rights and Preferences of the 10% Series A Cumulative Perpetual Preferred Stock (the “Amended and Restated Certificate of Designations”). As of the Record Date, there were 1,915,637 shares of Series A Preferred Stock outstanding and entitled to vote for Proposal 6 at the Annual Meeting. Each share of Series A Preferred Stock is entitled to one vote on Proposal 6 only. There are no cumulative voting rights.
Voting Requirements
The holders of a majority of the common stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, constitute a quorum for the transaction of business at the Annual Meeting. Shares that reflect abstentions and broker non-votes, if any, count as present at the Annual Meeting for the purposes of determining a quorum. A broker non-vote occurs when a bank, broker, or other nominee holding shares for a beneficial owner votes on one proposal but does not vote on another proposal because, with respect to such other proposal, the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.
The vote requirement for each matter is as follows:
•Proposal 1 (Election of Directors) — Directors are elected by a plurality of the votes cast, and the six nominees who receive the greatest number of favorable votes cast in the election of directors will be elected as directors to serve until the 2023 annual meeting of stockholders and until their successors are duly elected and qualified.
•Proposal 2 (Ratification of Appointment of Independent Auditors) — The ratification of the appointment of our independent auditors requires the favorable vote of the holders of a majority of the common stock having voting power present in person or represented by proxy and entitled to vote thereon.
•Proposal 3 (Advisory (Non-Binding) Stockholder Approval of Named Executive Officer Compensation) — The advisory (non-binding) approval of the compensation of the Company’s named executive officers requires the favorable vote of the holders of a majority of the common stock having voting power present in person or represented by proxy and entitled to vote thereon.
•Proposal 4 (Approval of the Amendment to Restated Certificate of Incorporation to Increase the Number of Authorized Shares of Common Stock) — The approval of an amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 30,000,000 to 50,000,000 (the “Charter Amendment”) requires the favorable vote of the holders of a majority of the outstanding shares of our common stock.

•Proposal 5 (Approval of Amendments to the Company’s 2018 Incentive Plan) — The approval of amendments to the Company’s 2018 Incentive Plan (the “2018 Incentive Plan”) to (i) increase the number of shares of the Company’s common stock issuable under the 2018 Incentive Plan from 450,000 shares (plus certain shares available under prior plans) to 800,000 shares (plus certain shares available under prior plans) and (ii) make other clarifying and technical changes to the 2018 Incentive Plan (the “2018 Incentive Plan Amendments”), requires the favorable vote of the holders of a majority of our common stock having voting power present in person or represented by proxy and entitled to vote thereon.
•Proposal 6 (Approval of the Amended and Restated Certificate of Designations, Rights and Preferences of 10% Series A Cumulative Perpetual Preferred Stock) — The approval of the Amended and Restated Certificate of Designations requires the favorable vote of the holders of a majority of the outstanding shares of the Series A Preferred Stock, voting separately as a single class, as well as the favorable vote of the holders of a majority of the outstanding shares of our common stock.

With respect to the election of directors (Proposal 1), abstentions and broker non-votes, if any, will be disregarded and have no effect on the outcome of the vote. With respect to the ratification of the appointment of our independent registered public accounting firm (Proposal 2), the advisory (non-binding) stockholder approval of named executive officer compensation (Proposal 3), the approval of the Charter Amendment (Proposal 4), the approval of the 2018 Incentive Plan Amendments (Proposal 5) and the approval of the Amended and Restated Certificate of Designations (Proposal 6), abstentions will have the same effect as a vote against such proposals, and broker non-votes on Proposal 3 and Proposal 5, if any, will be disregarded and have no effect on the outcome of the vote. As Proposal 2 is a routine proposal on which a broker or other nominee is generally empowered to vote in the absence of voting instructions from the beneficial owner, broker non-votes are unlikely to result from Proposal 2. We believe that the approval of the Charter Amendment is a “routine” matter, and as such, brokers may vote on Proposal 4 in their discretion if they do not receive voting instructions from the beneficial owner, and the failure to give your broker voting instructions would not prevent your shares from being voted in favor of this proposal. However, if the proposal is deemed to be “non-routine,” a broker non-vote will have the same effect as a vote against Proposal 4. As the approval of the Amended and Restated Certificate of Designations is considered to be a “non-routine” matter, a broker non-vote will have the same effect as a vote against Proposal 6.
The Board of Directors’ Voting Recommendations
The Board of Directors recommends that you vote your shares “FOR” each of the Board of Directors’ six nominees that are standing for election to the Board of Directors (Proposal 1); “FOR” the ratification of the appointment of our independent auditors (Proposal 2); “FOR” the advisory (non-binding) stockholder approval of the compensation of the Company’s named executive officers (Proposal 3); “FOR” the approval of the Charter Amendment (Proposal 4); “FOR” the approval of the 2018 Incentive Plan Amendments (Proposal 5); and “FOR” the approval of the Amended and Restated Certificate of Designations (Proposal 6).
How to Vote
If you are a stockholder of record as of the Record Date, you may vote (1) by signing and dating the enclosed proxy card and returning it in the enclosed postage-paid envelope or (2) in person by ballot at the Annual Meeting. If you hold your shares of common stock in a brokerage account or by a bank or other nominee, you must follow the voting procedures provided by your broker, bank or other nominee, which instructions will be included with your proxy materials.
Giving us your proxy means you authorize the Board of Directors’ designated proxy holders (who are identified on the enclosed proxy card) to vote your shares at the Annual Meeting in the manner that you have indicated and in their best judgment on such other matters that may properly come before the Annual Meeting. If you sign, date and return the enclosed proxy card but do not indicate your vote, the designated proxy holders will vote your shares “FOR” each of the Board of Directors’ six nominees that are standing for election to the Board of Directors (Proposal 1); “FOR” the ratification of the appointment of our independent auditors (Proposal 2); “FOR” the advisory (non-binding) stockholder approval of the compensation of the Company’s named executive officers (Proposal 3); “FOR” the approval of the Charter Amendment (Proposal 4); “FOR” the approval of the 2018 Incentive Plan Amendments (Proposal 5); and “FOR” the approval of the Amended and Restated Certificate of Designations (Proposal 6).
If You Plan to Attend the Annual Meeting
Attendance at the Annual Meeting will be limited to stockholders and the Company’s invited guests. Each stockholder may be asked to present valid picture identification, such as a driver’s license or passport. Stockholders holding shares of common stock in brokerage accounts or through a bank or other nominee may be required to show a brokerage statement or account statement reflecting stock ownership. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting. You may contact Hannah Bible, the Company’s Chief Legal Officer, at (203) 489-9500 for directions to the Annual Meeting.
If you are a stockholder of record as of the Record Date, you may vote your shares in person by ballot at the Annual Meeting. If you hold your shares in a stock brokerage account or through a bank or other nominee, you will not be able to vote in person at the Annual Meeting unless you have previously requested and obtained a “legal proxy” from your broker, bank or other nominee and present it at the Annual Meeting.
Revoking a Proxy
You may revoke your proxy by submitting a new proxy with a later date or by notifying our Corporate Secretary in writing at 53 Forest Ave., Suite 101, Old Greenwich, Connecticut 06870, so long as the new proxy or notification is received prior to the meeting. If you attend the Annual Meeting in person and vote by ballot, any previously submitted proxy will be revoked.
How We Solicit Proxies
We will solicit proxies and will bear the entire cost of our solicitation, including the preparation, assembly, printing, and mailing of this Proxy Statement and any additional materials furnished to our stockholders. We have retained InvestorCom LLC to assist us in the solicitation of proxies, as described in “General - Cost of Solicitation” below. The initial solicitation of proxies by mail may be supplemented by telephone, fax, e-mail, internet, and personal solicitation by our directors, officers, or other regular employees. No additional compensation for soliciting proxies will be paid to our directors, officers or other regular employees for their proxy solicitation efforts. Fees paid to InvestorCom LLC are described in “General - Cost of Solicitation” below.
If You Receive More Than One Proxy Card
If you hold your shares in more than one account, you will receive a proxy card for each account. To ensure that all of your shares are voted, please vote using a proxy card for each account that you own. It is important that you vote all of your shares .
NOTICE REGARDING POTENTIAL IMPACT OF COVID-19 ON ANNUAL MEETING
We currently intend to hold the Annual Meeting in person. However, we are actively monitoring the spread of the coronavirus disease, or COVID-19, and are sensitive to the public health and travel concerns that our stockholders may have, as well as protocols that federal, state, and local governments may impose. If it is not possible or advisable to hold the Annual Meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable, which may include switching to a virtual meeting format, or changing the time, date or location of the Annual Meeting. Any such change will be announced via press release and the filing of additional proxy materials with the Securities and Exchange Commission (the “SEC”), and the Company will take all reasonable steps necessary to inform other intermediaries in the proxy process (such as any proxy service provider) and other relevant market participants (such as the appropriate national securities exchanges) in the event of such change.
Important Notice Regarding the Availability of Proxy Materials for the Star Equity Holdings, Inc. 2022 Annual Meeting of Stockholders to be Held on May 31, 2022
The Proxy Statement, our form of proxy card, and our 2021 Annual Report are available to stockholders at https://icomproxy.com/star/.
If You Have Any Questions
If you have any questions, or need assistance in voting your shares, please contact the firm assisting us in the solicitation of proxies:
InvestorCom LLC
Stockholders Call Toll Free: 877-972-0090
Banks and Brokers Call Collect: 203-972-9300

CORPORATE GOVERNANCE AND ETHICS
Composition of the Board of Directors
The current number of directors on our Board of Directors is five. Effective upon the election of directors at the Annual Meeting, the number of directors on our Board of Directors will be fixed at six. Under our bylaws, the number of directors on our Board of Directors will not be less than five, nor more than nine, and is fixed, and may be increased or decreased by resolution of the Board of Directors.
Director Nomination Process
Director Qualifications
In evaluating director nominees, the Corporate Governance Committee of our Board of Directors (the “Corporate Governance Committee”) considers the appropriate size of the Board of Directors, as well as the qualities and skills of individual candidates. Factors considered include the following:
•A history illustrating personal and professional integrity and ethics;
•Independence;
•Successful business management experience;
•Public company experience, as officer or board member;
•Experience in various industries including, but not limited to, the medical device, healthcare, construction and investments industries;
•Educational background; and
•Diverse skills, backgrounds, and perspectives.
The Corporate Governance Committee’s goal is to assemble a Board of Directors that brings the Company a diversity of perspectives and skills derived from the factors considered above. The Corporate Governance Committee also considers candidates with relevant non-business experience and training.
Our Board of Directors believes that it is necessary for each of our directors to possess many qualities and skills. When searching for new candidates, the Corporate Governance Committee considers the evolving needs of the Board of Directors and searches for candidates that fill any current or anticipated future gap. Our Board of Directors also believes that all directors must possess a considerable amount of business management (such as experience as a chief executive or chief financial officer) and educational experience. The Corporate Governance Committee first considers a candidate’s management experience and then considers issues of judgment, background, stature, conflicts of interest, integrity, ethics, and commitment to the goal of maximizing stockholder value when considering director candidates. The Corporate Governance Committee also focuses on issues of diversity, such as diversity of gender, race and national origin, education, professional experience, and differences in viewpoints and skills. The Corporate Governance Committee does not have a formal policy with respect to diversity; however, our Board of Directors and the Corporate Governance Committee believe that it is essential that the directors represent diverse viewpoints. In considering candidates for our Board of Directors, the Corporate Governance Committee considers the entirety of each candidate’s credentials in the context of these standards. With respect to the nomination of continuing directors for re-election, the individual’s contributions to the Board of Directors are also considered.
Other than the foregoing background factors that are considered in selecting director candidates, there are no stated minimum qualifications for director nominees, although the Corporate Governance Committee may also consider such other facts as it may deem are in the best interests of Star Equity and our stockholders. The Corporate Governance Committee does believe it appropriate for at least one, and preferably several, members of our Board of Directors to meet the criteria for an “audit committee financial expert” as defined by the rules of the SEC, and that a majority of the members of our Board of Directors meet the definition of an “independent director” under the listing standards of the NASDAQ Stock Market (“Nasdaq”). At this time, the Corporate Governance Committee also believes it appropriate for our principal executive officer to serve as a member of our Board of Directors.

Identification and Evaluation of Nominees for Directors
The Corporate Governance Committee identifies nominees for director by first evaluating the current members of our Board of Directors willing to continue their service on the Board of Directors. Current members with qualifications and skills that are consistent with the Corporate Governance Committee’s criteria for board service on the Board of Directors and who are willing to continue their service are considered for re-nomination, balancing the value of continuity of service by existing members of our Board of Directors with that of obtaining new perspectives. If any member of our Board of Directors does not wish to continue his or her service or if our Board of Directors decides not to re-nominate a member for re-election, the Corporate Governance Committee identifies the desired skills and experience of a new nominee in light of the criteria above. The Corporate Governance Committee may also review the composition and qualification of the boards of directors of our competitors, and may seek input from our stockholders, industry experts, or analysts. The Corporate Governance Committee reviews the qualifications, experience, and background of the candidates.
Final candidates are interviewed by some or all of our independent directors and our executive chairman. In making its determinations, the Corporate Governance Committee evaluates each individual in the context of our Board of Directors as a whole, with the objective of assembling a group that can best attain success for Star Equity and represent stockholder interests through the exercise of sound judgment. After review and deliberation of all feedback and data, the Corporate Governance Committee makes its recommendation to our Board of Directors. Historically, the Corporate Governance Committee has not relied on third-party search firms to identify board candidates. The Corporate Governance Committee may in the future choose to do so in those situations where particular qualifications are required or where existing contacts are not sufficient to identify and acquire an appropriate candidate.
The Corporate Governance Committee does not have a formal policy regarding consideration of director candidate recommendations from our stockholders. Any recommendations received from stockholders have been and will continue to be evaluated in the same manner as potential nominees suggested by members of our Board of Directors or management. Stockholders wishing to suggest a candidate for director should write to our Corporate Secretary at our corporate headquarters. In order for us to effectively consider a recommendation for a nominee for a director position, stockholders must provide the following information in writing: (i) the stockholder’s name and address, as they appear in the Company’s books; (ii) the class and number of shares beneficially owned by the stockholder; (iii) a statement that the stockholder is proposing a candidate for consideration as a director nominee to the Corporate Governance Committee; (iv) the name, age, business address, and residence address of the candidate; (v) a description of all arrangements or understandings between the stockholder and each candidate and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder; (vi) the principal occupation or employment of the candidate; and (vii) any other information relating to such candidate that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (including without limitation such candidate’s written consent to being named in the Proxy Statement, if any, as a nominee and to serving as a director if elected). In order to give the Corporate Governance Committee sufficient time to evaluate a recommended candidate, any such recommendation should be received by our Corporate Secretary at our corporate headquarters not less than one hundred twenty (120) calendar days in advance of the one year anniversary of the date our Proxy Statement was mailed to stockholders in connection with the previous year’s annual meeting of stockholders.
Board Leadership Structure
Jeffrey E. Eberwein is currently the Executive Chairman of our Board of Directors and Richard K. Coleman, Jr. is currently our Chief Executive Officer. Mitchell I. Quain serves as our Lead Independent Director. Messrs. Eberwein and Coleman have held leadership positions with investment firms and/or public companies and bring to Star Equity outside experience and expertise. Messrs. Eberwein and Coleman also have educational backgrounds in business. Mr. Eberwein has been named by the Corporate Governance Committee as a nominee for re-election to our Board of Directors at the Annual Meeting. Mr. Coleman has been named by the Corporate Governance Committee as a nominee for election to our Board of Directors at the Annual Meeting. The Board of Directors believes that the current leadership structure is appropriate because the role of Executive Chairman of the Board of Directors provides overall leadership and facilitates consistent and effective communication with operating company management teams, stockholders, clients, employees and with the independent directors, while the role of Chief Executive Officer is able to provide extensive day-to-day oversight of the Company’s business operations.
Board Meeting Attendance
Our Board of Directors held seven in-person or telephonic meetings during 2021. No director who served as a director during the past year attended fewer than 75% of the aggregate of the total number of meetings of our Board of Directors and of the total number of meetings of committees of our Board of Directors on which he served.

Director Independence
Our Board of Directors has determined that each of the director nominees standing for election, except Messrs. Eberwein and Coleman, are independent directors (as currently defined in Rule 5605(a)(2) of the Nasdaq listing rules). In determining the independence of our directors, the Board of Directors considered all transactions in which the Company and any director had any interest, including those discussed under “Related Person Transactions and Delinquent Section 16(a) Reports” below. The independent directors meet as often as necessary to fulfill their responsibilities, including meeting at least twice annually in executive session without the presence of non-independent directors and management.
Director Attendance at the Annual Meeting
Although we do not have a formal policy regarding attendance by members of our Board of Directors at the Annual Meeting, we encourage all of our directors to attend. All of our directors attended last year’s annual meeting, either in-person or telephonically.
Board Self-Assessments
Our Board of Directors conducts annual self-evaluations to determine whether it and its committees are functioning effectively. The full Board of Directors reviews the results of the assessments and identifies areas for continued improvement. Our Board of Directors also develops and communicates to management any proposals for improving board functions.
Committees of the Board of Directors
Our Board of Directors currently has three standing committees. The current members of our committees are identified below:

Committees

Director	Audit		Compensation		Corporate Governance
John W. Gildea	X				X
Michael A. Cunnion	X		X	(Chair)	X
John W. Sayward	X	(Chair)	X
Jeffrey E. Eberwein
Mitchell I. Quain			X		X	(Chair)
Audit Committee. The Audit Committee of the Board of Directors, established in accordance with Section 3(a)(58)(A) of the Exchange Act (the “Audit Committee”), consists of Messrs. Gildea, Cunnion, and Sayward, with Mr. Sayward serving as chairman. The Audit Committee held four meetings during 2021. All members of the Audit Committee (i) are independent directors (as currently defined in Rule 5605(a)(2) of the NASDAQ listing rules); (ii) meet the criteria for independence set forth in Rule 10A-3(b)(1) under the Exchange Act; (iii) have not participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years; and (iv) are able to read and understand fundamental financial statements. Mr. Sayward qualifies as an “audit committee financial expert” as defined in the rules and regulations established by the SEC. The Audit Committee is governed by a written charter approved by our Board of Directors. The functions of this committee include, among other things:
•Meeting with our management periodically to consider the adequacy of our internal controls and the objectivity of our financial reporting;
•Meeting with our independent registered public accounting firm and with internal financial personnel regarding the adequacy of our internal controls and the objectivity of our financial reporting;
•Recommending to our Board of Directors the engagement of our independent registered public accounting firm;
•Reviewing our quarterly and audited consolidated financial statements and reports and discussing the statements and reports with our management, including any significant adjustments, management judgments and estimates, new accounting policies and disagreements with management; and
•Reviewing our financial plans and reporting recommendations to our full Board of Directors for approval and to authorize action.
Both our independent registered public accounting firm and internal financial personnel regularly meet privately with our Audit Committee and have unrestricted access to the Audit Committee.

Compensation Committee. The Compensation Committee of the Board of Directors (the “Compensation Committee”) consists of Messrs. Cunnion, Sayward, and Quain with Mr. Cunnion serving as chairman. The Compensation Committee held five meetings during 2021. All members of the Compensation Committee are independent, as determined under the various Nasdaq, SEC and Internal Revenue Service qualification requirements. The Compensation Committee is governed by a written charter approved by our Board of Directors. The functions of this committee include, among other things:
•Reviewing and, as it deems appropriate, recommending to our Board of Directors, policies, practices, and procedures relating to the compensation of our directors, officers and other managerial employees and the establishment and administration of our employee benefit plans;
•Establishing appropriate incentives for officers, including the chief executive officer, to encourage high performance, promote accountability and adherence to company values and further our long-term strategic plan and long-term value; and
•Exercising authority under our employee benefit plans.
Corporate Governance Committee. The Corporate Governance Committee consists of Messrs. Cunnion, Gildea and Quain with Mr. Quain serving as chairman. The Corporate Governance Committee held four meetings during 2021. All members of the Corporate Governance Committee are independent directors (as defined in Rule 5605(a)(2) of the Nasdaq listing rules). The Corporate Governance Committee is governed by a written charter approved by our Board of Directors. The functions of this committee include, among other things:
•Reviewing and recommending nominees for election as directors;
•Assessing the performance of our Board of Directors;
•Developing guidelines for the composition of our Board of Directors;
•Reviewing and administering our corporate governance guidelines and considering other issues relating to corporate governance; and
•Oversight of the Company compliance officer and compliance with the Company’s Code of Business Ethics and Conduct (the “Ethics Code”).

The Board of Directors’ Role in Risk Oversight
Our Board of Directors, as a whole and also at the committee level, has an active role in managing enterprise risk. The members of our Board of Directors participate in our risk oversight assessment by receiving regular reports from members of senior management and the Company compliance officer appointed by our Board of Directors on areas of material risk to us, including operational, financial, legal and regulatory, and strategic and reputational risks. The Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. The Audit Committee oversees management of financial risks, as well as our policies with respect to risk assessment and risk management. The Corporate Governance Committee manages risks associated with the independence of our Board of Directors and potential conflicts of interest. Members of the management team report directly to our Board of Directors or the appropriate committee. The directors then use this information to understand, identify, manage, and mitigate risk. Once a committee has considered the reports from management, the chairperson will report on the matter to our full Board of Directors at the next meeting of the Board of Directors, or sooner if deemed necessary. This enables our Board of Directors and its committees to effectively carry out its risk oversight role.
Communications with our Board of Directors
Any stockholder may send correspondence to our Board of Directors c/o Corporate Secretary, Star Equity Holdings, Inc., 53 Forest Ave., Suite 101, Old Greenwich, Connecticut 06870. Our Corporate Secretary will review all correspondence addressed to our Board of Directors, or any individual director, and forward all such communications to our Board of Directors or the appropriate director prior to the next regularly scheduled meeting of our Board of Directors following the receipt of the communication, unless the Corporate Secretary decides the communication is more suitably directed to Company management and forwards the communication to Company management. Our Corporate Secretary will summarize all stockholder correspondence directed to our Board of Directors that is not forwarded to our Board of Directors and will make such correspondence available to our Board of Directors for its review at the request of any member of our Board of Directors.

Code of Business Conduct and Ethics
We have established the Ethics Code that applies to all our officers, directors, employees and contractors. The Ethics Code contains general guidelines for conducting our business consistent with the highest standards of business ethics and compliance with applicable law, and is intended to qualify as a “code of ethics” within the meaning of Section 406 of the Sarbanes-Oxley Act of 2002 and Item 406 of Regulation S-K. Day-to-day compliance with the Ethics Code is overseen by the Company compliance officer appointed by our Board of Directors. If we make any amendments to the Ethics Code or grant any waiver from a provision of the Ethics Code to any director or executive officer, we will promptly disclose the nature of the amendment or waiver on the “Investor Relations” section of the Company’s website (www.starequity.com) under the tab “Governance Documents.”
Corporate Governance Documents Available Online
Our corporate governance documents, including the Audit Committee charter, Compensation Committee charter, Corporate Governance Committee charter, and the Ethics Code, are available free of charge on the “Investor Relations” section of our website (www.starequity.com) under the tab “Governance Documents.” Information contained on our website is not incorporated by reference in, or considered part of, this Proxy Statement. Stockholders may also request paper copies of these documents free of charge upon written request to Investor Relations, Star Equity Holdings, Inc., 53 Forest Ave., Suite 101, Old Greenwich, Connecticut 06870.
Non-Employee Director Stock Ownership Policy
Each non-employee director serving on the Board of Directors must beneficially own (on a cost basis) an amount of the Company’s common stock or common stock equivalents equal in value to at least 60% of cash compensation received over the prior five years for service as a director of the Company. Until such non-employee director has achieved the level of stock ownership required by our Non-Employee Director Stock Ownership Policy, such non-employee director will be required to retain an amount of common stock equal to 50% of the net shares received as a result of the exercise, vesting or payment of any equity awards granted to the non-employee director by the Company. Non-employee directors are not required to purchase shares in the open market in order to achieve the guideline level of ownership required by this Non-Employee Director Stock Ownership Policy.
Because non-employee directors must retain a percentage of net shares acquired from any Company equity awards until he or she satisfies the Non-Employee Director Stock Ownership Policy, there is no minimum time period required to achieve the guideline level of ownership required by this Non-Employee Director Stock Ownership Policy. Any non-employee director who does not comply with this Non-Employee Director Stock Ownership Policy will not be eligible for re-nomination as a director.
Hedging Policy
Our Board of Directors has adopted an insider trading policy, which in addition to setting forth prohibitions on insider trading prohibits our employees, directors and certain consultants from engaging in short-term or speculative transactions with respect to our securities, including through the use of certain financial instruments or derivative transactions. Our insider trading policy prohibits trading in derivative securities related to our securities, which include publicly traded call and put options, engaging in short selling of our common stock, purchasing our common stock on margin and pledging our shares as collateral for a loan.
Director Term Limits
Our Board of Directors does not have a policy on term limits.

Committee Rotation Policy

Our Board of Directors adopted a board committee rotation policy pursuant to which the Corporate Governance Committee will consider our Board of Directors’ preference for rotating committee chairs and committee members at no longer than five year intervals, including the chairman of the Board of Directors.
Board Diversity Matrix (As of April 28, 2022)

Board Size:
Total Number of Directors	5
Gender
	Female	Male
Directors	0	5
Number of Directors who identify in Any of the Categories Below:
White	0	5

Executive Officers
The names of our executive officers, their ages, their positions with Star Equity, and other biographical information as of April 5, 2022, are set forth below. There are no family relationships among any of our directors or executive officers.

Name	Age	Position
Jeffrey E. Eberwein	51	Director, Executive Chairman of the Board of Directors
Richard K. Coleman, Jr.	65	Chief Executive Officer
David J. Noble	51	Chief Financial Officer
Matthew G. Molchan(1)	55	President and Chief Executive Officer of Digirad Health, Inc.
(1) Mr. Molchan resigned as the President and Chief Executive Officer of Digirad Health, Inc. effective May 2, 2022.
Jeffrey E. Eberwein. Mr. Eberwein’s full biographical information is provided below under the heading “Information about the Company’s Director Nominees.”
Richard K. Coleman, Jr. Mr. Coleman’s full biographical information is provided below under the heading “Information about the Company’s Director Nominees.”
David J. Noble was appointed as our Chief Financial Officer in July 2019. Prior to being appointed as our Chief Financial Officer, Mr. Noble served as our Chief Operating Officer from September 2018 to January 2022 and as our Interim Chief Financial Officer from January 2019 to July 2019. Prior to joining the Company, Mr. Noble served as Managing Member of Noble Point LLC, a business and financial advisory firm. From July 2005 through September 2017, Mr. Noble was a senior investment banker at HSBC, serving as Managing Director & Head of Equity Capital Markets for the Americas for more than a decade. Prior to joining HSBC, Mr. Noble held various senior roles within Equity Capital Markets at Lehman Brothers, both in the U.S. and overseas, from August 1997 to July 2005. In his 20-year Wall Street career, Mr. Noble was involved in hundreds of equity transactions across a wide range of sectors, including healthcare, industrials, financial services, media, technology, and energy, among others. Mr. Noble earned a B.A. degree in Political Science from Yale University in 1992 and an M.B.A. in Finance from MIT’s Sloan School of Management in 1997.
Matthew G. Molchan became President of Digirad Health, Inc., in October 2018 and a member of our Board of Directors from July 2013 until October 2021. Effective January 1, 2021, Mr. Molchan assumed the additional position of Chief Executive Officer of Digirad Health, Inc. following his resignation as President and Chief Executive Officer of the Company, a position he held since July 1, 2013. In addition, Mr. Molchan served as our Interim Chief Financial Officer from April 10, 2018 until January 15, 2019. In connection with the Company’s investment in Perma-Fix Medical, S.A. (“Perma-Fix Medical”), a publicly traded company listed on the NewConnect market of the Warsaw Stock Exchange and a majority-owned subsidiary of Perma-Fix Environmental Services, Inc. (Nasdaq: PESI), Mr. Molchan was appointed to the Supervisory Board of Perma-Fix Medical in December 2015. From February 2013 to July 2013, Mr. Molchan held the position of President of the Company. He was previously President, Digirad Imaging Solutions, Inc. from January 2012 to June 2013. Prior to that, he was Chief Operating Officer of Digirad Ultrascan Solutions from May 2007 to January 2012. He joined Digirad Ultrascan Solutions upon the acquisition of Ultrascan, Inc. (“Ultrascan”) by us in May 2007. Prior to joining us, Mr. Molchan was the Chief Financial Officer for Ultrascan since he joined in 2003. Prior to Ultrascan, Mr. Molchan held various executive level business development, finance and operations positions at Somera, Inc. and Equifax, Inc. Mr. Molchan earned a B.S. degree in Economics from the United States Air Force Academy and an M.B.A. in finance from the University of Southern California. Mr. Molchan resigned as the President and Chief Executive Officer of Digirad Health, Inc. effective May 2, 2022.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information as of April 5, 2022 regarding the beneficial ownership of our common stock by (i) each person we know to be the beneficial owner of 5% or more of our common stock, (ii) each of our current named executive officers, (iii) each of our directors and director nominees, and (iv) all of our current executive officers and directors as a group. Information with respect to beneficial ownership has been furnished by each director, executive officer or 5% or more stockholder, as the case may be. The address for all executive officers and directors is c/o Star Equity Holdings, Inc., 53 Forest Ave., Suite 101, Old Greenwich, Connecticut 06870.
Percentage of beneficial ownership is calculated based on 15,019,525 shares of common stock outstanding as of April 5, 2022. Beneficial ownership is determined in accordance with the rules of the SEC, which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities and includes shares of our common stock issuable pursuant to the exercise of stock options, warrants, or other securities that are immediately exercisable or convertible or exercisable or convertible within 60 days of April 5, 2022. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them.

Named Executive Officers and Directors:	Number of Shares Beneficially Owned	Percent of Shares Beneficially Owned
Jeffrey E. Eberwein (1)	3,041,625	18.89%
Matthew G. Molchan (2)	40,233	*
John W. Sayward (3)	49,611	*
Michael A. Cunnion (4)	64,309	*
Mitchell I. Quain (5)	90,371	*
David J. Noble (6)	131,705	*
John W. Gildea (7)	77,900	*
Richard K. Coleman, Jr. (8)	66,800	*
All Executive Officers and Directors as a group (8 persons) (9)	3,562,554	21.93%
____________________
* Indicates beneficial ownership of less than 1% of the outstanding common stock
(1)Includes (a) 1,958,227 shares of common stock held by Mr. Eberwein, (b) 1,075,000 shares of common stock underlying warrants exercisable, and (c) 8,398 RSUs vesting within 60 days of April 5, 2022.
(2)Includes (a) 35,102 shares of common stock held by Mr. Molchan, (b) 4,131 shares of common stock subject to options exercisable within 60 days of April 5, 2022, and (c) 1,000 shares of common stock underlying warrants exercisable within 60 days of April 5, 2022. Mr. Molchan resigned as the President and Chief Executive Officer of Digirad Health, Inc. effective May 2, 2022.
(3)Includes (a) 42,661 shares of common stock held by Mr. Sayward and (b) 6,950 RSUs vesting within 60 days of April 5, 2022.
(4)Includes (a) 46,559 shares of common stock held by Mr. Cunnion, (b) 10,800 shares of common stock underlying warrants exercisable, and (c) 6,950 RSUs vesting within 60 days of April 5, 2022.
(5)Includes (a) 81,490 shares of common stock held by Mr. Quain and (b) 8,881 RSUs vesting within 60 days of April 5, 2022.
(6)Includes (a) 91,705 shares of common stock held by Mr. Noble and (b) 40,000 shares underlying warrants exercisable within 60 days of April 5, 2022.
(7)Includes (a) 44,500 shares of common stock held by Mr. Gildea and (b) 33,400 shares of common stock underlying warrants exercisable within 60 days of April 5, 2022.
(8)Includes (a) 33,400 shares of common stock held by Mr. Coleman and (b) 33,400 shares underlying warrants exercisable within 60 days of April 5, 2022.
(9)Includes (a) 4,131 shares of common stock subject to options exercisable within 60 days of April 5, 2022, (b) 1,193,600 shares underlying warrants exercisable within 60 days of April 5, 2022, and (c) 2,333,644 shares of common stock held by our 8 executive officers and directors.

PROPOSAL 1: ELECTION OF DIRECTORS
Our Board of Directors currently consists of five members. Upon the recommendation of the Corporate Governance Committee, our Board of Directors has nominated each of the following six persons to be elected to serve until the 2023 annual meeting of stockholders and until his successor is duly elected and qualified. Each of the nominees (i) either currently serves on our Board of Directors or as an executive officer; (ii) has consented to being named in this Proxy Statement; and (iii) has agreed to serve as a director if elected. As of the date of this Proxy Statement, our Board of Directors is not aware of any nominee who is unable or will decline to serve as a director.
THE BOARD OF DIRECTORS RECOMMENDS USING THE ENCLOSED PROXY CARD TO VOTE FOR THE SIX NOMINEES LISTED BELOW
Nominees for Election to the Board of Directors

Name	Age	Position
Jeffrey E. Eberwein	51	Director, Executive Chairman of the Board
Michael A. Cunnion	51	Director
John W. Sayward	70	Director
Mitchell I. Quain	70	Director
John W. Gildea	78	Director
Richard K. Coleman, Jr.	65	Chief Executive Officer
The six nominees standing for election who receive the greatest number of votes cast at the Annual Meeting will be elected as directors.
Information about the Company’s Director Nominees
Set forth below are descriptions of the backgrounds of each nominee and their principal occupations for at least the past five years and their public-company directorships as of the Record Date. There are no family relationships among any of our directors or executive officers. All ages are as of April 5, 2022.
In addition to the information presented below regarding each nominee’s specific experience, qualifications, attributes and skills that led our Board of Directors to the conclusion that he should serve as a director, we also believe that all of our director nominees have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to Star Equity and our Board of Directors.

Jeffrey E. Eberwein	Age 51	Director since 2012
Chief Executive Officer of Hudson Global Inc. (“Hudson”) and Executive Chairman of Star Equity Holdings, Inc.
Mr. Eberwein assumed the position of Executive Chairman of the Board of Directors of the Company on January 1, 2021, after serving as Chairman of the Board of Directors since February 6, 2013. Mr. Eberwein has served as a director of Hudson since May 2014 and as its Chief Executive Officer since April 1, 2018. He has 25 years of Wall Street experience, and has valuable public company and financial expertise gained through his employment history and directorships. Prior to founding Lone Star Value Management, LLC (“LSVM”), a Connecticut based exempt reporting advisor, an investment firm he founded in 2013, Mr. Eberwein was a private investor and served as a portfolio manager at Soros Fund Management from 2009 to 2011 and Viking Global Investors from 2005 to 2008. LSVM was a wholly owned subsidiary of ATRM Holdings, Inc. (“ATRM”) when ATRM, a modular building company, was acquired by the Company on September 10, 2019 (the “ATRM Acquisition” or the “ATRM Merger”). Previously, Mr. Eberwein served as chairman of the board of Ameri Holdings, Inc. from May 2015 to August 2018. Mr. Eberwein also previously served as a director of Novation Companies, Inc. from April 2015 to March 2018; Crossroads Systems, Inc. from June 2013 to May 2016; NTS, Inc. from December 2012 to June 2014; On Track Innovations Ltd. from 2012 to 2014; and Goldfield Corporation from 2012 to 2013. Mr. Eberwein earned an M.B.A. from The Wharton School, University of Pennsylvania and a B.B.A. with High Honors from The University of Texas at Austin.

We believe Mr. Eberwein’s expertise in finance and experience in the investment community, along with his extensive experience, qualifications, attributes and skills make him well qualified to serve as a director of our Company.

On February 14, 2017, the SEC issued an order (Securities Exchange Act Release No. 80038) (the “Order”) relating to allegations that certain groups of investors failed to properly disclose ownership information during a series of five campaigns to influence or exert control over microcap companies. The Order alleged violations of Section 13(d)(1) of the Exchange Act and Rule 13d-1 thereunder, Section 13(d)(2) of the Exchange Act and Rule 13d-2(a) thereunder and Section 16(a) of the Exchange Act and Rules 16a-2 and 16a-3 thereunder by Mr. Eberwein and a hedge fund adviser headed by him, LSVM, a mutual fund adviser and another investor. Without admitting or denying the findings, they consented to the Order and agreed to cease and desist from committing any violations of the above-referenced Exchange Act provisions and civil penalties of $90 thousand for Mr. Eberwein, $120 thousand for LSVM, $180 thousand for the mutual fund advisor and $30 thousand for the other investor. On February 24, 2020, the SEC issued an order (Securities Exchange Act Release No. 5448) (the “Advisers Act Order”) relating to allegations, among other things, that LSVM failed to properly disclose certain specific transactions in advance and obtain client consent for these transactions prior to their completion and that LSVM failed to implement certain written policies and procedures. The Advisers Act Order alleged violations of Section 206(3) and 206(4) of the Investment Advisers Act of 1940 (“Advisers Act”) and Rule 206(4)-7 thereunder by Mr. Eberwein and LSVM. Without admitting or denying the findings, they consented to the Advisers Act Order and agreed to cease and desist from committing or causing any violations of the above-referenced Advisers Act provisions, for LSVM to be censured and to pay civil penalties of $25 thousand for Mr. Eberwein and $100 thousand for LSVM.

Michael A. Cunnion	Age 51	Director since 2014
President and Chief Executive Officer, Remedy Health Media
Committees: Audit, Compensation (Chairman), and Corporate Governance
Mr. Cunnion has an extensive history of leadership roles at healthcare media and communication companies. Since September 2008, Mr. Cunnion has been Chief Executive Officer of Remedy Health Media, a privately held health media company. In addition, prior to that, from January 2004 to December 2007, Mr. Cunnion was the President of privately held HealthTalk, a leading provider of tools and information for chronically ill patients and caregivers. Mr. Cunnion successfully built this company and subsequently sold it to Revolution Health in December 2007. Subsequent to this sale, Mr. Cunnion took on the role of Executive Vice President of Revolution Health, where he oversaw revenue and sales strategy until Revolution Health merged with Everyday Health. Prior to HealthTalk, from December 1998 to December 2003, Mr. Cunnion held the role of Senior Director, Consumer Marketing at WebMD, where he led consumer sales strategy, product development and advertising operations. Mr. Cunnion currently serves on the board of directors of Health-e-Commerce, a healthcare e-commerce platform that simplifies healthcare purchasing for consumers, employers and benefit administrators. This is a post that he has held since 2011. Mr. Cunnion earned a B.A. degree in English from Florida State University.

We believe that Mr. Cunnion’s extensive experience with health care media companies, coupled with his experience with building up companies and creating ownership value are of significant strategic importance to us and make him well qualified to serve on our Board of Directors. His history of creating and leveraging collaborative relationships with the companies he has been part of to maximize value in both the continued organic growth and sale of such companies can be of great benefit to our stockholders.

John W. Sayward	Age 70	Director since 2008
Retired Partner, Nippon Heart Hospital LLC
Committees: Audit (Chairman) and Compensation
Mr. Sayward is a career health care and pharmaceutical executive. Most recently, he served as Chief Executive Officer for Hera Therapeutics Inc., a position he held through June 2015. Prior to this, Mr. Sayward served as the Chief Operating Officer and Chief Financial Officer of Hera Therapeutics Inc. since September 2014. Previously, he was Partner at Nippon Heart Hospital, LLC from September 2005 to January 2007, which was formed to build and manage cardiovascular care hospitals in Japan. From 2002 to 2005, Mr. Sayward was the Executive Vice President and Chief Financial Officer of LMA North America Inc., a medical device business focused on patient airway management. From 1996 to 2001, Mr. Sayward served as the Executive Vice President of Finance, Chief Financial Officer and Treasurer of SICOR Inc., and was elected to its board of directors in 1998. Previous to the above, he served in various management positions with Baxter Healthcare. He received a B.A. in History from Northwestern University in 1973 and a Master of Management from the Kellogg School of Management at Northwestern University in 1975.

We believe that Mr. Sayward’s past experiences in the health care industry, both in medical devices and pharmaceuticals, make him well qualified to serve on our Board of Directors. Further, Mr. Sayward’s depth and breadth of positions and experiences also makes him well qualified to serve as a financial expert and Audit Committee chairman.

Mitchell I. Quain	Age 70	Director since 2019
Industrialist
Committees: Compensation and Corporate Governance (Chairman)
Mr. Quain joined the Board of Directors of the Company in January 2019 and became lead independent director on January 1, 2021. He has been a member of the Executive Council at American Securities since 2020, and was a Partner at One Equity Partners, a private equity investment firm, from 2010 to 2011. A Chartered Financial Analyst and “Financial Expert”, he serves on the Board of Directors of AstroNova, Inc., Kensington Acquisitions II and V, and Williams Industrial Holdings. Previously, he served on the boards of publicly traded DeCrane Aircraft Holdings, Inc., Handy & Harman Ltd., Hardinge, Inc., HEICO Corporation, Jason Industries, Kensington Acquisitions, MagneTek, Inc., Mechanical Dynamics, Inc., RBC Bearings, Inc., Strategic Distribution, Tecumseh Products Company, Titan International, Xerium, Inc., was Executive Chairman of the Board of Register.com and a Senior Advisor at Carlyle Group.
He is Chairman Emeritus of the Board of Overseers of The University of Pennsylvania’s School of Engineering and Applied Sciences and has served for 10 years on Penn’s Board of Trustees. He has served for 9 years on the Board and Executive Committee of Penn Medicine, a $4 billion enterprise. He is also a member of the Board of Trustees of Curry College, in Milton, Massachusetts. Other affiliations include The Penn Club of New York, where he has served on its Board of Governors, The Highfields Golf Club and The Mar-a-Lago Club. He is on the Board of Directors of the Palm Beach Zoological Society. Meanwhile, last year he became the Managing Partner of Uncle Louie G Florida, a franchiser of Italian Ices Shops in Florida.
He was born and raised in the New York City area; received his B.S. in electrical engineering from the University of Pennsylvania in 1973 and his MBA with distinction from Harvard Business School in 1975.
He joined the research department of Wertheim & Company in June 1975, and chose machinery as his specialty, having worked for a summer at United Engineers & Contractors, in Philadelphia. He appeared on Institutional Investor magazine’s All American research team for fifteen years, “retiring” from research in 1995 while holding the “number one” ranking. Meanwhile, he became a partner in Wertheim in 1984, and in 1995 joined its operating committee, having assumed responsibility for the equity capital markets department. He left the firm in early 1997, joined Furman Selz as an Executive Vice President and a member of its Board of Directors. There he built Wall Street’s second industrial manufacturing group (“the Golden Gear,”) having begun its first at Wertheim (“In Rust We Trust”). He left the “sellside” in 2001, retiring as Vice Chairman of ABN AMRO.
Mr. Quain brings to the Board of Directors experience in public company governance and investment experience in small-cap and industrial companies, which gives him a valuable perspective in his role as a director. His qualifications to serve as a director also include his private equity investment experience.

John W. Gildea	Age 78	Director since 2021
Retired Principal, Gildea Management Company
Committees: Audit and Corporate Governance
Mr. Gildea brings over three decades of experience investing in special situation debt and equity of small to middle market companies. Previously, he was the founding partner of Gildea Management Company from 1984-2003, the general partner of The Network Funds. The fund focused on investing and sponsoring special situation investments in public and private companies, primarily in the United States. His previous experience includes a joint venture of Gildea Management with J.O. Hambro Capital Management Co. to manage accounts targeting high yield debt and small capitalization equities. He was also founder of Latona Europe, a joint venture based in Prague seeking restructuring opportunities in Central Europe. Before forming Gildea Management, Mr. Gildea managed the Corporate Services Group at Donaldson, Lufkin and Jenrette, an investment banking firm.
Throughout his extensive career, Mr. Gildea has served on a range of public and private corporate boards. Previously, he served on the board and board committees of the following companies: America Service Group, Inc.; Amdura Corp.; American Healthcare Management, Inc.; America Opportunities Fund; Country Pure Juice; Gentek, Inc.; General Chemical Group, Inc.; Hain Food Group, Inc.; International Textile Group, Inc.; Konover Property Trust, Inc.; Misonix, Inc.; Shearers Foods; Sothic Capital, Sterling Chemicals, Inc.; Trident North Atlantic Fund; and UNC, Inc. Mr. Gildea received a Bachelor of Arts degree from the University of Pittsburgh.

Mr. Gildea brings to the Board of Directors experience in public company governance and investment experience in small-cap and industrial companies, which gives him a valuable perspective in his role as a director. His qualifications to serve as a director also include his private equity investment experience.

Richard K. Coleman, Jr.	Age 65	Director Nominee
Chief Executive Officer of Star Equity
Mr. Coleman was appointed as our Chief Executive Officer in March 2022. Prior to being appointed as our Chief Executive Officer, Mr. Coleman served as our Chief Operating Officer from January 2022 to March 2022. Mr. Coleman was formerly the President, Chief Executive Officer and director of Command Center, Inc., a provider of on-demand flexible employment solutions, positions he held from April 2018 to July 2019. He was also a director of Hudson Global Inc., a global talent solutions company, from May 2014 to January 2022, and served as Chairman from May 2019 to January 2022. He was the Principal Executive Officer of Crossroads Systems, Inc., a global provider of data archive solutions, from August 2017 to March 2018. Mr. Coleman began his career as an Air Force Telecommunications Officer managing Department of Defense R&D projects. He has also served as an adjunct professor for Regis University’s graduate management program and is a guest lecturer for Denver University’s Pioneer Leadership Program, focusing on leadership and ethics. Coleman holds a master’s degree in Business Administration from Golden Gate University and is a graduate of the United States Air Force Communications System Officer School. He holds a Bachelor of Science Degree from the United States Air Force Academy and also has completed leadership, technology, and marketing programs at Kansas University, UCLA, and Harvard Business School.
We believe Mr. Coleman’s extensive business development and operating expertise, his public company board experience, and his broad leadership experience make him well qualified to serve as a director of our Company.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION AS DIRECTOR OF EACH NOMINEE LISTED ON THE PROXY CARD (PROPOSAL 1).

AUDIT COMMITTEE REPORT
The following is the report of the Audit Committee with respect to Star Equity’s audited financial statements for the year ended December 31, 2021.
The purpose of the Audit Committee is to assist the Board of Directors in its general oversight of Star Equity’s financial reporting, internal controls and audit functions. The Audit Committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of the Company’s financial statements. In fulfilling its oversight responsibility of appointing and reviewing the services performed by the Company’s independent registered public accounting firm, the Audit Committee carefully reviews the policies and procedures for the engagement of the independent registered public accounting firm, including the scope of the audit, audit fees, auditor independence matters and the extent to which the independent registered public accounting firm may be retained to perform non-audit related services.
The Company maintains an auditor independence policy that bans its auditors from performing non-financial consulting services, such as information technology consulting and internal audit services. This policy mandates that the Audit Committee approve the audit and non-audit services and related budget in advance, and that the Audit Committee be provided with quarterly reporting on actual spending. This policy also mandates that the Company may not enter into auditor engagements for non-audit services without the Audit Committee’s express approval. The Audit Committee charter describes in greater detail the full responsibilities of the Audit Committee and is available on our website at www.starequity.com. The Audit Committee is comprised solely of independent directors as defined by Rule 5605(a)(2) of the Nasdaq listing standards.
The Audit Committee met on four occasions in 2021. The Audit Committee met privately in executive session with BDO USA, LLP (“BDO”) as part of each regular meeting and held private meetings with the Chief Financial Officer and other officers of Star Equity throughout the year.
In accordance with the Audit Committee charter and the requirements of law, the Audit Committee pre-approves all services to be provided by Star Equity’s independent auditors, BDO. Pre-approval is required for audit services, audit-related services, tax services and other services.
The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2021 with the Company’s management and BDO, the Company’s independent registered public accounting firm. The Audit Committee has also discussed with BDO the matters required to be discussed by Auditing Standard No. 1301, “Communications with Audit Committees” issued by the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee also has received and reviewed the written disclosures and the letter from BDO required by applicable requirements of the PCAOB regarding BDO’s communications with the Audit Committee concerning independence, and has discussed with BDO its independence from the Company.
Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the financial statements referred to above be included in the Annual Report for filing with the SEC.

AUDIT COMMITTEE

John W. Sayward, Chairman
John W. Gildea
Michael A. Cunnion

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
The Audit Committee of our Board of Directors is responsible for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm. The Audit Committee is considering BDO USA, LLP (“BDO”) to serve as the Company’s independent registered public accounting firm. BDO has audited our financial statements since the fiscal year ended December 31, 2015. While it is not required to do so, the Audit Committee is submitting to stockholders for ratification the selection of BDO as the Company’s independent registered public accounting firm for the year ending December 31, 2022. Notwithstanding ratification of the selection of BDO to serve as the Company’s independent registered public accounting firm, the Audit Committee will be under no obligation to select BDO as the Company’s independent registered public accounting firm.
Representatives of BDO will attend the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
During the Company’s three most recent fiscal years, neither the Company nor anyone on its behalf consulted with BDO regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and no written report or oral advice was provided to the Company that BDO concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a “disagreement” or “reportable event” (within the meaning of Item 304(a)(1)(iv) of Regulation S-K and Item 304(a)(1)(v) of Regulation S-K, respectively).

Principal Accounting Fees
In connection with the audit of the 2021 financial statements, we entered into an engagement agreement with BDO that sets forth the terms by which BDO has performed audit and related professional services for us.
The following tables set forth the aggregate accounting fees paid by us to BDO for the past two fiscal years ended December 31, 2021 and 2020.

	For the years ended December 31
Type of Fee	2021	2020
	(in thousands)
Audit Fees	$1,288	$801
Audit-Related Fees	—	—
Tax Fees	194	311
All Other Fees	—	—
Totals	$1,482	$1,112
No other accounting firm was retained to perform the identified accounting work for us. All non-audit related services in the tables above were pre-approved and/or ratified by the Audit Committee.

Types of Fees Explanation
Audit Fees. Audit fees were incurred for accounting services rendered for the audit of our annual consolidated financial statements and reviews of quarterly consolidated financial statements, as well as fees associated with consents for registration statement filings.
Audit-Related Fees. These fees relate to professional services not included in the Audit Fees category and include professional services related to entering into other advisory services. There were no Audit-Related Fees billed for fiscal years ended December 31, 2021 and 2020.
Tax Fees. These fees were billed to us for professional services relating to tax compliance, tax advice and tax planning.
All Other Fees. There were no other fees billed by BDO for the years 2021 and 2020 for products and services.
Audit Committee Pre-Approval of Services by Independent Registered Public Accounting Firm
The Audit Committee is granted the authority and responsibility under its charter to pre-approve all audit and non-audit services provided to the Company by its independent registered public accounting firm, including specific approval of internal control and tax-related services. In exercising this responsibility, the Audit Committee considers whether the provision of each professional accounting service is compatible with maintaining the audit firm’s independence.
Pre-approvals are detailed as to the category or professional service and when appropriate are subject to budgetary limits. Company management and the independent registered public accounting firm periodically report to the Audit Committee regarding the scope and fees for professional services provided under the pre-approval.
With respect to the professional services rendered, the Audit Committee had determined that the rendering of all non-audit services by our independent registered public accounting firm were compatible with maintaining the auditor’s independence and had pre-approved all such services.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP AS OUR INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022(PROPOSAL 2).

EXECUTIVE COMPENSATION
Summary Compensation Table
The following table provides information regarding the compensation earned during the fiscal years ended December 31, 2021 and 2020 by (i) our principal executive officer, (ii) our two other most highly compensated executive officers (other than our principal executive officer) who were serving as executive officers as of December 31, 2021, and (iii) up to two additional individuals for whom disclosure would have been provided pursuant to the preceding clause (ii) but for the fact that the individual was not serving as an executive officer of the Company at the end of the calendar year ended December 31, 2021 (the “named executive officers”).

Name and Principal Position	Year	Salary ($) (1)	Bonus ($) (2)	Stock Awards ($) (3)	Nonequity Incentive Plan Compensation ($)	All Other Compensation ($) (4)	Total ($)
Jeffrey E. Eberwein*	2021	—	—	174,254	—	—	174,254
Executive Chairman	2020	—	—	60,718	—	27,333	88,051
David J, Noble	2021	301,154	150,000	104,998	—	3,500	559,652
Chief Financial Officer**	2020	293,077	150,000	—	—	3,500	446,577
Matthew G. Molchan*	2021	416,797	225,000	60,000	—	3,500	705,297
President and CEO of Digirad Health***	2020	405,619	—	—	—	3,500	409,119

*Mr. Molchan resigned from his positions as President and Chief Executive Officer of the Company effective January 1, 2021, and assumed the additional position of Chief Executive Officer of Digirad Health Inc. effective that same day. Effective January 1, 2021, Mr. Eberwein assumed the position of Executive Chairman and became the Company’s principal executive officer.
** Mr. Noble also served as the Chief Operating Officer of the Company during 2020 and 2021.
*** Mr. Molchan resigned as the President and Chief Executive Officer of Digirad Health, Inc. effective May 2, 2022.
(1)The base salary for each executive is initially established through negotiation at the time the executive is hired, and year to year adjustments taking into account attributes and factors described below in the Narrative Disclosure to Summary Compensation Table. Based on the factors discussed above, 2021 base salaries were as follows: Mr. Noble’s 2021 base salary was set at $300,000, which represented no change from his 2018 base salary; the total for 2021 was $301,154; Mr. Molchan’s 2021 base salary was initially set at $415,200 from his last adjustment in February 2017, the total for 2021 was $416,797. Due to the COVID-19 pandemic, there was a temporary reduction in salary in 2020. Mr. Eberwein does not receive base compensation. The differences between base and actual salary are due to pay period timing differences at year end.
(2)The 2021 Executive Incentive Plan for fiscal year ended December 31, 2021 (the “2021 Annual Plan”), which provides for discretionary bonuses, is described below in the Narrative Disclosure to Summary Compensation Table.
(3)Represents full fair value at grant date of restricted stock units (“RSUs”), representing the right to receive, at settlement, common stock of the Company, granted to our named executive officers, computed in accordance with FASB ASC Topic 718, Stock Compensation. The full grant date fair value of an equity award is the maximum value that may be received over the vesting period if all vesting conditions are satisfied, as discussed further below. Thus, there is no assurance that the value, if any, eventually received by our executive officers will correspond to the amount shown. For information regarding assumptions made in connection with this valuation, please see Note 11. Share-Based Compensation to our consolidated financial statements found in our 2021 Annual Report .
(4)Amounts shown for 2021 and 2020 include up to $2,500 matching contributions to the executives’ 401(k) retirement plans and up to $1,000 seed contribution to the executive’s Health Saving Account plans. Mr. Eberwein’s amount specifically represents board compensation paid in cash in 2020.

Narrative Disclosure to Summary Compensation Table
Base Salary. The base salary for each executive is initially established through negotiation at the time the executive is hired, taking into account his or her scope of responsibilities, qualifications, experience, prior salary, and competitive salary information within the industry. Year-to-year adjustments to each executive officer’s base salary are determined by an assessment of his or her sustained performance against individual goals, including leadership skills and the achievement of high ethical standards, the individual’s impact on the Company’s business and financial results, current salary in relation to the salary range designated for the job, experience, demonstrated potential for advancement, and an assessment against base salaries paid to executives for comparable jobs in the marketplace.
When determining the base salary component of executive compensation for 2021, the Compensation Committee considered the achievements of the executives in 2020 based on actual financial performance of the business and achievement of the goals set by the Board of Directors for the individual executive, the fiscal 2021 budget and financial performance expectations, and the totality of all compensation components. After due consideration, the Compensation Committee set compensation as reflected in the Summary Compensation Table above.
Annual Incentive Bonus. Payments under the Company’s executive bonus plan are based on achieving clearly defined, short-term goals, with the 2021 Annual Plan (described below) being the exception because it only provided for discretionary bonuses. We believe that such bonuses provide incentive to achieve goals that the Company aligns with its stockholders’ interests by measuring the achievement of these goals, whenever possible, in terms of revenue, income or other financial objectives. In setting bonus levels, the Company reviews its annual business plan and financial performance objectives. After estimating the likely financial results of the business plan as submitted by management and approved by the Board of Directors, the Company sets financial threshold goals based on those estimated results primarily in terms of EBITDA. The Company sets the minimum performance thresholds that must be reached before any bonus is paid at levels that will take significant effort and skill to achieve. An executive officer’s failure to meet some or all of these personal goals can affect his or her bonus amount. The Company believes that offering significant potential income in the form of bonuses allows the Company to attract and retain executives and to align their interests with those of the Company’s stockholders.
Fiscal Year 2021
Due to the unprecedented and unpredictable nature of the COVID-19 pandemic, the Company’s executive team was pushed to new limits and was compelled to be creative, flexible, thoughtful, proactive and diligent in implementing decisions regarding the best way to meet the needs and expectations of our customers, our employees and our vendors, and our traditional bonus measures did not encompass or reward the effort being put forth during the pandemic. As a result, the 2020 Annual Plan, paid in 2021, and the 2021 Annual Plan were made 100% discretionary and based on subjective objectives to be determined by the Board of Directors. Mr. Molchan’s bonus payment was in part due to the consummation of the divestiture of DMS Health Technologies, Inc. The actual cash bonuses payable in 2022 for 2021 performance (if any) for the achievement of such objectives will be determined by the Compensation Committee in 2022.
The cash bonus amounts paid to named executive officers under the 2021 Annual Plan were as follows.

Name and Principal Position	Cash Bonus Amount
David J. Noble, Chief Financial Officer*	$78,000
Matthew G. Molchan, President and CEO, Digirad Health	$112,104
* Mr. Noble also served as the Company’s Chief Operating Officer during 2020.
Equity Grants
The Company did not grant any stock awards to its named executive officers in 2020.
In connection with the adoption of the 2021 Annual Plan for the year ended December 31, 2021, the Compensation Committee determined that, as part of a long-term retention mechanism and to incentivize the executive officers to increase the Company’s stockholder value, the following RSUs were awarded effective on March 3, 2021, May 15, 2021, August, 15, 2021, August 23, 2021 and November 15, 2021 (the “2021 Grant Dates”), to Messrs. Noble, Eberwein and Molchan.
The RSUs granted to Messrs. Molchan and Noble vest over three years in three equal installments, with each such installment vesting on each anniversary of the 2021 Grant Dates. Each RSU grant to Messrs. Molchan and Noble were made pursuant to and subject to the terms of the 2021 Annual Plan, the Company’s 2018 Incentive Plan, and the respective award agreement that sets forth the terms of the grant.

The RSU grant to Mr. Eberwein was made according to the terms set by the Compensation Committee and under the Company’s 2021 Incentive Plan. Mr. Eberwein’s RSU grant vests in 2022. Mr. Eberwein received 60,236 RSUs under the 2021 Annual Plan.

Name and Principal Position	Cash Value of the Restricted Stock Units Granted
Jeffrey E. Eberwein, Executive Chairman	$174,254
David J. Noble, Chief Financial Officer*	$104,998
Matthew G. Molchan, President and CEO of Digirad Health	$60,000
* Mr. Noble also served as the Company’s Chief Operating Officer during 2020.
Other Compensation
The Company currently maintains benefits for executive officers that include medical, dental, vision and life insurance coverage and the ability to contribute to a 401(k)retirement plan; however, the Compensation Committee in its discretion may revise, amend or add to the executive officer’s executive benefits if it deems it advisable. The benefits currently available to the executive officers are also available to other employees.
Outstanding Equity Awards at Fiscal Year-End
The following table presents the outstanding equity awards held by each of the named executive officers as of the fiscal year ended December 31, 2021, including the value of the stock awards.

Name			Option Awards				Stock Awards
	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Jeffrey E. Eberwein	11/15/2021	(3)	—	—	—	—	8,631	22,009
	8/15/2021	(3)	—	—	—	—	8,270	21,089
	5/15/2021	(3)	—	—	—	—	8,398	21,415
	3/31/2021	(3)	—	—	—	—	2,885	7,357
	3/31/2021	(3)	—	—	—	—	32,052	81,733

David J. Noble	8/23/2021	(1)	—	—	—	—	25,000	63,750
	3/3/2021	(1)	—	—	—	—	9,933	25,329

Matthew G. Molchan	8/23/2021	(1)	—	—	—	—	20,000	51,000
	2/1/2016	(2)	4,131	—	51.20	2/1/2026	—	—
____________________

(1)33-1/3% of the units vest annually on the anniversary of the grant date over a three-year period. On May 2, 2022 the 20,000 shares granted to Mr. Molchan will be forfeited due to his departure from the Company.
(2)Vested as to 25% of the units on each of February 1, 2017, February 1, 2018, February 1, 2019, and February 1, 2020, with vesting of 50% of each such RSU tranche to be further subject to the satisfaction of certain performance criteria to be determined and approved by the Compensation Committee with respect to each such period. These units are shown net of 50% of the performance-based units that were deemed not to be earned and were canceled as of December 31, 2018.
(3)100% of the units vest annually on the anniversary of the grant date.

Potential Payments Upon Termination or Change of Control
Richard K. Coleman, Jr.
On December 16, 2021, the Company hired Richard K. Coleman, Jr. to serve as the Company’s Chief Operating Officer, effective January 1, 2022. Effective April 1, 2022, the Company entered into an amended employment agreement with Mr. Coleman (the “Coleman Employment Agreement”), pursuant to which Mr. Coleman serves as Chief Executive Officer of the Company.
Pursuant to the Coleman Employment Agreement, Mr. Coleman can be terminated for “cause,” upon death, upon disability and without “cause.” Under the Coleman Employment Agreement, termination for “cause” generally means the termination of Mr. Coleman’s employment by reason of: (A) the willful failure of Mr. Coleman to perform his duties and obligations in any material respect (other than any failure resulting from his disability), (B) intentional acts of dishonesty or willful misconduct by Mr. Coleman with respect to the Company, (C) arrest or conviction of a felony or violation of any law involving dishonesty, disloyalty, moral turpitude, or fraud, or entry of a plea of guilty or nolo contendere to such charge, (D) Mr. Coleman’s commission at any time of any act of fraud, embezzlement or willful misappropriation of material Company property, (E) repeated refusal to perform the reasonable and legal instructions of the Board of Directors, (F) willful and material breach of his obligations under any material agreement entered into between Mr. Coleman and the Company or any of its affiliates, or willful and material breach of the Company’s polices or procedures which causes material damage to the Company, its business or reputation, provided that for subsections (A), (E), and (F), if the breach reasonably may be cured, Mr. Coleman has been given at least thirty (30) days after his receipt of written notice of such breach from the Company to cure such breach. Termination without “cause” means termination for any reason other than death, disability, for “cause,” or for no reason at all, upon sixty (60) days’ written notice.
The Coleman Employment Agreement provides for termination of Mr. Coleman’s employment upon his election by voluntary resignation or termination for good reason. Termination by voluntary resignation means Mr. Coleman can terminate his employment with the Company at any time and for any reason whatsoever or for no reason at all in his sole discretion upon giving sixty (60) days’ written notice. A termination for good reason means Mr. Coleman can terminate his employment with the Company pursuant to the occurrence of any of the following events: (i) any material diminution in his authority, duties and responsibilities, (ii) any material reduction of his base salary, aggregate incentive compensation opportunities or aggregate benefits, unless such changes are applied to all members of the Company’s leadership team and amount to less than a 10% reduction in total, or (iii) a material breach by the Company of the Coleman Employment Agreement. In addition, either the Company or Mr. Coleman can deliver to the other party a written notice of non-renewal at least sixty (60) days prior to the applicable renewal date of the Coleman Employment Agreement.
In the event Mr. Coleman voluntarily resigns, is terminated for “cause,” is terminated upon death, or is terminated upon disability, he would be entitled to receive: (i) his then current salary accrued up to and including the date of termination or resignation, (ii) unreimbursed expenses, and (iii) any vested payment or accrued benefits under any equity or Company benefit plan (the “Accrued Obligations”). All RSU awards under the Coleman Employment Agreement vest one-third on each of the first, second and third anniversaries of the grant date.
In the event Mr. Coleman terminates his employment for good reason, his employment is terminated without “cause,” or his employment is terminated by delivery of a non-renewal notice by the Company, he would be entitled to receive: (i) the Accrued Obligations (described above), (ii) a target bonus based on the target bonus metrics used to determine actual performance at the end of the fiscal year, but prorated to reflect the number of full months worked during the fiscal year, (iii) immediate vesting of any RSUs awarded under the Coleman Employment Agreement for which the performance period has not been completed as of the date of termination based on the level of achievement of the performance goals at the end of the performance period, but pro-rated based on the number of full months worked during the performance period, and (iv) immediate vesting of any RSUs awarded under the Coleman Employment Agreement which are outstanding as of the date of termination. Notwithstanding the foregoing, if within twelve (12) months following a change of control (as defined in the Coleman Employment Agreement), the Company terminates Mr. Coleman’s employment without “cause,” he resigns from his employment with good reason, or his employment terminates due to Company’s delivery of a non-renewal notice, then the bonus payment under (ii) above shall equal the equivalent of his target bonus without proration and, in addition to (iii) and (iv) above, he shall receive (v) twelve months of his then-current base salary.

David J. Noble
On October 31, 2018, the Company entered into an employment agreement with David J. Noble, which was amended and restated on December 22, 2021 (the “Noble Employment Agreement”). On this same date, Mr. Noble agreed to relinquish the role of Chief Operating Officer, while retaining the position of Chief Financial Officer effective January 1, 2022.
Pursuant to the Noble Employment Agreement, Mr. Noble can be terminated for “cause,” upon death, upon disability and without “cause.” Under the Noble Employment Agreement, termination for “cause” generally means the termination of Mr. Noble’s employment by reason of: (A) the willful failure of Mr. Noble to perform his duties and obligations in any material respect (other than any failure resulting from his disability), (B) intentional acts of dishonesty or willful misconduct by Mr. Noble with respect to the Company, (C) arrest or conviction of a felony or violation of any law involving dishonesty, disloyalty, moral turpitude, or fraud, or entry of a plea of guilty or nolo contendere to such charge, (D) Mr. Noble’s commission at any time of any act of fraud, embezzlement or willful misappropriation of material Company property, (E) repeated refusal to perform the reasonable and legal instructions of the Board of Directors, (F) willful and material breach of his obligations under any material agreement entered into between Mr. Noble and the Company or any of its affiliates, or willful and material breach of the Company’s polices or procedures which causes material damage to the Company, its business or reputation, provided that for subsections (A), (E), and (F), if the breach reasonably may be cured, Mr. Noble has been given at least thirty (30) days after his receipt of written notice of such breach from the Company to cure such breach. Termination without “cause” means termination for any reason other than death, disability, for “cause,” or for no reason at all, upon sixty (60) days’ written notice.
The Noble Employment Agreement provides for termination of Mr. Noble’s employment upon his election by voluntary resignation or termination for good reason. Termination by voluntary resignation means Mr. Noble can terminate his employment with the Company at any time and for any reason whatsoever or for no reason at all in his sole discretion upon giving sixty (60) days’ written notice. A termination for good reason means Mr. Noble can terminate his employment with the Company pursuant to the occurrence of any of the following events: (i) any material diminution in his authority, duties and responsibilities, (ii) any material reduction of his base salary, aggregate incentive compensation opportunities or aggregate benefits, unless such changes are applied to all members of the Company’s leadership team and amount to less than a 10% reduction in total, or (iii) a material breach by the Company of the Noble Employment Agreement. In addition, either the Company or Mr. Noble can deliver to the other party a written notice of non-renewal at least sixty (60) days prior to the applicable renewal date of the Noble Employment Agreement.
In the event Mr. Noble voluntarily resigns, is terminated for “cause,” is terminated upon death, or is terminated upon disability, he would be entitled to receive: (i) his then current salary accrued up to and including the date of termination or resignation, (ii) unreimbursed expenses, and (iii) any vested payment or accrued benefits under any equity or Company benefit plan (the “Accrued Obligations”). In March 2021, Mr. Noble agreed by letter that all future RSU awards under the Noble Employment Agreement would vest one-third on each of the first, second and third anniversaries of the grant date.
In the event Mr. Noble terminates his employment for good reason, his employment is terminated without “cause,” or his employment is terminated by delivery of a non-renewal notice by the Company, he would be entitled to receive: (i) the Accrued Obligations (described above), (ii) a target bonus based on the target bonus metrics used to determine actual performance at the end of the fiscal year, but prorated to reflect the number of full months worked during the fiscal year, (iii) immediate vesting of any RSUs awarded under the Noble Employment Agreement for which the performance period has not been completed as of the date of termination based on the level of achievement of the performance goals at the end of the performance period, but pro-rated based on the number of full months worked during the performance period, and (iv) immediate vesting of any RSUs awarded under the Noble Employment Agreement which are outstanding as of the date of termination. Notwithstanding the foregoing, if within twelve (12) months following a change of control (as defined in the Noble Employment Agreement), the Company terminates Mr. Noble’s employment without “cause,” he resigns from his employment with good reason, or his employment terminates due to Company’s delivery of a non-renewal notice, then the bonus payment under (ii) above shall equal the equivalent of his target bonus without proration and, in addition to (iii) and (iv) above, he shall receive (v) twelve months of his then-current base salary.
If Mr. Noble’s employment was terminated in connection with a change of control as of December 31, 2021, he would have been entitled to receive: (i) a cash payment in the amount of $300,000, (ii) and immediate vesting of certain equity awards.

Matthew G. Molchan
On May 1, 2007, the Company entered into an employment agreement with Mr. Molchan, which agreement was amended on September 30, 2010 (as amended, the “Molchan Employment Agreement”).
Pursuant to the Molchan Employment Agreement, Mr. Molchan can be terminated for “cause” or without “cause.” Under the Molchan Employment Agreement, termination for “cause” generally means the termination of Mr. Molchan’s employment by reason of: (i) willful misconduct or gross negligence in the performance of duties in the employment agreement; (ii) willful failure or refusal to perform in the usual manner at the usual time those duties which he regularly and routinely performs in connection with the Company’s business or such other duties reasonably related to the capacity in which he is employed which may be assigned to him if such failure or refusal has not been substantially cured; (iii) performance of any material action when specifically and reasonably instructed not to do; (iv) engaging or in any manner participating in any activity which is directly competitive with or intentionally injurious to the Company; (v) commission of any fraud, or unauthorized use or appropriation for his personal use or benefit of any funds, properties or opportunities of the Company; (vii) willful or grossly negligent violation of the Code of Ethics of the Company. Termination without “cause” means the termination of Mr. Molchan’s employment without “cause” at any time without liability for any reason not specified as a termination for “cause” upon not less than thirty (30) days written notice to Mr. Molchan.
Accordingly, if Mr. Molchan is terminated for “cause” before the last day of any calendar month, he would be entitled to receive compensation for such calendar month at his then current salary prorated to the date of termination on the basis of a 30-day calendar month. He would not be entitled to receive any severance payment. If Mr. Molchan is terminated without “cause,” he would be entitled to receive (i) his then current salary and the prorated amount of any accrued but unpaid performance bonus up to and including the date of termination, and (ii) a severance payment equal to six months of his then current salary.
If Mr. Molchan’s employment was terminated without “cause” as of December 31, 2021, Mr. Molchan would have been entitled to receive $290,640.
Mr. Molchan resigned as the President and Chief Executive Officer of Digirad Health, Inc. effective May 2, 2022. As previously disclosed by the Company on a Current Report on Form 8-K, On April 19, 2022, the Company and Mr. Molchan entered into a Separation Agreement and Release (the “Separation Agreement”) in connection with Mr. Molchan’s resignation. Pursuant to the Separation Agreement, the Company has agreed to pay Mr. Molchan (i) an amount equal to twelve months of Mr. Molchan’s base salary at the time of his resignation and (ii) reimbursement for Mr. Molchan’s actual cost of COBRA payments for a period of twelve months, and Mr. Molchan has agreed to customary general releases and waivers in favor of the Company and customary post-employment covenants with respect to non-compete, non-solicitation and non-disparagement and confidential information of the Company.
Equity Awards
The equity agreements of our named executive officers provide that, in case of a change of control of the Company, all equity instruments then outstanding but neither assumed nor replaced by the successor entity shall vest immediately upon the change of control event. Further, if an executive’s employment is terminated without cause within twelve (12) months of the change of control, all equity instruments then outstanding, either assumed or replaced, shall become fully vested at the time of termination. As of December 31, 2021, the value of the equity instruments of our named executive officers that would accelerate upon (i) termination without cause within twelve (12) months of a change of control in which stock options and restricted stock units are assumed or replaced by the successor entity, or (ii) a change of control in which the outstanding stock options and restricted stock units are neither assumed or replaced by the successor entity, would be as follows based on the difference between the closing price on the last trading day of the year of $2.55 per share and the exercise price of the respective options, and with regard to restricted stock units, based solely on the closing price on the last trading day of the year of $2.55:

Name	Option Value as of December 31, 2021	Stock Award Value as of December 31, 2021
Jeffrey E. Eberwein	$—	$153,603
David J. Noble	—	89,079
Matthew G. Molchan (1)	—	51,000
(1)On May 2, 2022 the 20,000 shares granted to Mr. Molchan will be forfeited due to his departure from the Company.

Securities Authorized for Issuance Under Equity Compensation Plans

	Equity Compensation Plan Information
	As of December 31, 2021
	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a))
Plan Category	(a)		(b)(2)	(c)
Equity compensation plans approved by security holders	274,729	(1)	$4.54	109,799	(3)
Equity compensation plans not approved by security holders	—		—	—
Total	274,729		$4.54	109,799
____________________
(1) This amount includes the following:
•6,038 shares issuable upon the exercise of outstanding stock options under the Company’s 2004 Stock Incentive 7 Year Plan, the 2004 Stock Incentive Plan, and the 2014 Equity Incentive Award Plan (the “2014 Incentive Plan”), with a weighted-average exercise price of $51.20.
•268,691 RSUs granted under the 2014 Incentive Plan and 2018 Incentive Plan.
(2)The 2014 Incentive Plan and 2018 Incentive Plan RSUs and PSUs have been excluded from the computation of the weighted-average exercise price since these awards have no exercise price.
(3)This amount represents the number of shares available for issuance pursuant to stock options and other awards that could be granted in the future under the 2018 Incentive Plan, as amended July 31, 2020 in order to increase the number of shares authorized for issuance thereunder. The 2018 Incentive Plan allows for issuance of up to the sum of (i) 450,000 shares, plus (ii) the number of shares of common stock of the Company which remain available for grants of options or other awards under the 2014 Incentive Plan as of April 27, 2018, plus (iii) the number of shares that, after April 27, 2018, would again become available for issuance pursuant to the reserved share replenishment provisions of the 2014 Incentive Plan as a result of, stock options issued thereunder expiring or becoming unexercisable for any reason before being exercised in full, or, as a result of restricted stock being forfeited to the Company or repurchased by the Company pursuant to the terms of the agreements governing such shares (the shares described in clauses (ii) and (iii) of this sentence, the “Carryover Shares”). As of December 31, 2021, there were 59,620 Carryover Shares.

COMPENSATION OF DIRECTORS
Cash Retainer Compensation
Non-employee members of our Board of Directors are paid an annual cash retainer for their service, with additional compensation for being the chairperson of the Board of Directors, serving on a committee of the Board of Directors and chairing a committee of the Board of Directors. Payments are made quarterly.
The compensation paid to the members of the Board of Directors is indicated in the chart below:

2021 Director Cash Compensation
Director Annual Retainer (all) (1)	$63,000
Additional Annual Retainer to Chairperson	$100,000
Additional Annual Retainer to Audit Committee Chairperson	$25,000
Additional Annual Retainer to Compensation Committee Chairperson	$15,000
Additional Annual Retainer to Corporate Governance Committee Chairperson	$10,000
Additional Annual Retainer to Audit Committee Member	$5,000
Additional Annual Retainer to Compensation Committee Member	$5,000
Additional Annual Retainer to Corporate Governance Committee Member	$5,000
(1) In March 2021, the Compensation Committee elected that all directors receive all committee related compensation in the form of RSUs, unless the director makes a timely one-time election to receive cash for the applicable year.
In the year ended December 31, 2021, each of the Audit Committee, the Compensation Committee, and the Corporate Governance Committee chairpersons only received an amount equal to the chairperson fee set forth in the table above and not the chairperson fee plus the member fee.
Equity Compensation
Equity compensation awards, and the amount of such awards, to non-employee members of our Board of Directors are at the discretion of the Compensation Committee of our Board of Directors. Historically, such awards have been in the form of RSUs and the Compensation Committee generally set the amount of those awards at a fair market value equal to the annual cash retainer received by non-employee members of our Board of Directors (the “Retainer Awards”). We believe that equity compensation helps to further align the interests of our directors with those of our stockholders because the value of directors’ share ownership will rise and fall with that of our other stockholders. In March 2021, the Compensation Committee elected to end the separate annual equity awards described above and to instead increase the size of the Retainer Awards to quarterly awards of RSUs having a fair market value (as defined in the 2021 Annual Plan) of $18,000 each.
Non-Employee Director Compensation Table
The following table sets forth summary information concerning compensation paid or accrued for services rendered to us in all capacities to the non-employee members of our Board of Directors for the fiscal year ended December 31, 2021.

Name	Fees Paid in Cash ($)	Stock Awards ($) (2)	All Other Compensation ($)	Total ($)
Jeffrey E. Eberwein (1)	3,750	74,250	—	78,000
John W. Gildea (3)	—	31,386	—	31,386
Michael A. Cunnion	22,000	63,000	—	85,000
John W. Sayward	31,875	63,000	—	94,875
Mitchell I. Quain	3,250	75,976	—	79,226
____________________
(1)Such amounts are in addition to the amounts reflected above in the Summary Compensation Table.
(2)Represents full fair value at grant date of restricted stock units granted to our directors, computed in accordance with FASB ASC Topic 718.
(3)Mr. Gildea was elected to the Board of Directors on August 4, 2021.

PROPOSAL 3:

ADVISORY (NON-BINDING) STOCKHOLDER APPROVAL OF NAMED EXECUTIVE OFFICER COMPENSATION

Pursuant to Section 14A of the Exchange Act, we are asking our stockholders to provide advisory (non-binding) approval of the compensation of our named executive officers, as we have described it in the “Executive Compensation” section of this Proxy Statement. Although this vote, commonly referred to as “say-on-pay,” is advisory, and not binding on our Company, it will provide information to our management and the Compensation Committee regarding investor opinion about our executive compensation practices and policies, which the Compensation Committee will be able to consider when determining executive compensation for the remainder of 2022 and beyond.
We are asking our stockholders to indicate their support for the compensation of our named executive officers as described in this Proxy Statement by voting in favor of the following resolution:
“RESOLVED, that the holders of shares of common stock approve, on an advisory basis, the compensation of the Company’s executives named in the Summary Compensation Table, as disclosed in this Proxy Statement, pursuant to the compensation disclosure rules of the SEC. However, as this is an advisory vote, the result will not be binding on our Board of Directors or the Company.”
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ADVISORY (NON-BINDING) APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS(PROPOSAL 3).

PROPOSAL 4:
APPROVAL OF AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK TO 50,000,000 SHARES
Our Board of Directors has unanimously approved and recommends that our stockholders approve an amendment to our Restated Certificate of Incorporation (the “Certificate of Amendment”) to increase the number of authorized shares of our common stock from 30,000,000 to 50,000,000. On April 27, 2022, our Board of Directors determined that it is advisable and in our best interests and those of our stockholders to increase our authorized shares, and has voted to recommend that our stockholders adopt an amendment to our Restated Certificate of Incorporation effecting the proposed increase.
If our stockholders approve the Charter Amendment, we will amend and restate Section “(A) CLASSES OF STOCK.” of ARTICLE IV to the Restated Certificate of Incorporation to read in its entirety as follows:
“(A) CLASSES OF STOCK. The Corporation is authorized to issue two classes of stock, denominated “Common Stock” and “Preferred Stock.” The Common Stock shall have a par value of $0.0001 per share and the Preferred Stock shall have a par value of $0.0001 per share. The total number of shares of Common Stock which the Corporation is authorized to issue is Fifty Million (50,000,000), and the total number of shares of Preferred Stock which the Corporation is authorized to issue is Ten Million (10,000,000), which shares of Preferred Stock shall be undesignated as to series.”
As of April 5, 2022, of the 30,000,000 currently authorized shares of our common stock, 15,019,525 shares of our common stock were issued and outstanding and an additional 12,043,069 shares of our common stock were reserved for issuance. Shares reserved for issuance included 26,517 shares of common stock reserved for issuance pursuant to grants outstanding under our 2011 Inducement Award Plan, 40,620 shares of common stock reserved for issuance pursuant to grants outstanding under our 2014 Incentive Plan, 23,662 shares of common stock reserved for future issuance under our 2018 Incentive Plan, 702,270 shares of common stock issuable upon the exercise of the warrants (including the underwriter’s warrants) issued in connection with the public offering that we completed in May 2020, and 11,250,000 shares of common stock issuable upon the exercise of the warrants (including the underwriter’s warrants) issued in connection with the public offering that we completed in January 2022 (the “2022 Offering”).
As a result, as of April 5, 2022, we had only 2,937,406 shares of our common stock available for other corporate purposes.

Certificate of Amendment

The material terms of the amendment to our Restated Certificate of Incorporation are described above. This summary is qualified in its entirety by reference to the complete text of the Certificate of Amendment. You are urged to read the actual text of the Certificate of Amendment, which is attached as Appendix A to this Proxy Statement and incorporated herein by reference.

Background and Reasons for the Authorized Shares Increase; Potential Consequences
If the Charter Amendment is approved, the additional shares of our common stock which would be authorized would provide additional shares that will be available for use by our Board of Directors as it deems appropriate or necessary. The additional shares could be used, among other things, for public or private financings to raise additional capital, for the declaration of stock splits or stock dividends, for acquisitions of other companies, for the expansion of business operations, or for the issuance of shares of common stock upon the potential exercise of our outstanding warrants or other warrants to be granted in the future. Following the completion of the 2022 Offering, the Company currently has a total of 2,937,406 shares of common stock available for issuance. We have no specific plans or agreements at this time with respect to any additional acquisitions or financing transactions and no assurances can be given that an acquisition or financing transaction or transactions will take place or will be available on terms that are favorable to us. Other than as set forth herein, there are currently no plans, agreements, arrangements, or understanding, for the issuance of additional shares of our common stock.
The issuance of additional shares of our common stock may, among other things, have a dilutive effect on the earnings per share and on the equity and voting power of existing holders of our common stock and may adversely affect the market price of our common stock. The increase in the authorized number of shares of our common stock could also have an anti-takeover effect as the availability for issuance of additional shares of common stock could discourage, or make more difficult, efforts to obtain control of the Company. For example, without further stockholder approval, our Board of Directors could strategically sell shares of our common stock in a private transaction to purchasers who would oppose a takeover. In addition, because stockholders do not have preemptive rights, the rights of existing stockholders may (depending on the particular circumstances in which the additional shares of common stock are issued) be diluted by any such issuance and increase the potential cost to acquire control of the Company. Although our Board of Directors was motivated by business and financial considerations in approving the Certificate of Amendment, and not by the threat of any attempt to accumulate shares or otherwise gain control of the Company, stockholders should nevertheless be aware that approval of the Certificate of Amendment could facilitate our efforts to deter or prevent changes of control in the future. Our Board of Directors does not intend to issue any additional shares of common stock except on terms that it deems to be in the best interest of the Company and our stockholders.
Accordingly, for the reasons discussed above, we believe that effecting the Certificate of Amendment is in our best interests and the best interests of our stockholders.
Rights of Additional Authorized Shares
Any authorized shares of our common stock, if and when issued, would be part of our existing class of our common stock and would have the same rights and privileges as the shares of our common stock currently outstanding. Our stockholders do not have preemptive rights with respect to our common stock, nor do they have cumulative voting rights. Accordingly, should we issue additional shares of our common stock, existing stockholders would not have any preferential rights to purchase any of such shares, and their percentage ownership of our then-outstanding common stock would be reduced.
Procedure and Board Discretion to Implement the Authorized Shares Increase
The Certificate of Amendment, if approved by our stockholders, would become effective upon the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware. The exact timing of the filing of the Certificate of Amendment will be determined by our Board of Directors based on its evaluation as to when, if at all, such action will be the most advantageous to us and our stockholders. In addition, our Board of Directors reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the authorized shares increase if, at any time prior to filing the Certificate of Amendment, our Board of Directors, in its sole discretion, determines that it is no longer in our best interest and the best interests of our stockholders to proceed with the authorized shares increase. If the Certificate of Amendment has not been filed with the Secretary of State of the State of Delaware by the close of business twelve months from the date of stockholder approval, our Board of Directors will abandon the authorized shares increase.
Required Vote
To be approved, the Charter Amendment will require the affirmative vote of the holders of a majority of the shares outstanding and entitled to vote on the proposal. This Proposal 4 is considered a routine matter under applicable rules, so broker non-votes are not expected to occur with respect to this proposal. Abstentions will have the same effect as votes against the proposal.

For the reasons stated above, our Board of Directors believes that approval of the Charter Amendment is in our best interests and the best interests of our stockholders.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE CHARTER AMENDMENT (PROPOSAL 4).

PROPOSAL 5:
APPROVAL OF AMENDMENTS TO THE STAR EQUITY HOLDINGS, INC. 2018 INCENTIVE PLAN
Our Board of Directors has unanimously adopted, and is submitting for stockholder approval, certain amendments to the 2018 Incentive Plan. The 2018 Incentive Plan was originally approved by our stockholders on April 27, 2018 (the “Effective Date”) and certain amendments to the 2018 Incentive Plan were approved by our stockholders on July 31, 2020. The Board of Directors believes that the success of the Company is largely dependent on its ability to attract, retain and motivate highly-qualified employees and non-employee directors, and that by continuing to offer them the opportunity to acquire or increase their proprietary interest in the Company, the Company will enhance its ability to attract, retain and motivate such persons. Further, the Company strongly believes in aligning the interests of its directors, employees (especially its executive officers) and consultants with those of its stockholders. Past grants received by our executive officers and directors under the 2018 Incentive Plan during 2020 and 2021 fiscal years are set forth above in the sections titled “Executive Compensation” and “Compensation of Directors” respectively.
The purpose of amending the 2018 Incentive Plan, as more fully described below, is to increase the number of shares issuable under 2018 Incentive Plan.
When the 2018 Incentive Plan was originally adopted, the shares of our common stock authorized for issuance thereunder consisted of: (i) 150,000 shares of common stock plus (ii) the number of shares of common stock of the Company which remained available for grants of options or other awards under the Company’s 2014 Incentive Plan (the “Prior Plan”) as of the Effective Date, plus (iii) the number of shares of common stock that, after the Effective Date, would again become available for issuance pursuant to the reserved share replenishment provisions of the Prior Plan as a result of, stock options issued thereunder expiring or becoming unexercisable for any reason before being exercised in full, or, as a result of restricted stock being forfeited to the Company or repurchased by the Company pursuant to the terms of the agreements governing such shares (the “Prior Plan Shares”). On July 31, 2020, our stockholders approved an amendment to the 2018 Incentive Plan that increased the number of shares of our common stock subject to the 2018 Incentive Plan to 450,000 shares plus the Prior Plan Shares. As of April 5, 2022, there were 15,019,525 shares of our common stock issued and outstanding and there were 44,066 shares of our common stock available for issuance under the 2018 Incentive Plan. Accordingly, our Board of Directors has determined that there are not sufficient shares of common stock available under the 2018 Incentive Plan and that the limit on incentive stock options is too low to support the Company’s intended compensation programs over the next several years.
Accordingly, on April 27, 2022, subject to stockholder approval, our Board of Directors approved the 2018 Incentive Plan Amendments described in this Proposal 5, and our Board of Directors is now submitting the 2018 Incentive Plan Amendments, as reflected in the amended 2018 Incentive Plan attached to this Proxy Statement as Appendix B (as so amended, the “Amended Plan”) for stockholder approval. As proposed for approval, the 2018 Incentive Plan Amendments, as set forth in the Amended Plan, will increase the number of shares of our common stock subject to the 2018 Incentive Plan from 450,000 shares plus the Prior Plan Shares, to 800,000 shares plus the Prior Plan Shares. As described more fully below, we consider the 2018 Incentive Plan Amendments to be a key component of our compensation structure.
The closing sale price of our common stock quoted on the Nasdaq on April 5, 2022, was $1.15 per share.

Description of the 2018 Incentive Plan Amendments

The following is a summary of the 2018 Incentive Plan Amendments, as reflected in the Amended Plan.

•Section 4.1 of the 2018 Incentive Plan is amended as follows:

(a) By deleting the number “450,000” from clause (i) of the first sentence and replacing it with the number “800,000”.

•The name of the 2018 Incentive Plan is changed from the “Digirad Corporation 2018 Incentive Plan” to the “Star Equity Holdings, Inc. 2018 Incentive Plan”.

•Section 1.1 of the 2018 Incentive Plan is amended and restated in its entirety to read as follows:

“Establishment of the Plan. Star Equity Holdings, Inc., a Delaware corporation (the “Company”), hereby establishes an incentive compensation plan (the “Plan”), as set forth in this document.”

•All references in the 2018 Incentive Plan to “Digirad” shall be changed to “the Company”.
Description of the Amended Plan

The following is a summary of the material terms of the Amended Plan. This summary is not complete and is qualified in its entirety by reference to the full text of the Amended Plan attached to this Proxy Statement as Appendix B, which assumes that this Proposal 5 is approved.
Purpose

The Amended Plan allows the Company to provide employees, consultants and all members of our Board of Directors who are selected to receive awards under the Amended Plan the opportunity to acquire an equity interest in the Company. The Board of Directors believes that equity incentives are a significant factor in attracting, retaining and motivating eligible persons whose present and potential contributions are important to the Company, and aligning shareholder and management interests.
Key Provisions

The following is a summary of the key provisions of the Amended Plan:

Plan Termination Date:	Ten years from the Effective Date
Eligible Participants:
Employees, consultants and all members of the Board of Directors (except that only employees are eligible for Incentive Stock Options). At April 5, 2022, approximately 452 employees and four non-employee directors were eligible to participate in the Amended Plan.

Shares Authorized:
The sum of: (i) 800,000 shares of common stock, plus (ii) the number of shares of common stock of the Company which remain available for grants of options or other awards under the 2014 Incentive Plan as of the Effective Date, plus (iii) the number of shares that, after the Effective Date, would again become available for issuance pursuant to the reserved share replenishment provisions of the 2014 Incentive Plan as a result of, stock options issued thereunder expiring or becoming unexercisable for any reason before being exercised in full, or, as a result of restricted stock being forfeited to the Company or repurchased by the Company pursuant to the terms of the agreements governing such shares.

Award Types:
(1) Incentive Stock Options (2) Non-qualified Stock Options (3) Restricted Stock (4) Stock Appreciation Rights (5) Performance Bonus Awards (6) Deferred Stock (7) Restricted Stock Units (8) Dividend Equivalents (9) Performance Stock Units (10) Performance Share Awards (11) Other Stock-Based Awards

Vesting:	Determined by the Compensation Committee, subject to a minimum vesting period of one year.
Not Permitted:	Repricing of stock options and amendments that under the Code or Nasdaq rules require stockholder approval.
Incentive Stock Option Limit:	No more than 300,000 shares may be issued pursuant to incentive stock options.
Limitation on Number of Shares Granted to Independent Directors:
The sum of the grant date fair value of equity-based awards and the amount of any cash-based awards granted to an Independent Director during any calendar year, under the Amended Plan, may not exceed five hundred thousand dollars ($500,000).

Awards Under the Amended Plan

Stock Options. The Amended Plan permits the Compensation Committee to issue incentive stock options and non-qualified stock options to participants, which directly link their financial success to that of the Company’s stockholders. The Compensation Committee shall determine the number of shares subject to options and all other terms and conditions of the options, including vesting requirements. In no event, however, may the exercise price of a stock option be less than 100% of the fair market value of the Company’s common stock on the date of the stock option’s grant, nor may any option have a term of more than ten years. Except for adjustments based on changes in the corporate structure or as otherwise provided in the Amended Plan, the terms of an option may not be amended to reduce the exercise price nor may options be canceled or exchanged for cash, other awards or options with an exercise price that is less than the exercise price of the original options.
Additionally, in the case of an incentive stock option granted to any individual who, at the date of grant, owns stock possessing more than ten percent (10%) of the total combined voting power all classes of stock of the Company, such incentive stock option shall be granted at a price that is not less than one hundred and ten percent (110%) of fair market value on the date of grant and such incentive stock option shall be exercisable for no more than five (5) years from the date of grant.
Stock Appreciation Rights. The Amended Plan permits the Compensation Committee to issue stock appreciation rights (“SARs”), either free-standing or in tandem with stock options. The Compensation Committee shall determine the number of SARs to be granted and other terms and conditions of the SARs. In no event, however, may the exercise of a SAR be less than 100% of the fair market value of the Company’s common stock on the date of grant, and the terms shall not exceed ten years. SARs may be settled in cash, stock, or a combination of both.
Restricted Stock and Restricted Stock Units. The Amended Plan permits the Compensation Committee to grant restricted stock awards. Each share of restricted stock shall be subject to such terms, conditions, restrictions, and/or limitations, if any, as the Compensation Committee deems appropriate, including, but not by way of limitation, restrictions on transferability and continued employment. Holders of shares of restricted stock may vote the shares and receive dividends on such shares. Notwithstanding the foregoing, with respect to a share of restricted stock, dividends shall only be paid out to the extent that the share of restricted stock vests. The vesting period for restricted stock shall be determined by the Compensation Committee, which may accelerate the vesting of any such award. The Compensation Committee may also grant restricted stock units, which have substantially the same terms as restricted stock, except that units have no voting rights, and unless otherwise determined by the Compensation Committee, will not receive dividends or dividend equivalents (which in an event shall only be paid out to the extent that the restricted stock units vest). The Compensation Committee may also grant unrestricted stock under this provision.
Performance Shares and Performance Stock Units. The Amended Plan permits the Compensation Committee to issue “performance shares” and “performance stock units.” These are contingent incentive awards that are converted into stock and/or cash and paid out to the participant only if specific performance goals are achieved over performance periods, as set by the Compensation Committee. If the performance goals are not achieved, the awards are canceled or reduced. Performance shares are each equivalent in value to a share of our common stock (payable in cash and/or stock), while performance stock units are equal to a specific amount of cash.
Stock Payments and Other Stock-Based Awards. The Amended Plan also permits the Compensation Committee to grant awards of deferred stock, dividend equivalents, other stock-based awards, and performance bonus awards as provided in the Amended Plan.
Eligible for Participation. Persons eligible to participate in the Amended Plan include employees, consultants and all members of the Board of Directors, as determined by the Compensation Committee.
Available Shares. The Amended Plan authorizes the issuance of an aggregate number of shares of Stock equal to the sum of: (i) 800,000 shares, plus (ii) the number of shares of common stock of the Company which remain available for grants of options or other awards under the 2014 Incentive Plan as of the Effective Date, plus (iii) the number of shares that, after the Effective Date, would again become available for issuance pursuant to the reserved share replenishment provisions of the 2014 Incentive Plan as a result of, stock options issued thereunder expiring or becoming unexercisable for any reason before being exercised in full, or, as a result of restricted stock being forfeited to the Company or repurchased by the Company pursuant to the terms of the agreements governing such shares. In the event of a stock split, stock dividend, or other change in the corporate structure of the Company, as described in the Amended Plan, affecting the shares that may be issued under the Amended Plan, an adjustment shall be made in the number and class of shares which may be delivered under the Amended Plan (including but not limited to individual grant limits). Upon termination of the Amended Plan, no further awards may be issued under the Amended Plan.
Other Information. The Amended Plan may be amended in whole or in part by the Board of Directors or the Compensation Committee with the approval of the Board of Directors and in certain circumstances with stockholder approval. Unless the Compensation Committee provides otherwise in advance of the grant, in the event of a Change in Control (as defined in the Amended Plan), if the employee is terminated other than for “cause” within one year of a Change in Control or leaves for “Good Reason,” options and restricted stock (including restricted stock units) shall vest. In addition, unless otherwise determined by the Compensation Committee, the payout of performance stock units and performance shares shall be determined exclusively by the attainment of the performance goals established by the Compensation Committee, which may not be modified after the Change in Control, and the Company will not have the right to reduce the awards for any other reason. “Good Reason” means in connection with a termination of employment by a participant within one year following a Change in Control, (a) a material adverse alteration in the participant’s position or in the nature or status of the participant’s responsibilities from those in effect immediately prior to the Change in Control, or (b) any material reduction in the participant’s base salary rate or target annual bonus, in each case as in effect immediately prior to the Change in Control, or (c) the relocation of the participant’s principal place of employment to a location that is more than 50 miles from the location where the participant was principally employed at the time of the Change in Control or materially increases the time of the participant’s commute as compared to the participant’s commute at the time of the Change in Control (except for required travel on the Company’s business to an extent substantially consistent with the participant’s customary business travel obligations in the ordinary course of business prior to the Change in Control).
In addition, the Amended Plan provides that if the Company is required to prepare an accounting restatement due to material noncompliance with the financial reporting requirements of the securities laws, in certain cases the Compensation Committee may require the repayment of amounts paid under the Amended Plan in excess of what the employee would have received under the accounting restatement.

U.S. Federal Income Tax Consequences

The following summary is intended only as a general guide to the U.S. federal income tax consequences under current law of equity-based awards that may be granted under the Amended Plan. It does not attempt to describe all possible federal or other tax consequences of participation in the Amended Plan or tax consequences based on particular circumstances. The exact federal income tax treatment of transactions under the Amended Plan will vary depending upon the specific facts and circumstances involved and participants are advised to consult their personal tax advisors with regard to all consequences arising from the grant or exercise of awards and the disposition of any acquired shares.
Incentive Stock Options. Incentive stock options under the Amended Plan are intended to be eligible for the favorable tax treatment accorded “incentive stock options” under the Code. There generally are no federal income tax consequences to the participant or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the participant’s alternative minimum tax liability, if any.
If a participant holds stock acquired through exercise of an incentive stock option for at least two (2) years from the date on which the option is granted and at least one (1) year from the date on which the shares are transferred to the participant upon exercise of the option, any gain or loss on a disposition of such stock will be treated for tax purposes as long-term capital gain or loss.
Generally, if the participant disposes of the stock before the expiration of either of these holding periods (a “disqualifying disposition”), then at the time of disposition the participant will realize taxable ordinary income equal to the lesser of (a) the excess of the stock’s fair market value on the date of exercise over the exercise price, or (b) the participant’s actual gain, if any, on the purchase and sale. The participant’s additional gain (or any loss) upon the disqualifying disposition will be a capital gain (or loss), which will be long-term or short-term depending on whether the stock was held for more than one (1) year.
To the extent the participant recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.
Non-qualified Stock Options, Restricted Stock Awards, Restricted Stock Units, and Deferred Stock. Non-qualified stock options, restricted stock awards, restricted stock units and deferred stock granted under the Amended Plan generally have the following federal income tax consequences:
There are no tax consequences to the participant or the Company by reason of the grant of a non-qualified stock option. Upon exercise of the option, the participant ordinarily will recognize taxable ordinary income equal to the excess, if any, of the stock’s fair market value on the exercise date over the exercise price. If the stock received pursuant to the exercise is subject to further vesting requirements, the taxable event will be delayed until the vesting restrictions lapse unless the participant elects under Section 83(b) of the Code to be taxed on receipt of the stock.

There are no tax consequences to the participant or the Company by reason of the grant of restricted stock, restricted stock units or deferred stock awards. The participant ordinarily will recognize taxable ordinary income equal to the excess, if any, of the stock’s fair market value over the purchase price, if any, when such award vests. Under certain circumstances, the participant may be permitted to elect under Section 83(b) of the Code to be taxed on the grant date.
With respect to employees, the Company is generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. The Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the participant.
Upon disposition of the stock, the participant will generally recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock (if any) plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one (1) year.
Stock Appreciation Rights. No taxable income is generally recognized upon the receipt of a SAR, but upon exercise of the SAR, the fair market value of the shares (or cash in lieu of shares) received generally will be taxable as ordinary income to the recipient in the year of such exercise. The Company generally will be entitled to a compensation deduction for the same amount which the recipient recognizes as ordinary income.
Performance Awards. A participant who has been granted a performance award generally will not recognize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time. When an award is paid, whether in cash or common shares, the participant generally will recognize ordinary income, and the Company will be entitled to a corresponding deduction.
Stock Payments and Other Stock-Based Awards. A participant who receives a stock payment in lieu of a cash payment that would otherwise have been made will generally be taxed as if the cash payment has been received, and the Company generally will be entitled to a deduction for the same amount.
Section 409A of the Code. Most of the awards under the Amended Plan are exempt from Section 409A of the Code. To the extent that any award hereunder could be subject to Section 409A of the Code, it will be structured to comply with Section 409A of the Code.
Section 162(m) of the Code. The Tax Reform and Jobs Act of 2017 (“Tax Act”) generally eliminated the ability to deduct compensation qualifying for the “performance-based compensation” exception under Section 162(m) of the Code for tax years commencing after December 31, 2017. Section 162(m) of the Code imposes a $1 million limit on the amount that a public company may deduct for compensation paid to anyone who has ever been the Company’s chief executive officer, chief financial officer or one of the three highest compensated officers in any fiscal year beginning after December 31, 2016 (i.e., a “covered employee”). For 2017 and prior taxable years, an exception to this deduction limit applied to “performance-based compensation,” such as stock options and other equity awards that satisfied certain criteria. Under the Tax Act, the performance-based pay exception to Section 162(m) was eliminated, but a transition rule may allow the exception to continue to apply to certain performance-based compensation payable under written binding contracts that were in effect on November 2, 2017. The Board of Directors and the Compensation Committee intend to consider the potential impact of Section 162(m) on grants made under the Amended Plan, but reserve the right to approve grants of options and other awards for an executive officer that exceeds the deduction limit of Section 162(m). The Amended Plan is not intended to affect the grandfathered status of awards previously granted under the 2014 Incentive Plan that were intended to qualify as “performance-based compensation” under Section 162(m).
New Plan Benefits
It is not possible to determine specific amounts that may be awarded in the future under the Amended Plan because grants of awards under the Amended Plan are at the discretion of the Compensation Committee.
Equity Compensation Plan Information
See “Securities Authorized for Issuance Under Equity Compensation Plans” described in the “Executive Compensation” section of this Proxy Statement.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE 2018 INCENTIVE PLAN AMENDMENTS, AS REFLECTED IN THE AMENDED PLAN, TO INCREASE THE NUMBER OF SHARES ISSUABLE UNDER THE 2018 INCENTIVE PLAN AND TO MAKE OTHER CLARIFYING AND TECHNICAL CHANGES (PROPOSAL 5).

PROPOSAL 6: APPROVAL OF AMENDED AND RESTATED CERTIFICATE OF DESIGNATIONS

General
Our Board of Directors has unanimously approved, and is seeking stockholder approval of, the Amended and Restated Certificate of Designations, which reflects amendments to the existing Certificate of Designations, Rights and Preferences of the Series A Preferred Stock (referred to herein as the “Certificate of Designations”). The Amended and Restated Certificate of Designations, a form of which is attached to this Proxy Statement as Appendix C, would amend the redemption provisions to provide that, among other things, the Series A Preferred Stock is redeemable by the Company (and not the holders of the Series A Preferred Stock). Our Board of Directors has unanimously determined that the amendment to the redemption provisions of the Certificate of Designations is in the best interests of the Company and our stockholders, and recommends that our stockholders approve the Amended and Restated Certificate of Designations. In accordance with the Delaware General Corporation Law, we are hereby seeking approval of the Amended and Restated Certificate of Designations by our stockholders. You are urged to read the actual text of the Amended and Restated Certificate of Designations, which is attached as Appendix C to this Proxy Statement and incorporated herein by reference.
The amendments to the Certificate of Designations set forth in the Amended and Restated Certificate of Designations include the matters listed below:

a.The definition of a “Change of Control Triggering Event” shall be modified such that a Change of Control Triggering Event shall occur upon (i) the acquisition by any person (other than Mr. Eberwein, any member of his family, or person or group controlled by Mr. Eberwein) of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of stock of the Company entitling that person to exercise more than 50% of the total voting power of all stock of the Company; and (ii) following the closing of any transaction referred to in clause (i), neither the Company nor the acquiring or surviving entity has a class of common securities listed on an exchange.
b.The redemption provisions of the Certificate of Designations shall be modified to include a “Special Optional Redemption Right” for the Company. Following the occurrence of a Change of Control Triggering Event, the Company may, at its option, upon not less than 30 nor more than 60 days’ written notice, redeem the Series A Preferred Stock, in whole or in part, within 120 days after the first date on which such Change of Control Triggering Event occurred, for cash at a redemption price per share of Series A Preferred Stock equal to (x) the liquidation preference per share of Series A Preferred Stock plus (y) an amount equal to all unpaid dividends on such share of Series A Preferred Stock accumulated from (but excluding) the date fixed for redemption.
c.Holders of Series A Preferred Stock will no longer have the option to require the Company to redeem their shares upon the occurrence of a Change of Control Triggering Event.
Other than as described herein, the Amended and Restated Certificate of Designations is not intended to modify the rights of existing holders of Series A Preferred Stock in any material respect. As of April 5, 2022, there were 1,915,637 shares of Series A Preferred Stock outstanding. As of April 5, 2022, Mr. Eberwein beneficially owned 1,289,772 shares of Series A Preferred Stock.
Under the Delaware General Corporation Law, our stockholders are not entitled to appraisal rights with respect to the Amended and Restated Certificate of Designations, and we will not independently provide stockholders with any such rights.
Reasons for the Amended and Restated Certificate of Designations and the Potential Effects
The holders of Series A Preferred Stock currently have the right to request a redemption of the Series A Preferred Stock in the event of a change of control. The Amended and Restated Certificate of Designations will remove that redemption right and thereby remove a significant risk to the Company’s ongoing ability to meet its operating cash needs and continue as a going concern. We believe that the removal of such risk would also provide the Company with greater flexibility to act with respect to offerings of the Company’s securities in circumstances which our Board of Directors believes would advance the interests of the Company and its stockholders, including, without limitation, opportunities to engage in public offerings or private placements of the Company’s common stock.
Effectiveness of the Amended and Restated Certificate of Designations
If the Amended and Restated Certificate of Designations is approved by our stockholders, it will become effective upon its filing with the Secretary of State of the State of Delaware, which filing is expected to occur promptly after stockholder approval of this Proposal 6. The text of the Amended and Restated Certificate of Designations, as attached to this proxy statement on

Appendix C, remains subject to modification to include such changes as may be required by the Secretary of State of the State of Delaware and as our Board of Directors deems necessary or advisable.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDED AND RESTATED CERTIFICATE OF DESIGNATIONS (PROPOSAL 6).

RELATED PERSON TRANSACTIONS AND DELINQUENT SECTION 16(A) REPORTS
Certain Relationships and Related Transactions
The Audit Committee charter sets forth the standards, policies and procedures that we follow for the review, approval or ratification of any related person transaction that we are required to report pursuant to Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission. Pursuant to the Audit Committee charter, the Audit Committee reviews these related person transactions on an ongoing basis and the approval of the Audit Committee is required for all such transactions. The Audit Committee relies on management to identify related person transactions and bring them to the attention of the Audit Committee.
Eberwein Guarantees
SNB
On March 29, 2019, in connection with the entry by the Company and certain of its subsidiaries, as borrowers (collectively, the “SNB Borrowers”) into a Loan and Security Agreement with Sterling National Bank (“Sterling” or “SNB”) (the “SNB Loan Agreement”), Mr. Eberwein, the Executive Chairman, entered into a Limited Guaranty Agreement (the “SNB Eberwein Guaranty”) with SNB pursuant to which he guaranteed to SNB the prompt performance of all the SNB Borrowers’ obligations to SNB under the SNB Loan Agreement, including the full payment of all indebtedness owed by the SNB Borrowers to SNB. Mr. Eberwein’s obligations under the SNB Eberwein Guaranty are limited in the aggregate to the amount of (a) $1.5 million, plus (b) reasonable costs and expenses of SNB incurred in connection with the SNB Eberwein Guaranty. Mr. Eberwein’s obligations under the SNB Eberwein Guaranty terminate upon the Company and SNB Borrowers achieving certain milestones set forth in the SNB Loan Agreement, which the Company reasonably believes have been met.
Gerber
On January 31, 2020, EdgeBuilder and Glenbrook (the “EBGL Borrowers”), each a subsidiary of the Company, and the Company, 947 Waterford Road, LLC, 300 Park Street, LLC, 56 Mechanic Falls Road LLC, ATRM Holdings, Inc. (“ATRM”), and KBS Builders, Inc. (“KBS”), entered into a Loan and Security Agreement (the “EBGL Loan Agreement”) with Gerber Finance Inc. (“Gerber”) providing the EBGL Borrowers with a credit facility with borrowing availability of up to $3 million (the “EBGL Loan”). On March 5, 2020, the EBGL Borrowers entered into a First Amendment to Loan and Security Agreement (the “First EBGL Amendment”) with Gerber that amended the EBGL Loan Agreement. On March 5, 2020, contemporaneously with the execution and delivery of the First EBGL Amendment, Mr. Eberwein executed and delivered a guaranty (the “EBGL Eberwein Guaranty”) to Gerber pursuant to which he guaranteed the performance of all the EBGL Borrowers’ obligations to Gerber under the EBGL Loan Agreement, including the full payment of all indebtedness owing by the EBGL Borrowers to Gerber in connection with the EBGL Loan Agreement and related financing documents. Mr. Eberwein’s obligations under the EBGL Eberwein Guaranty were limited in the aggregate to the amount of (a) $0.5 million, plus (b) costs of Gerber incidental to the enforcement of the EBGL Eberwein Guaranty or any guaranteed obligations. On February 26, 2021, the Third EBGL Amendment discharged the EBGL Eberwein Guaranty and removed Mr. Eberwein as an ancillary guarantor from the EBGL Loan Agreement.
Premier
On June 30, 2017, EdgeBuilder and Glenbrook Building Supply, Inc. (together, “EBGL”) entered into a Revolving Credit Loan Agreement (as amended, the “Premier Loan Agreement”) with Premier Bank (“Premier”) providing EBGL with a working capital line of credit of up to $3 million. As a condition to the Premier Loan Agreement, Mr. Eberwein entered into a guaranty in favor of Premier, absolutely and unconditionally guaranteeing all of the borrowers’ obligations thereunder. As of May 26, 2021, all obligation under the Premier Loan Agreement have been repaid in full and no amount remains outstanding and Premier discharged Mr. Eberwein’s guaranty.
Star Equity Holdings, Inc.
Jeffrey E. Eberwein, the Executive Chairman, as of December 31, 2021, owned approximately 14.6% of the outstanding Star Equity common stock and 1,289,978 shares of preferred stock.
Mr. Eberwein was also the Chief Executive Officer of Lone Star Value Management, LLC (“LSVM”) prior to its dissolution. LSVM was the investment manager of Lone Star Value Investors (“LSVI”), now dissolved, and Lone Star Value Co-Invest I, LP (“LSV Co-Invest I”). Mr. Eberwein was also the sole manager of Lone Star Value Investors GP, LLC (“LSV

GP”), the general partner of LSVI and LSV Co-Invest I, and the sole owner of LSV Co-Invest I, and over 25% owner of LSVI. LSVM was a wholly-owned subsidiary of Star Equity and was dissolved as of December 31, 2021.
On July 10, 2020, Star Equity authorized LSVI to initiate a pro-rata distribution to its partners of an aggregate of 300,000 shares of the Company’s preferred stock at $10 per share, which was finalized by the Company’s transfer agent on July 22, 2020.
Private Placement
On December 10, 2021, the Company entered into a securities purchase agreement with its Executive Chairman, Jeffrey E. Eberwein, relating to the issuance and sale of 650,000 shares of our common stock at a purchase price of $3.25 per share pursuant to a private placement.
Put Option Agreement
In addition, prior to the effective time of the ATRM Acquisition, the Company entered into a put option purchase agreement with Mr. Eberwein, pursuant to which the Company has the right to require Mr. Eberwein to acquire up to 100,000 shares of Company preferred stock at a price of $10.00 per share for aggregate proceeds of up to $1.0 million at any time, in the Company’s discretion, during the 12 months following the effective time of the ATRM Acquisition (the “Issuance Option”). In March 2020, Mr. Eberwein extended the Issuance Option through June 30, 2021. As of July 1, 2021, these put options expired un-exercised.
ATRM Notes Payable
ATRM had the following related party promissory notes (the “ATRM Notes”) outstanding as of December 31, 2020, which were repaid in full during April 2021 using proceeds from the sale of DMS Health Technologies, Inc.:
(i) Unsecured promissory note (principal amount of $0.7 million payable to LSV Co-Invest I), with interest payable semi-annually at a rate of 10.0% per annum (LSV Co-Invest I may elect to receive interest in-kind at a rate of 12.0% per annum), with any unpaid principal and interest previously due on January 12, 2020, subsequently extended to the earlier of June 30, 2022 or when no longer subject to a certain subordination agreement, which would occur upon the sale of DMS.
(ii) Unsecured promissory note (principal amount of $1.2 million payable to LSV Co-Invest I), with interest payable semi-annually at a rate of 10.0% per annum (LSV Co-Invest I may elect to receive interest in-kind at a rate of 12.0% per annum), with any unpaid principal and interest previously due on June 1, 2020 , subsequently extended to the earlier of June 30, 2022 or when no longer subject to a certain subordination agreement, which would occur upon the sale of DMS.
(iii) Unsecured promissory note (principal amount of $0.4 million payable to LSVM), with interest payable annually at a rate of 10.0% per annum (LSVM may elect to receive any interest payment entirely in-kind at a rate of 12.0% per annum), with any unpaid principal and interest previously due on November 30, 2020, subsequently extended to the earlier of June 30, 2022 or when no longer subject to a certain subordination agreement, which would occur upon the sale of DMS.

Delinquent Section 16(a) Reports.
Section 16(a) of the Exchange Act requires Star Equity’s directors, executive officers and holders of more than 10% of its common stock to file with the SEC reports (typically, Forms 3, 4, and/or 5) regarding their ownership and changes in ownership of Star Equity’s securities. Based solely on a review of Forms 3, 4, and 5 and amendments thereto filed with the SEC, we believe that during the fiscal year ended December 31, 2021, Star Equity’s directors, officers and 10% stockholders have complied with all applicable Section 16(a) filing requirements.

STOCKHOLDER PROPOSALS
Stockholder proposals intended for inclusion in the proxy statement for the 2023 Annual Meeting of Stockholders (the “2023 Annual Meeting”) (pursuant to Rule 14a-8 promulgated under the Exchange Act) must be directed to the Corporate Secretary, Star Equity Holdings, Inc. 53 Forest Ave., Suite 101, Old Greenwich, Connecticut 06870 and must be received by December 29, 2022. Stockholder proposals must comply with the requirements as to form and substance established by the SEC for such proposals in order to be included in the proxy statement.
In order for proposals of stockholders made outside of Rule 14a-8 promulgated under the Exchange Act to be considered “timely” in accordance with the requirements of our Amended and Restated Bylaws, such proposals must be received by the Corporate Secretary at the above address by December 29, 2022, and must also be submitted in accordance with the requirements of our Amended and Restated Bylaws. Under SEC rules, if we do not receive notice of a stockholder proposal at least 45 days prior to the first anniversary of the date of mailing of the prior year’s proxy statement, we will be permitted to use our discretionary voting authority when the proposal is raised at the annual meeting, without any discussion of the matter in the proxy statement. In connection with the 2023 Annual Meeting, if we do not receive notice of a stockholder proposal on or before March 14, 2023, we will be permitted to use our discretionary voting authority as outlined above.
In addition to the notice and information requirements contained in our Amended and Restated Bylaws, to comply with the universal proxy rules (when effective), stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 1, 2023 (the 60th day prior to the first anniversary of the annual meeting for the preceding year’s annual meeting).
ANNUAL REPORT
We are concurrently sending all of our stockholders of record as of the Record Date, a copy of our 2021 Annual Report. The 2021 Annual Report contains Star Equity’s certified consolidated financial statements for the year ended December 31, 2021, including that of Star Equity’s subsidiaries.
A copy of our 2021 Annual Report will also be furnished without charge upon receipt of a written request identifying the person so requesting a report as a stockholder of Star Equity at such date to any person who was a beneficial owner of our common stock on the Record Date. Requests should be directed to Corporate Secretary, Star Equity Holdings, Inc. 53 Forest Ave., Suite 101, Old Greenwich, Connecticut 06870.
HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
A number of brokers with account holders who are Star Equity stockholders may be “householding” our proxy materials. In that event, a single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.
GENERAL
Cost of Solicitation
We have retained InvestorCom LLC to assist us in the solicitation of proxies for a fee of up to $12,500 plus out-of-pocket expenses. Our expenses related to the solicitation of proxies from stockholders this year are not anticipated to be significant, with the total cost expected to be approximately $30,000. These solicitation costs are expected to include primarily the fee payable to our proxy solicitor. To date, we have incurred approximately $15,000 of these solicitation costs.

Other Matters
The Board of Directors is not aware of any other matters that are to be presented for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting, your shares of common stock will be voted in accordance with the best judgment of the designated proxy holders (who are identified on the enclosed proxy card).
IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. YOUR VOTE IS EXTREMELY IMPORTANT, REGARDLESS OF HOW MANY OR HOW FEW SHARES YOU OWN. WE URGE YOU TO SIGN, DATE AND RETURN THE ACCOMPANYING WHITE PROXY CARD PROMPTLY. A POSTAGE-PAID ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

By Order of the Board of Directors,

/s/ Jeffrey E. Eberwein
Jeffrey E. Eberwein
Executive Chairman of the Board of Directors
Dated: April 28, 2022

2022 ANNUAL MEETING OF STOCKHOLDERS OF

STAR EQUITY HOLDINGS, INC.
53 Forest Ave., Suite 101
Old Greenwich, Connecticut 06870
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints David J. Noble and Jeffrey E. Eberwein, and each of them, the proxies of the undersigned, with full power of substitution, to attend the 2022 Annual Meeting of Stockholders of Star Equity Holdings, Inc. (the “Company”) to be held on May 31, 2022 at 11:00 a.m. Eastern Daylight Time at the Company’s offices at 53 Forest Avenue, Suite 101, Old Greenwich, CT 06870, and at any adjournments or postponements thereof, and there to vote and act upon the matters set forth on the reverse side, with all the powers the undersigned would possess if personally present.
The undersigned hereby revokes any proxy or proxies heretofore given and acknowledges receipt of a copy of the Notice of Meeting and Proxy Statement and a copy of the Company’s Annual Report on Form 10-K (without exhibits) for the fiscal year ended December 31, 2021 (the “2021 Annual Report”).
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE COMPANY’S NOMINEES IN PROPOSAL 1 AND “FOR” THE PROPOSALS IDENTIFIED IN ITEMS 2, 3, 4, 5 AND 6. WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED: “FOR” THE COMPANY’S NOMINEES IN PROPOSAL 1 AND “FOR” THE PROPOSALS IDENTIFIED IN ITEMS 2, 3, 4, 5 AND 6 AND AS THE PROXY HOLDERS MAY DETERMINE IN THEIR DISCRETION WITH REGARD TO ANY OTHER MATTER PROPERLY BROUGHT BEFORE THE ANNUAL MEETING.
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE-PAID ENVELOPE.
(Continued and to be signed on the reverse side)

¢	¢

2022 ANNUAL MEETING OF STOCKHOLDERS OF

STAR EQUITY HOLDINGS, INC.
May 31, 2022

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Annual Meeting.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, Proxy Statement, Proxy Card and Annual Report on Form 10-K are available at https://icomproxy.com/star/

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE COMPANY’S NOMINEES IN PROPOSAL 1 AND “FOR” THE PROPOSALS IDENTIFIED IN ITEMS 2, 3, 4, 5 AND 6.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE   ☒

1. Election of Directors:
☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	NOMINEES:				FOR	AGAINST	ABSTAIN
	O Jeffrey E. Eberwein O Michael A. Cunnion O John W. Sayward O Mitchell I. Quain O John W. Gildea O Richard K. Coleman, Jr.		2.	The ratification of the appointment of BDO USA, LLP as the independent auditors for the fiscal year ending December 31, 2022.	☐	☐	☐
			3	The advisory (non-binding) approval of the compensation of the Company’s named executive officers.	☐	☐	☐

			4.	Approval of the Amendment to Restated Certificate of Incorporation to increase the number of authorized shares of common stock.	☐	☐	☐

			5.	Approval of amendments to the Star Equity Holdings, Inc. 2018 Incentive Plan to increase the number of shares issuable under the plan and make other clarifying and technical changes.	☐	☐	☐
			6.	Approval of Amended and Restated Certificate of Designations, Rights and Preferences of 10% Series A Cumulative Perpetual Preferred Stock.	☐	☐	☐

The undersigned acknowledges receipt from the Company before the execution of this proxy of the Notice of Annual Meeting of Stockholders, a Proxy Statement for the Annual Meeting of Stockholders and the 2021 Annual Report.

INSTRUCTIONS : To withhold authority to vote for any individual nominee(s), mark “ FOR ALL EXCEPT ” and fill in the circle next to each nominee you wish to withhold, as shown here: ●
MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. ☐
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee, or guardian, please give full title as such. If the signer is a corporation, please sign full corporation name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

¢	¢

2022 ANNUAL MEETING OF STOCKHOLDERS OF

STAR EQUITY HOLDINGS, INC.
May 31, 2022

***FOR HOLDERS OF 10% SERIES A CUMULATIVE PERPETUAL PREFERRED STOCK ONLY***

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Annual Meeting.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, Proxy Statement, Proxy Card and Annual Report on Form 10-K are available at https://icomproxy.com/star/

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE COMPANY’S NOMINEES IN PROPOSAL 1 AND “FOR” THE PROPOSALS IDENTIFIED IN ITEMS 2, 3, 4, 5 AND 6.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE   ☒

				FOR	AGAINST	ABSTAIN
		6.	Approval of Amended and Restated Certificate of Designations, Rights and Preferences of 10% Series A Cumulative Perpetual Preferred Stock.	☐	☐	☐

The undersigned acknowledges receipt from the Company before the execution of this proxy of the Notice of Annual Meeting of Stockholders, a Proxy Statement for the Annual Meeting of Stockholders and the 2021 Annual Report.

INSTRUCTIONS : To withhold authority to vote for any individual nominee(s), mark “ FOR ALL EXCEPT ” and fill in the circle next to each nominee you wish to withhold, as shown here: ●
MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. ☐
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee, or guardian, please give full title as such. If the signer is a corporation, please sign full corporation name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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APPENDIX A

FORM OF CERTIFICATE OF AMENDMENT TO
RESTATED CERTIFICATE OF INCORPORATION

CERTIFICATE OF AMENDMENT
OF THE
RESTATED CERTIFICATE OF INCORPORATION
OF
STAR EQUITY HOLDINGS, INC.
STAR EQUITY HOLDINGS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”),
DOES HEREBY CERTIFY:
FIRST: That resolutions were duly adopted by the Board of Directors of the Corporation setting forth this proposed Amendment to the Restated Certificate of Incorporation of the Corporation and declaring said Amendment to be advisable and recommended for approval by the stockholders of the Corporation.
SECOND: This Amendment to the Restated Certificate of Incorporation amends and restates Section “(A) CLASSES OF STOCK.” of ARTICLE IV to the Restated Certificate of Incorporation to read in its entirety as follows:
“(A) CLASSES OF STOCK. The Corporation is authorized to issue two classes of stock, denominated “Common Stock” and “Preferred Stock.” The Common Stock shall have a par value of $0.0001 per share and the Preferred Stock shall have a par value of $0.0001 per share. The total number of shares of Common Stock which the Corporation is authorized to issue is Fifty Million (50,000,000), and the total number of shares of Preferred Stock which the Corporation is authorized to issue is Ten Million (10,000,000), which shares of Preferred Stock shall be undesignated as to series.”
THIRD: That, pursuant to resolution of its Board of Directors, an annual meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by applicable law was voted in favor of the Amendment.
FOURTH: That said Amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of the Restated Certificate of Incorporation to be executed on this [•] day of [•], 2022.

STAR EQUITY HOLDINGS, INC.

Jeffrey E. Eberwein
Executive Chairman

A-1

APPENDIX B
FORM OF 2018 INCENTIVE PLAN, AS AMENDED

STAR EQUITY HOLDINGS, INC.
2018 Incentive Plan
As Amended [•], 2022

Article 1
Establishment and Purpose
1.1Establishment of the Plan. Star Equity Holdings, Inc., a Delaware corporation (the “Company”), hereby establishes an incentive compensation plan (the “Plan”), as set forth in this document.
1.2Purpose of the Plan. The purpose of the Plan is to promote the success and enhance the value of the Company by linking the personal interests of Participants to those of the Company’s shareowners, and by providing Participants with an incentive for outstanding performance.
1.3Effective Date of the Plan. The Plan is effective as of the date the Plan is approved by the Company’s stockholders (the “Effective Date”). The Plan will be deemed to be approved by the stockholders if it receives the affirmative vote of the holders of a majority of the shares of stock of the Company present or represented and entitled to vote at a meeting duly held in accordance with the applicable provisions of the Company’s Bylaws. The Company’s 2014 Equity Incentive Plan (the “Prior Plan”) shall be frozen on the date on which this Plan is approved by the Company’s stockholders and no new awards shall be issued under the Prior Plan. With respect to outstanding awards under the Prior Plan, the Prior Plan shall remain in place and any awards granted under the Prior Plan shall continue to be subject to the terms of the Prior Plan and applicable Award Agreements (as defined below) (including any such terms that are intended to survive the termination of the Prior Plan or the settlement of such Award (as defined below)) and shall remain in effect pursuant to their terms.
1.4Duration of the Plan. Unless sooner terminated as provided herein, the Plan shall terminate ten (10) years from the Effective Date. After the Plan is terminated, no Awards may be granted but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan’s terms and conditions.

Article 2
Definitions
Whenever used in the Plan, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized:
(a)“Affiliate” has the meaning ascribed to such term in Rule 12b-2 promulgated under the General Rules and Regulations of the Exchange Act.
(b)“Applicable Law” means any applicable law, including without limitation: (a) provisions of the Code, the Securities Act, the Exchange Act and any rules or regulations thereunder; (b) corporate, securities, tax or other laws, statutes, rules, requirements or regulations, whether federal, state, local or foreign; and (c) rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded.
(c)“Award” means, individually or collectively, a grant or award under this Plan of Stock Options, Stock Appreciation Rights, Restricted Stock (including unrestricted Stock), Restricted Stock Units, Performance Stock Units, Performance Shares, Deferred Stock Awards or Other Stock-Based Awards, Dividend Equivalents Awards and Performance Bonus Awards, in each case subject to the terms of the Plan.
(d)“Award Agreement” means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee which sets forth the terms and conditions of an Award. An Award Agreement may be in any electronic medium, may be limited to a notation on the books and records of the Company and, with the approval of the Committee, need not be signed by a representative of the Company or a Participant. In the event of any inconsistency between the Plan and an Award Agreement, the terms of the Plan shall govern.
(e)“Beneficial Owner” or “Beneficial Ownership” has the meaning ascribed to such term in Rule 13d-3 promulgated under the General Rules and Regulations under the Exchange Act.

(f)“Board” or “Board of Directors” means the Company’s Board of Directors.
(g)“Cause” means willful and gross misconduct on the part of a Participant that is materially and demonstrably detrimental to the Company or any Subsidiary as determined by the Company in its sole discretion.
(h)“Change in Control” shall be deemed to have occurred if:
(i)any Person, other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the shareowners of the Company in substantially the same proportions as their ownership of stock of the Company, becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities;
(ii)during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new Director whose election by the Board of Directors or nomination for election by the Company’s shareowners was approved by a vote of a majority of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof;
(iii)the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or
(iv)the shareowners of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company’s assets.
Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award (or any portion of an Award) that provides for the deferral of compensation that is subject to Section 409A of the Code, to the extent required to avoid the imposition of additional taxes under Section 409A of the Code, the transaction or event described in subsection (a), (b), (c) or (d) with respect to such Award (or portion thereof) shall only constitute a Change in Control for purposes of the payment timing of such Award if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5).
The Committee shall have full and final authority, which shall be exercised in its sole discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.
(i)“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the Treasury Regulations issued thereunder.
(j)“Committee” means the Compensation Committee of the Board, or such other committee designated by the Board to administer the Plan pursuant to Article 3. The Committee shall consist of at least two individuals, each of whom qualifies as (a) a Non-Employee Director and (b) an “independent director” under the listing requirements of the NASDAQ Stock Market, or any similar rule or listing requirement that may be applicable to the Company from time to time. The members of the Committee shall be appointed from time to time by and shall serve at the discretion of the Board. For any period during which no such committee is in existence “Committee” shall mean the Board and all authority and responsibility assigned to the Committee under the Plan shall be exercised, if at all, by the Board.
(k)“Company” has the meaning set forth in Section 1.1.
(l)“Consultant” means any consultant or adviser who renders bona fide services to the Company or an Affiliate, other than as an Employee or Director, and who may be offered securities registerable pursuant to a registration statement on Form S-8 under the Securities Act.
(m)“Deferred Stock” means a right to receive a specified number of shares of Stock during specified time periods pursuant to Article 8.
(n)“Director” means a member of the Board of the Company, its Affiliates and/or Subsidiaries. “Independent Director” means a member of the Board who is not an Employee of the Company.

(o)“Disability” means, unless otherwise determined by the Committee in the applicable Award Agreement, absence of an Employee from work under the relevant Company or Subsidiary long term disability plan; provided, however, that to entitle a Participant to an extended exercise period for an Incentive Stock Option, the Participant must be described in Section 22(m)(3) of the Code. Notwithstanding the foregoing, for Awards subject to Section 409A of the Code, Disability shall mean that a Participant is disabled under Section 409A(a)(2)(C)(i) or (ii) of the Code.
(p)“Dividend Equivalent” means a right granted to a Participant pursuant to Article 8 to receive the equivalent value (in cash or Stock) of dividends paid on Stock.
(q)“Effective Date” has the meaning set forth in Section 1.3.
(r)“Employee” means any person, including an officer or Director, employed by the Company, its Affiliates and/or Subsidiaries; provided, that, for purposes of determining eligibility to receive Incentive Stock Options, an Employee shall mean an employee of the Company or a parent or subsidiary corporation within the meaning of Section 424 of the Code. Mere service as a Director or payment of a director’s fee by the Company or an Affiliate shall not be sufficient to constitute “employment” by the Company or an Affiliate.
(s)“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor Act thereto.
(t)“Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to an Option, as determined by the Committee.
(u)“Fair Market Value” or “FMV” means, as of any date, the value of Stock determined as follows:
(i)If the Stock is listed on one or more established stock exchanges or national market systems, including without limitation The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market of The NASDAQ Stock Market LLC, its Fair Market Value shall be the closing sales price for such Stock (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Stock is listed (as determined by the Committee) on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last immediately preceding trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Committee deems reliable;
(ii)If the Stock is regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, its Fair Market Value shall be the closing sales price for such Stock as quoted on such system or by such securities dealer on the date of determination, but if selling prices are not reported, the Fair Market Value of a share of Stock shall be the mean between the high bid and low asked prices for the Stock on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Committee deems reliable; or
(iii)In the absence of an established market for the Stock of the type described in (i) and (ii), above, the Fair Market Value thereof shall be determined by the Committee in good faith using any reasonable method of valuation, which method may be set forth with greater specificity in the Award Agreement, (and, to the extent necessary or advisable, in a manner consistent with Section 409A of the Code and Section 422 of the Code for Incentive Stock Options), which determination shall be conclusive and binding on all interested parties. Such reasonable method may be determined by reference to (i) the placing price of the latest private placement of the Shares and the development of the Company’s business operations and the general economic and market conditions since such latest private placement; (ii) other third party transactions involving the Shares and the development of the Company’s business operation and the general economic and market conditions since such sale; (iii) an independent valuation of the Shares (by a qualified valuation expert) or (iv) such other methodologies or information as the Committee determines to be indicative of Fair Market Value and relevant.
(v)“Good Reason” means, unless the applicable Award Agreement states otherwise, (i) if an Employee or Consultant is a party to an employment or service agreement with the Company or its Affiliates and such agreement provides for a definition of “good reason,” the definition contained therein, or (ii) if no such agreement exists or if such agreement does not define “good reason,” in connection with a Termination of Employment by a Participant within one (1) year following a Change in Control, (1) a material adverse alteration in the Participant’s position or in the nature or status of the Participant’s responsibilities from those in effect immediately prior to the Change in Control, or (2) any material reduction in the Participant’s base salary rate or target annual bonus, in each case as in effect immediately prior to the Change in Control, or (3) the relocation of the Participant’s principal place of employment to a location that is more than fifty (50) miles from the location where the Participant was principally employed at the time of the Change in Control or materially increases the time of the Participant’s commute as compared to the Participant’s commute at the time of the Change in Control (except for required travel on the Company’s business to an extent substantially consistent with the Participant’s customary business travel obligations in the ordinary course of business prior to the Change in Control).
    In order to invoke a Termination of Employment for Good Reason, a Participant must provide written notice to the Company or the Employer with respect to which the Participant is employed or providing services of the existence of one or more of the conditions constituting Good Reason within ninety (90) days following the Participant’s knowledge of the initial existence of such condition or conditions, specifying in reasonable detail the conditions constituting Good Reason, and the Company shall have thirty (30) days following receipt of such written notice (the “Cure Period”) during which it may remedy the condition. In the event that the Company or the Employer fails to remedy the condition constituting Good Reason during the applicable Cure Period, the Participant’s “separation from service” (within the meaning of Section 409A of the Code) must occur, if at all, within one (1) year following such Cure Period in order for such termination as a result of such condition to constitute a Termination of Employment for Good Reason.
(w)“Incentive Stock Option” means an Option that is intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code and that meets the requirements set out in the Plan.
(x)“Insider” means an Employee who is, on the relevant date, an officer, director, or ten percent (10%) beneficial owner of the Company, as those terms are defined under Section 16 of the Exchange Act.
(y)“Non-Employee Director” means a member of the Board who qualifies as a “Non-Employee Director” as defined in Rule 16b-3(b)(3) of the Exchange Act, or any successor definition adopted by the Board.
(z)“Non-Qualified Stock Option” means an Option that, by its terms, does not qualify or is not intended to qualify as an Incentive Stock Option.
(aa)“Option” means the right to purchase Stock granted to a Participant in accordance with Article 6. Options granted under the Plan may be Non-Qualified Stock Options, Incentive Stock Options or a combination thereof.
(ab)“Other Stock-Based Award” means an equity-based or equity-related Award not otherwise described by the terms of the Plan, granted pursuant to Section 9.6.
(ac)“Participant” means an eligible person as set forth in Section 5.1 to whom an Award is granted under the Plan.
(ad)“Performance Goal” means any goals established by the Committee pursuant to an Award.
(ae)“Performance Period” means one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, Performance Stock Units and Performance Shares.
(af)“Performance Stock Unit” and “Performance Share” each mean an Award granted to an Employee pursuant to Article 8 herein.
(ag)“Person” has the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.
(ah)“Plan” means this 2018 Incentive Plan, as it may be amended from time to time.
(ai)“Prior Plan” means the Company’s 2014 Equity Incentive Award Plan, as such plan may be amended from time to time.
(aj)“Restricted Stock” means Stock awarded to a Participant pursuant to Article 7 as to which the Restriction Period has not lapsed.
(ak)“Restricted Stock Unit” means an Award granted pursuant to Section 7.10 as to which the Restriction Period has not lapsed.
(al)“Restriction Period” means the period when Restricted Stock or Restricted Stock Units are subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its discretion), as provided in Article 7.
(am)“Securities Act” means the Securities Act of 1933, as amended.
(an)“Shares” or “Stock” means the shares of common stock of the Company.
(ao)“Stock Appreciation Right” or “SAR” means a right granted pursuant to Section 8.5 to receive an amount payable in cash or Shares equal to the excess of (i) the Fair Market Value of a specified number of Shares on the date the SAR is exercised over (ii) the Fair Market Value of such Shares on the date the SAR was granted as set forth in the applicable Award Agreement.
(ap)“Subsidiary” means any corporation, partnership, venture, unincorporated association or other entity in which the Company holds, directly or indirectly, a fifty percent (50%) or greater ownership interest, provided, however, that with respect to an Incentive Stock Option, a Subsidiary must be a corporation. The Committee may, at its sole discretion, designate, on such terms and conditions as the Committee shall determine, any other corporation, partnership, limited liability company, venture, or other entity a Subsidiary for purposes of this Plan.
(aq)“Ten Percent Owner” means a person who owns, or is deemed within the meaning of Section 422(b)(6) of the Code to own, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or any parent or subsidiary corporations of the Company, as defined in Sections 424(e) and (f), respectively, of the Code). Whether a person is a Ten Percent Owner shall be determined with respect to an Option based on the facts existing immediately prior to the grant date of the Option.
(ar)“Termination of Employment” or a similar reference means the event where the Employee is no longer an Employee of the Company or of any Subsidiary, including but not limited to where the employing company ceases to be a Subsidiary. With respect to any Participant who is not an Employee, “Termination of Employment” shall mean cessation of the performance of services. With respect to any Award that provides “non-qualified deferred compensation” within the meaning of Section 409A of the Code, “Termination of Employment” shall mean a “separation from service” as defined under Section 409A of the Code. Military or sick leave or other bona fide leave shall not be deemed a termination of employment, provided that it does not exceed the longer of three (3) months or the period during which the absent Participant’s reemployment rights, if any, are guaranteed by statute or by contract.
(as)“Treasury Regulation” or “Treas. Reg.” means any regulation promulgated under the Code, as such regulation may be amended from to time.
Article 3

Administration
3.1The Committee. The Plan shall be administered by the Committee. Reference to the Committee shall refer to the Board if the Compensation Committee ceases to exist and the Board does not appoint a successor Committee.
3.2Authority of the Committee. The Committee shall have complete control over the administration of the Plan and shall have the authority in its sole discretion to (a) exercise all of the powers granted to it under the Plan, (b) construe, interpret and implement the Plan, grant terms and grant notices, and all Award Agreements, (c) prescribe, amend and rescind rules and regulations relating to the Plan, including rules governing its own operations, (d) make all determinations necessary or advisable in administering the Plan, (e) correct any defect, supply any omission and reconcile any inconsistency in the Plan, (f) amend the Plan to reflect changes in applicable law (whether or not the rights of the holder of any Award are adversely affected, unless otherwise provided by the Committee), (g) grant Awards and determine who shall receive Awards, when such Awards shall be granted and the terms and conditions of such Awards, including, but not limited to, conditioning the exercise, vesting, payout or other term of condition of an Award on the achievement of Performance Goals, (h) unless otherwise provided by the Committee, amend any outstanding Award in any respect, not materially adverse to the Participant, including, without limitation, to (1) accelerate the time or times at which the Award becomes vested, unrestricted or may be exercised (and, in connection with such acceleration, the Committee may provide that any Shares acquired pursuant to such Award shall be Restricted Shares, which are subject to vesting, transfer, forfeiture or repayment provisions similar to those in the Participant’s underlying Award), (2) accelerate the time or times at which shares of Stock are delivered under the Award (and, without limitation on the Committee’s rights, in connection with such acceleration, the Committee may provide that any shares of Stock delivered pursuant to such Award shall be Restricted Shares, which are subject to vesting, transfer, forfeiture or repayment provisions similar to those in the Participant’s underlying Award), or (3) waive or amend any goals, restrictions or conditions applicable to such Award, or impose new goals, restrictions and (i) determine at any time whether, to what extent and under what circumstances and method or methods (1) Awards may be (A) settled in cash, shares of Stock, other securities, other Awards or other property (in which event, the Committee may specify what other effects such settlement will have on the Participant’s Award), (B) exercised or (C) canceled, forfeited or suspended, (2) Shares, other securities, cash, other Awards or other property and other amounts payable with respect to an Award may be deferred either automatically or at the election of the Participant or of the Committee, or (3) Awards may be settled by the Company or any of its Subsidiaries or any of its or their designees.
No Award may be made under the Plan after the tenth (10th) anniversary of the Effective Date.
3.3Committee Decisions Final. The act or determination of a majority of the Committee shall be the act or determination of the Committee and any decision reduced to writing and signed by all of the members of the Committee shall be fully effective as if it had been made by a majority at a meeting duly held. The Committee may employ attorneys, consultants, accountants, agents, and other persons, any of whom may be an Employee, and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions, or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee pursuant to the provisions of the Plan and all related orders or resolutions shall be final and binding upon the Participants, the Company, and all other interested persons, including but not limited to the Company, its stockholders, Employees, Participants, and their estates and beneficiaries.
3.4Delegation of Authority. The Board or Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards or to take other administrative actions pursuant to this Article 3; provided, however, that in no event shall an officer of the Company be delegated the authority to grant Awards to, or amend Awards held by, the following individuals: (a) individuals who are subject to Section 16 of the Exchange Act, or (b) officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder; provided, further, that any delegation of administrative authority shall only be permitted to the extent it is permissible under the Company’s Certificate of Incorporation, Bylaws and Applicable Law. Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation or that are otherwise included in the applicable Organizational Documents, and the Board or Committee, as applicable, may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 3.4 shall serve in such capacity at the pleasure of the Board or the Committee, as applicable, and the Board or the Committee may abolish any committee at any time and re-vest in itself any previously delegated authority.
3.5Indemnification. To the extent allowable pursuant to applicable law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
Article 4
Shares Subject to the Plan
4.1Number of Shares. Subject to adjustment as provided in Sections 4.2 and 4.3, the aggregate number of Shares of Stock which may be issued or transferred pursuant to Awards under the Plan shall be the sum of: (i) 800,000 shares, plus (ii) the number of shares of common stock of the Company which remain available for grants of options or other awards under the Prior Plan as of the Effective Date, plus (iii) the number of Shares that, after the Effective Date, would again become available for issuance pursuant to the reserved share replenishment provisions of the Prior Plan as a result of, stock options issued thereunder expiring or becoming unexercisable for any reason before being exercised in full, or, as a result of restricted stock being forfeited to the Company or repurchased by the Company pursuant to the terms of the agreements governing such shares. The share replenishment provision of the immediately preceding clause (iii) shall be effective regardless of whether the Prior Plan has terminated or remains in effect. Notwithstanding the foregoing, in order that the applicable regulations under the Code relating to Incentive Stock Options be satisfied, the maximum number of shares of Stock that may be delivered upon exercise of Incentive Stock Options shall be 300,000, as adjusted under Sections 4.2 and 4.3. Shares of Stock issued pursuant to the Plan may be either authorized but unissued Shares or Shares held by the Company in its treasury.
4.2Share Accounting. Without limiting the discretion of the Committee under this section, the following rules will apply for purposes of the determination of the number of Shares available for grant under the Plan or compliance with the foregoing limits:
(a)If an outstanding Award for any reason expires or is terminated or canceled without having been exercised or settled in full, or if Shares acquired pursuant to an Award subject to forfeiture are forfeited under the terms of the Plan or the relevant Award, the Shares allocable to the terminated portion of such Award or such forfeited Shares shall again be available for issuance under the Plan.
(b)Shares shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash, other than an Option.
(c)If the exercise price of an Option is paid by tender to the Company, or attestation to the ownership, of Shares owned by the Participant, or an Option is settled without the payment of the exercise price, or the payment of taxes with respect to any Award is settled by a net exercise, the number of shares available for issuance under the Plan shall be reduced by the gross number of shares for which the Option is exercised or other Awards that have vested.
4.3Adjustments in Authorized Plan Shares and Outstanding Awards. In the event of any merger, reorganization, consolidation, recapitalization, separation, split-up, liquidation, Share combination, Stock split, Stock dividend, an extraordinary cash distribution on Stock, a corporate separation or other reorganization or liquidation or other change in the corporate or capital structure of the Company affecting the Shares, an adjustment shall be made in a manner consistent with

Sections 422 and 424(h)(3) of the Code for Incentive Stock Options and in a manner consistent with Section 409A of the Code for Non-Qualified Stock Options and in the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan, and/or the number of outstanding Options, Shares of Restricted Stock, and Performance Shares (and Restricted Stock Units, Performance Stock Units and other Awards whose value is based on a number of Shares) constituting outstanding Awards, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights. The Committee may make adjustments in the terms and conditions of, and the criteria included in Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in this Section) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. Adjustments under this Section 4.3 shall be consistent with Section 409A of the Code and adjustments pursuant to determination of the Committee shall be conclusive and binding on all Participants under the Plan.
4.4Limitation on Number of Shares Granted to Independent Directors. Notwithstanding any provision in the Plan to the contrary, the sum of the grant date fair value of equity-based Awards and the amount of any cash-based Awards granted to an Independent Director during any calendar year shall not exceed five hundred thousand dollars ($500,000).
Article 5
Eligibility and Participation
5.1Eligibility. Individuals eligible to participate in the Plan include all Employees, Directors, Non-Employee Directors, and all Consultants and advisors to the Company, its Affiliates and/or Subsidiaries, as determined by the Committee.
5.2Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible individuals, those to whom Awards shall be granted and shall determine, in its sole discretion, the nature of, any and all terms permissible by law, and the amount of each Award. In making this determination, the Committee may consider any factors it deems relevant, including without limitation, the office or position held by a Participant or the Participant’s relationship to the Company, the Participant’s degree of responsibility for and contribution to the growth and success of the Company or any Subsidiary or Affiliate, the Participant’s length of service, promotions and potential.
5.3Foreign Participants. In order to assure the viability of Awards granted to Participants employed in foreign countries, the Committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy, or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements, or alternative versions of, the Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of the Plan as in effect for any other purpose; provided, however, that no such supplements, amendments, restatements, or alternative versions shall increase the share limitations contained in Section 4.1 of the Plan.
Article 6
Options
6.1Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number, and upon such terms and conditions, and at any time and from time to time as shall be determined by the Committee, in its sole discretion; provided, however, that (i) no Award of an Incentive Stock Option may be made pursuant to this Plan after the tenth (10th) anniversary of the Effective Date, and (ii) Incentive Stock Options may be granted only to eligible Employees of the Company or of any parent or subsidiary corporation (as permitted under Sections 422 and 424 of the Code). If an Option is intended to be an Incentive Stock Option, and if, for any reason, such Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a Non-Qualified Stock Option appropriately granted under the Plan; provided that such Option (or portion thereof) otherwise complies with the Plan’s requirements relating to Non-Qualified Stock Options. In addition, the Committee may, from time to time, provide for the payment of Dividend Equivalents on Options, prospectively and/or retroactively, on such terms and conditions as the Committee may require. The Committee shall have discretion in determining the number of Shares subject to Options granted to each Employee, subject to the limitations set forth in Article 4.
6.2Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the terms and conditions of the Option, including the Exercise Price, the maximum duration of the Option, the number of Shares to which the Option pertains, the conditions upon which an Option shall become vested and exercisable, and such other provisions as the Committee shall determine which are not inconsistent with the terms of the Plan. The Award Agreement also shall specify whether the Option is intended to be an Incentive Stock Option or a Non-Qualified Stock Option.
6.3Exercise Price. Unless a greater Exercise Price is determined by the Committee, the Exercise Price for each Option awarded under this Plan shall be equal to one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted. In the case of an Incentive Stock Option granted to a Ten Percent Owner, such Incentive Stock Option shall be granted at a price that is not less than one hundred and ten percent (110%) of Fair Market Value on the date of grant.

6.4Duration of Options. Each Option shall expire at such time as the Committee shall determine at the time of grant (which duration may be extended by the Committee); provided, however, that no Option shall be exercisable later than the tenth (10th) anniversary date of its grant or on or after the fifth (5th) anniversary of its grant date if the Participant is a Ten Percent Owner. In the event the Committee does not specify the expiration date of an Option, then such Option will expire on the tenth (10th) anniversary date of its grant or on or after the fifth (5th) anniversary of its grant date if the Participant is a Ten Percent Owner, except as otherwise provided herein.
In the case of an Incentive Stock Option, such Incentive Stock Option may not be exercised to any extent by anyone after the first to occur of the following events:
(a)The expiration date of the Incentive Stock Option.
(b)One (1) year after the date of the Participant’s Termination of Employment on account of Disability or death. Upon the Participant’s Disability or death, any Incentive Stock Options exercisable at the Participant’s Disability or death may be exercised by the Participant’s legal representative or representatives, by the person or persons entitled to do so pursuant to the Participant’s last will and testament, or, if the Participant fails to make testamentary disposition of such Incentive Stock Option or dies intestate, by the person or persons entitled to receive the Incentive Stock Option pursuant to the applicable laws of descent and distribution.
(c)Three (3) months after the date of the Participant’s Termination of Employment without Cause other than Disability or death. Whether a Participant continues to be an employee shall be determined in accordance with Treas. Reg. Section 1.421-1(h)(2).
6.5Vesting of Options. A grant of Options shall vest at such times and under such terms and conditions as determined by the Committee including, without limitation, suspension of a Participant’s vesting during all or a portion of a Participant’s leave of absence. The Committee shall have the right to accelerate the vesting of any Option; however, the Chairman of the Board, or his successors, or such other persons designated by the Committee, shall have the authority to accelerate the vesting of Options for any Participant who is not an Insider.
6.6Exercise of Options. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant; provided, however, that during a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant. Exercises of Options may be effected only on days and during the hours NASDAQ is open for regular trading. The Company may change or limit the times or days Options may be exercised. If an Option expires on a day or at a time when exercises are not permitted, then the Options may be exercised no later than the immediately preceding date and time that the Options were exercisable.
An Option shall be exercised by providing notice to the designated agent selected by the Company (if no such agent has been designated, then to the Company), in the manner and form determined by the Company, which notice shall be irrevocable, setting forth the exact number of Shares with respect to which the Option is being exercised and including with such notice payment of the Exercise Price, as applicable. When an Option has been transferred, the Company or its designated agent may require appropriate documentation that the person or persons exercising the Option, if other than the Participant, has the right to exercise the Option. No Option may be exercised with respect to a fraction of a Share.
Additionally, the Participant shall give the Company prompt notice of any disposition of shares of Stock acquired by exercise of an Incentive Stock Option within (i) two (2) years from the date of grant of such Incentive Stock Option or (ii) one (1) year after the transfer of such shares of Stock to the Participant.
6.7ISO Individual Dollar Limitation. The aggregate Fair Market Value (determined as of the time the Option is granted) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed one hundred thousand dollars ($100,000.00) or such other limitation as imposed by Section 422(d) of the Code. To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Stock Options.
6.8Payment. Unless otherwise determined by the Committee, the Exercise Price shall be paid in full at the time of exercise. No Shares shall be issued or transferred until full payment has been received or the next business day thereafter, as determined by the Company.
The Committee may, from time to time, determine or modify the method or methods of exercising Options or the manner in which the Exercise Price is to be paid. Unless otherwise provided by the Committee in full or in part, to the extent permitted by Applicable Law, payment may be made by any of the following:
(a)cash or certified or bank check;

(b)delivery of Shares owned by the Participant duly endorsed for transfer to the Company, with a Fair Market Value of such Shares delivered on the date of delivery equal to the Exercise Price (or portion thereof) due for the number of Shares being acquired;
(c)if the Company has designated a stockbroker to act as the Company’s agent to process Option exercises, an Option may be exercised by issuing an exercise notice together with instructions to such stockbroker irrevocably instructing the stockbroker: (i) to immediately sell (which shall include an exercise notice that becomes effective upon execution of a sale order) a sufficient portion of the Shares to be received from the Option exercise to pay the Exercise Price of the Options being exercised and the required tax withholding, and (ii) to deliver on the settlement date the portion of the proceeds of the sale equal to the Exercise Price and tax withholding to the Company. In the event the stockbroker sells any Shares on behalf of a Participant, the stockbroker shall be acting solely as the agent of the Participant, and the Company disclaims any responsibility for the actions of the stockbroker in making any such sales. However, if the Participant is an Insider, then the instruction to the stock broker to sell in the preceding sentence is intended to comply with the requirements of Rule 10b5-1(c)(1)(i)(B) of the Exchange Act to the extent permitted by law. No Shares shall be issued until the settlement date and until the proceeds (equal to the Exercise Price and tax withholding) are paid to the Company;
(d)at any time, the Committee may, in addition to or in lieu of the foregoing, provide that an Option may be “stock settled,” which shall mean upon exercise of an Option, the Company may fully satisfy its obligation under the Option by delivering that number of shares of Stock found by taking the difference between (i) the Fair Market Value of the Stock on the exercise date, multiplied by the number of Options being exercised and (ii) the total Exercise Price of the Options being exercised, and dividing such difference by the Fair Market Value of the Stock on the exercise date; or
(e)any combination of the foregoing methods.
Restricted Stock may not be used to pay the Exercise Price.
Notwithstanding any other provision of the Plan to the contrary, no Participant who is a Director or an “Executive Officer” of the Company shall be permitted to pay the Exercise Price of an Option in any method which would violate Section 13(h) of the Exchange Act.
6.9Termination of Employment. Unless otherwise provided by the Committee, the following limitations on the exercise of Options shall apply upon Termination of Employment:
(a)Termination by Death or Disability. In the event of the Participant’s Termination of Employment by reason of death or Disability, all outstanding Options granted to that Participant shall immediately vest as of the date of Termination of Employment and may be exercised, if at all, no more than five (5) years from the date of the Termination of Employment, unless the Options, by their terms, expire earlier.
(b)Termination for Cause. In the event of the Participant’s Termination of Employment by the Company for Cause, all outstanding Options held by the Participant shall immediately be forfeited to the Company and no additional exercise period shall be allowed, regardless of the vested status of the Options.
(c)Other Termination of Employment. In the event of the Participant’s Termination of Employment for any reason other than the reasons set forth in (a) or (b), above:
(i)All outstanding Options which are vested as of the effective date of Termination of Employment may be exercised, if at all, no more than five (5) years from the date of Termination of Employment if the Participant is eligible to retire, or three (3) months from the date of the Termination of Employment if the Participant is not eligible to retire, as the case may be, unless in either case the Options, by their terms, expire earlier; and
(ii)In the event of the death of the Participant after Termination of Employment, this paragraph (c) shall still apply and not paragraph (a), above.
(iii)Except as provided in Section 6.9(a) and Section 11.2, all Options held by the Participant which are not vested on or before the effective date of Termination of Employment shall immediately be forfeited to the Company (and the Shares subject to such forfeited Options shall once again become available for issuance under the Plan).
(d)Other Terms and Conditions. Notwithstanding the foregoing, the Committee may, in its sole discretion, establish different, or waive, terms and conditions pertaining to the effect of Termination of Employment on Options, whether or not the Options are outstanding, but no such modification shall shorten the terms of Options issued prior to such modification or otherwise be materially adverse to the Participant.
6.10Restrictions on Exercise and Transfer of Options. Unless otherwise provided by the Committee:

(a)During the Participant’s lifetime, the Participant’s Options shall be exercisable only by the Participant or by the Participant’s guardian or legal representative. After the death of the Participant, except as otherwise provided by Article 9, an Option shall only be exercised by the holder thereof (including, but not limited to, an executor or administrator of a decedent’s estate) or his or her guardian or legal representative.
(b)No Option shall be transferable except: (i) in the case of the Participant, only upon the Participant’s death and in accordance with Article 9; and (ii) in the case of any holder after the Participant’s death, only by will or by the laws of descent and distribution; and (iii) pursuant to a domestic relations order.
Article 7
Restricted Stock
7.1Grant of Restricted Stock. Subject to the terms and provisions of the Plan, Shares of Restricted Stock may be granted to Participants in such amounts and upon such terms and conditions as the Committee shall determine in its sole discretion. In addition to any other terms and conditions imposed by the Committee, vesting of Restricted Stock may be conditioned upon the achievement of Performance Goals.
7.2Restricted Stock Agreement. The Committee may require, as a condition to receiving a Restricted Stock Award, that the Participant enter into a Restricted Stock Award Agreement, setting forth the terms and conditions of the Award. In lieu of a Restricted Stock Award Agreement, the Committee may provide the terms and conditions of an Award in a notice to the Participant of the Award, on the Stock certificate representing the Restricted Stock, in the resolution approving the Award, or in such other manner as it deems appropriate. If certificates representing the Restricted Stock are registered in the name of the Participant, any certificates so issued shall be printed with an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award as determined or authorized in the sole discretion of the Committee. Shares recorded in book-entry form shall be recorded with a notation referring to the terms, conditions, and restrictions applicable to such Award as determined or authorized in the sole discretion of the Committee. The Committee may require that the stock certificates or book-entry registrations evidencing Shares of Restricted Stock be held in custody by a designated escrow agent (which may but need not be the Company) until the restrictions thereon shall have lapsed, and that the Participant deliver a stock power, endorsed in blank, relating to the Stock covered by such Award.
7.3Transferability. Except as otherwise provided in this Article 7, and subject to any additional terms in the grant thereof, Shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until fully vested.
7.4Restrictions. The Restricted Stock shall be subject to such vesting terms, including the achievement of Performance Goals, as may be determined by the Committee. Unless otherwise provided by the Committee, to the extent Restricted Stock is subject to any condition to vesting, if such condition or conditions are not satisfied by the time the period for achieving such condition has expired, such Restricted Stock shall be forfeited. The Committee may impose such other conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including but not limited to a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock and/or restrictions under Applicable Law. The Committee may also grant Restricted Stock without any terms or conditions in the form of vested Stock Awards.
7.5Removal of Restrictions. Except as otherwise provided in this Article 7 or otherwise provided in the grant thereof, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after completion of all conditions to vesting, if any. However, the Committee, in its sole discretion, shall have the right to immediately vest the shares and waive all or part of the restrictions and conditions with regard to all or part of the Shares held by any Participant at any time.
7.6Voting Rights, Dividends and Other Distributions. Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights and, unless otherwise provided in an Award Agreement, shall receive all dividends and distributions paid with respect to such Shares. The Committee may require that dividends and other distributions, other than regular cash dividends, paid to Participants with respect to Shares of Restricted Stock be subject to the same restrictions and conditions as the Shares of Restricted Stock with respect to which they were paid. If any such dividends or distributions are paid in Shares, the Shares shall automatically be subject to the same restrictions and conditions as the Shares of Restricted Stock with respect to which they were paid. In addition, with respect to a Share of Restricted Stock, dividends shall only be paid out to the extent that the Share of Restricted Stock vests. Any cash dividends and stock dividends with respect to the Restricted Stock shall be withheld by the Company for the Participant’s account, and interest may be credited on the amount of the cash dividends withheld at a rate and subject to such terms as determined by the Committee. The cash dividends or stock dividends so withheld by the Committee and attributable to any particular share of Restricted Stock (and earnings thereon, if applicable) shall be distributed to the Participant in cash or, at the discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such dividends, if applicable, upon the release of restrictions on such share and, if such share is forfeited, the Participant shall have no right to such dividends.

7.7Termination of Employment Due to Death or Disability. In the event of the Participant’s Termination of Employment by reason of death or Disability, unless otherwise determined by the Committee, all restrictions imposed on outstanding Shares of Restricted Stock held by the Participant shall immediately lapse and the Restricted Stock shall immediately become fully vested as of the date of Termination of Employment.
7.8Termination of Employment for Other Reasons. Unless otherwise provided by the Committee, in the event of the Participant’s Termination of Employment for any reason other than those specifically set forth in Section 7.7 herein, subject to Section 11.2, all Shares of Restricted Stock held by the Participant which are not vested as of the effective date of Termination of Employment shall immediately be forfeited and returned to the Company.
7.9Section 83(b) Election. The Committee may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Section 83(b) of the Code. If a Participant makes an election pursuant to Section 83(b) of the Code concerning a Restricted Stock Award, the Participant shall be required to file promptly a copy of such election with the Company.
7.10Restricted Stock Units. In lieu of or in addition to Restricted Stock, the Committee may grant Restricted Stock Units under such terms and conditions as shall be determined by the Committee in accordance with Section 3.2. Restricted Stock Units shall be subject to the same terms and conditions under this Plan as Restricted Stock except as otherwise provided in this Plan or as otherwise provided by the Committee. Except as otherwise provided by the Committee, the award shall be settled and paid out promptly upon vesting (to the extent permitted by Section 409A of the Code), and the Participant holding such Restricted Stock Units shall receive, as determined by the Committee, Shares (or cash equal to the Fair Market Value of the number of Shares as of the date the Award becomes payable) equal to the number of such Restricted Stock Units. Restricted Stock Units shall not be transferable, shall have no voting rights, and, unless otherwise determined by the Committee, shall not receive dividends or Dividend Equivalents (which in any event shall only be paid out to the extent that the Restricted Stock Units vest). Upon a Participant’s Termination of Employment due to death or Disability, the Committee will determine whether there should be any acceleration of vesting.
Article 8
Other Types of Awards
8.1Performance Share Awards. Any Participant selected by the Committee may be granted one or more Performance Share awards which shall be denominated in a number of shares of Stock and which may be linked to any one or more of the Performance Goals or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant.
8.2Performance Stock Units. Any Participant selected by the Committee may be granted one or more Performance Stock Unit awards which shall be denominated in units of value including dollar value of shares of Stock and which may be linked to any one or more of the Performance Goals or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant.
8.3Dividend Equivalents. Any Participant selected by the Committee may be granted Dividend Equivalents based on the dividends declared on the shares of Stock that are subject to any Award, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests or expires, as determined by the Committee. Such Dividend Equivalents shall be converted to cash or additional shares of Stock by such formula and at such time and subject to such limitations as may be determined by the Committee, in a matter consistent with the rules of Section 409A of the Code. Dividend Equivalents granted with respect to Options or SARs shall be payable, with respect to pre-exercise periods, regardless of whether such Option or SAR is subsequently exercised. Notwithstanding the foregoing, Dividend Equivalents granted by the Committee hereunder shall only be paid out to the extent that the Award vests.
8.4Deferred Stock. Any Participant selected by the Committee may be granted an award of Deferred Stock in the manner determined from time to time by the Committee. The number of shares of Deferred Stock shall be determined by the Committee and may be linked to the Performance Criteria or other specific performance criteria determined to be appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. Stock underlying a Deferred Stock Award will not be issued until the Deferred Stock Award has vested, pursuant to a vesting schedule or performance criteria set by the Committee. Unless otherwise provided by the Committee, a Participant awarded Deferred Stock shall have no rights as a Company stockholder with respect to such Deferred Stock until such time as the Deferred Stock Award has vested and the Stock underlying the Deferred Stock Award has been issued.
8.5Stock Appreciation Rights. Any Participant selected by the Committee may be granted one or more SARs. SARs may be granted alone or in tandem with Options. Each SAR shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the SAR, and such other provisions as the Committee shall determine. With respect to

SARs granted in tandem with Options, the exercise of either such Options or such SARs shall result in the simultaneous cancellation of the same number of tandem SARs or Options, as the case may be. The exercise price per share of Stock covered by a SAR granted pursuant to the Plan shall be equal to or greater than Fair Market Value on the date the SAR was granted. The term of each SAR shall be determined by the Committee in its sole discretion, but in no event shall the term exceed ten (10) years from the date of grant. SARs may be settled in the form of cash, shares of Stock or a combination of cash and shares of Stock, as determined by the Committee. Except as the Committee may deem inappropriate or inapplicable in the circumstances, SARs shall be subject to terms and conditions substantially similar to those applicable to a Non-Qualified Options.
8.6Other Stock-Based Awards. Any Participant selected by the Committee may be granted one or more Awards that provide Participants with shares of Stock or the right to purchase shares of Stock or that have a value derived from the value of, or an exercise or conversion privilege at a price related to, or that are otherwise payable in shares of Stock and which may be linked to any one or more of the Performance Goals or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of Award) the contributions, responsibilities and other compensation of the particular Participant.
8.7Performance Bonus Awards. Any Participant selected by the Committee may be granted one or more Awards in the form of a cash bonus (a “Performance Bonus Award”) payable upon the attainment of Performance Goals that are established by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee.
8.8Term. Except as otherwise provided herein, the term of any Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Deferred Stock, Stock Appreciation Right, Other Stock-Based Award and Performance Bonus Award shall be set by the Committee in its discretion.
8.9Exercise or Purchase Price. The Committee may establish the exercise or purchase price, if any, of any Award of Performance Shares, Performance Stock Units, Deferred Stock, Stock Appreciation Rights, Other Stock-Based Award and Performance Bonus Award; provided, however, that such price shall not be less than the par value of a share of Stock on the date of grant, unless otherwise permitted by Applicable Law.
8.10Exercise Upon Termination of Employment or Service. An Award of Performance Shares, Performance Stock Units, Deferred Stock, Stock Appreciation Rights, Other Stock-Based Award and Performance Bonus Award shall only be exercisable or payable while the Participant is an Employee, Consultant or a member of the Board, as applicable; provided, however, that the Committee in its sole and absolute discretion may provide that an Award of Performance Shares, Performance Stock Units, Deferred Stock, Stock Appreciation Rights, Other Stock-Based Award and Performance Bonus Award may be exercised or paid subsequent to a Termination of Employment without Cause. In the event of the Termination of Employment of a Participant by the Company for Cause, all Awards under this Article 8 shall be forfeited by the Participant to the Company.
8.11Form of Payment. Payments with respect to any Awards granted under this Article 8 shall be made in cash, in Stock or a combination of both, as determined by the Committee.
8.12Award Agreement. All Awards under this Article 8 shall be subject to such additional terms and conditions as determined by the Committee and shall be evidenced by a written Award Agreement.
8.13Nontransferability. Unless otherwise provided by the Committee, all Awards under this Article 8 may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than in accordance with Article 9 or pursuant to a domestic relations order.
Article 9
Beneficiary Designation
Notwithstanding Sections 6.10, 7.3, 7.10 and 8.14, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If the Participant is married and resides in a community property state, a designation of a person other than the Participant’s spouse as his or her beneficiary with respect to more than fifty percent (50%) of the Participant’s interest in the Award shall not be effective without the prior written consent of the Participant’s spouse. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

Article 10
Employee Matters
10.1Limitation of Rights in Stock. A Participant shall not be deemed for any purpose to be a stockholder of the Company with respect to any of the Shares of Stock subject to an Award, unless and until Shares shall have been issued therefor and delivered to the Participant or his agent. Any Stock to be issued pursuant to Awards granted under the Plan shall be subject to all restrictions upon the transfer thereof which may be now or hereafter imposed by the Certificate of Incorporation and the Bylaws of the Company.
10.2Employment Not Guaranteed. Nothing in the Plan shall interfere with or limit in any way the right of the Company (or any Affiliate) to terminate any Participant’s Employment at any time, nor confer upon any Participant any right to continue in the employ of the Company (or any Affiliate), subject to the terms of any separate employment or consulting agreement or provision of law or corporate articles or by-laws to the contrary, at any time to terminate such employment or consulting agreement or to increase or decrease, or otherwise adjust, the other terms and conditions of the recipient’s employment or other association with the Company and its Affiliates.
10.3Participation. No Employee shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award. In addition, there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated.
10.4Reimbursement of Company for Unearned or Ill-gotten Gains. Unless otherwise specifically provided in an Award Agreement, and to the extent permitted by Applicable Law, if the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, the Committee may, without obtaining the approval or consent of the Company’s shareholders or of any Participant, require that any Participant who personally engaged in one of more acts of fraud or misconduct that have caused or partially caused the need for such restatement or any current or former chief executive officer, chief financial officer, or executive officer, regardless of their conduct, to reimburse the Company in a manner consistent with Section 409A of the Code, if the Award constitutes “Non-Qualified Deferred Compensation,” for all or any portion of any Awards granted or settled under this Plan (with each such case being a “Reimbursement”), or the Committee may require the Termination or Rescission of, or the Recapture associated with, any Award, in excess of the amount the Participant would have received under the accounting restatement.
Article 11
Change in Control
11.1Vesting Upon Change in Control. For the avoidance of doubt, the Committee may not accelerate the vesting and exercisability (as applicable) of any outstanding Awards, in whole or in part, solely upon the occurrence of a Change in Control except as provided in this Section 11.1. In the event of a Change in Control after the date of the adoption of the Plan, then:
(a)to the extent an outstanding Award subject solely to time-based vesting is not assumed or replaced by a comparable Award referencing shares of the capital stock of the successor corporation or its “parent corporation” (as defined in Section 424(e) of the Code) or “subsidiary corporation” (as defined in Section 424(f) of the Code) which is publicly traded on a national stock exchange or quotation system, as determined by the Committee in its sole discretion, with appropriate adjustments as to the number and kinds of shares and the exercise prices, if applicable, then any outstanding Award subject solely to time-based vesting then held by Participants that is unexercisable, unvested or still subject to restrictions or forfeiture shall, in each case as specified by the Committee in the applicable Award Agreement or otherwise, be deemed exercisable or otherwise vested, as the case may be, as of immediately prior to such Change in Control;
(b)all Awards that vest subject to the achievement of any performance goal, target performance level, or similar performance-related requirement shall, in each case as specified by the Committee in the applicable Award Agreement or otherwise, either (A) be canceled and terminated without any payment or consideration therefor; or (B) automatically vest based on: (1) actual achievement of any applicable Performance Goals through the date of the Change in Control, as determined by the Committee in its sole discretion; or (2) achievement of target performance levels (or the greater of actual achievement of any applicable Performance Goals through the date of the Change in Control, as determined by the Committee in its sole discretion, and target performance levels); provided that in the case of vesting based on target performance levels such Awards shall also be prorated based on the portion of the Performance Period elapsed prior to the Change in Control; and, in the case of this clause (B), shall be paid at the earliest time permitted under the terms of the applicable agreement, plan or arrangement that will not trigger a tax or penalty under Section 409A of the Code, as determined by the Committee; and

(c)Each outstanding Award that is assumed in connection with a Change in Control, or is otherwise to continue in effect subsequent to the Change in Control, will be appropriately adjusted, immediately after the Change in Control, as to the number and class of securities and other relevant terms in accordance with Section 4.3.
11.2Termination of Employment Upon Change in Control. Unless the Committee provides otherwise, upon a Participant’s Termination of Employment (i) by the Company or its successor or surviving corporation without Cause, or (ii) by the Participant for Good Reason (including the Termination of Employment of the Participant if he or she is employed by an Affiliate at the time the Company sells or otherwise divests itself of such Affiliate) on or within one (1) year following a Change in Control, subject to the Participant’s execution of a waiver and release of claims in a form and manner satisfactory to the Company, all outstanding Awards shall immediately become fully vested and exercisable; provided that Restricted Stock Units shall be settled in accordance with the terms of the grant without regard to the Change in Control unless the Change in Control constitutes a “change in control event” within the meaning of Section 409A of the Code and such Termination of Employment occurs within one (1) year following such Change in Control, in which case the Restricted Stock Units shall be settled and paid out with such Termination of Employment.
Article 12
Amendment, Modification, and Termination
12.1Amendment, Modification, and Termination of Plan. At any time and from time to time, the Board may amend, modify, alter, suspend, discontinue or terminate the Plan, in whole or in part, without stockholder approval; provided, however, that (a) to the extent necessary and desirable to comply with any Applicable Law, regulation, or stock exchange rule, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required, and (b) stockholder approval is required for any amendment to the Plan that (i) increases the number of shares available under the Plan (other than any adjustment as provided by Section 4.3) or the number of shares available for issuance as ISOs, or (ii) permits the Committee to grant Options with an Exercise Price that is below Fair Market Value on the date of grant, or (iii) permits the Committee to extend the exercise period for an Option beyond ten (10) years from the date of grant, or (iv) results in a material increase in benefits or a change in eligibility requirements, or (v) change the granting corporation or (vi) the type of stock.
12.2Amendment of Awards. Subject to Section 4.3, at any time and from time to time, the Committee may amend the terms of any one or more outstanding Awards, provided that the Award as amended is consistent with the terms of the Plan or if necessary or advisable for the purpose of conforming the Plan or an Award Agreement to any present or future law relating to plans of this or similar nature (including, without limitation, Section 409A and Section 162(m) of the Code), and to the administrative regulations and rulings promulgated thereunder. Notwithstanding any provision in this Plan to the contrary, absent approval of the stockholders of the Company, no Option may be amended to reduce the per share Exercise Price of the shares subject to such Option below the per share exercise price as of the date the Option is granted and, except as permitted by Section 4.3, no Option may be granted in exchange for, or in connection with, the cancellation or surrender of an Option having a higher per share Exercise Price.
12.3Awards Previously Granted. No termination, amendment, or modification of the Plan or any Award shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award; provided, however, that any such modification made for the purpose of complying with Section 409A of the Code may be made by the Company without the consent of any Participant.
12.4Repricing and Backdating Prohibited. Notwithstanding anything in this Plan to the contrary, except as provided under Section 4.3 and Section 12.1, neither the Committee nor any other person may (i) amend the terms of outstanding Options or SARs to reduce the exercise or grant price of such outstanding Options or SARs; (ii) cancel outstanding Options or SARs in exchange for Options or SARs with an exercise or grant price that is less than the exercise price of the original Options or SARs; or (iii) cancel outstanding Options or SARs with an exercise or grant price above the current Share price in exchange for cash or other securities. In addition, the Committee may not make a grant of an Option or SAR with a grant date that is effective prior to the date the Committee takes action to approve such Award.
12.5Cancellation and Termination of Awards. The Committee may, in connection with any merger, consolidation, share exchange or other transaction entered into by the Company in good faith, determine that any outstanding Awards granted under the Plan, whether or not vested, will be canceled and terminated and that in connection with such cancellation and termination the holder of such Award may receive for each Share subject to such Award a cash payment (or the delivery of shares of stock, other securities or a combination of cash, stock and securities equivalent to such cash payment) equal to the difference, if any, between the amount determined by the Committee to be the Fair Market Value of the Stock and the purchase price per Share (if any) under the Award multiplied by the number of Shares subject to such Award; provided that if such product is zero or less or to the extent that the Award is not then exercisable, the Award will be canceled and terminated without payment therefor.
12.6Delay in Payment. To the extent required in order to avoid the imposition of any interest and/or additional tax under Section 409A(a)(1)(B) of the Code, any amount that is considered deferred compensation under the Plan or Agreement and that is required to be postponed pursuant to Section 409A of the Code, following the a Participant’s Termination of

Employment shall be delayed for six (6) months if a Participant is deemed to be a “specified employee” as defined in Section 409A(a)(2)(i)(B) of the Code; provided that, if the Participant dies during the postponement period prior to the payment of the postponed amount, the amounts withheld on account of Section 409A of the Code shall be paid to the executor or administrator of the decedent’s estate within 60 days following the date of his death. A “Specified Employee” means any Participant who is a “key employee” (as defined in Section 416(i) of the Code without regard to paragraph (5) thereof), as determined by the Company in accordance with its uniform policy with respect to all arrangements subject to Section 409A of the Code, based upon the twelve (12) month period ending on each December 31st (such twelve (12) month period is referred to below as the “identification period”). All Participants who are determined to be key employees under Section 416(i) of the Code (without regard to paragraph (5) thereof) during the identification period shall be treated as Specified Employees for purposes of the Plan during the twelve (12) month period that begins on the first day of the 4th month following the close of such identification period.
Article 13
Withholding
13.1Tax Withholding. Unless otherwise provided by the Committee, the Company shall deduct or withhold any amount needed to satisfy any foreign, federal, state, or local tax (including but not limited to the Participant’s employment tax obligations) required by law to be withheld with respect to any taxable event arising or as a result of this Plan (“Withholding Taxes”).
13.2Share Withholding. Unless otherwise provided by the Committee, upon the exercise of Options, the lapse of restrictions on Restricted Stock, the vesting of Restricted Stock Units the distribution of Performance Shares in the form of Stock, or any other taxable event hereunder involving the transfer of Stock to a Participant, the Company shall withhold Stock equal in value, using the Fair Market Value on the date determined by the Company to be used to value the Stock for tax purposes, to the Withholding Taxes applicable to such transaction.
Any fractional Share of Stock payable to a Participant shall be withheld as additional Federal withholding, or, at the option of the Company, paid in cash to the Participant.
Unless otherwise determined by the Committee, when the method of payment for the Exercise Price is from the sale by a stockbroker pursuant to Section 6.8(c), herein, of the Stock acquired through the Option exercise, then the tax withholding shall be satisfied out of the proceeds. For administrative purposes in determining the amount of taxes due, the sale price of such Stock shall be deemed to be the Fair Market Value of the Stock.
If permitted by the Committee, prior to the end of any Performance Period a Participant may elect to have a greater amount of Stock withheld from the distribution of Performance Shares to pay withholding taxes; provided, however, the Committee may prohibit or limit any individual election or all such elections at any time.
Alternatively, or in combination with the foregoing, the Committee may require Withholding Taxes to be paid in cash by the Participant or by the sale of a portion of the Stock being distributed in connection with an Award, or by a combination thereof.
The withholding of taxes is intended to comply with the requirements of Rule 10b5-1(c)(1)(i)(B) of the Exchange Act to the extent permitted by law.
Article 14
Successors
All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.
Article 15
General Provisions
15.1Minimum Vesting. Each Award shall have a minimum vesting period of one (1) year; provided that the Committee may determine in its sole discretion up to five percent (5%) of the Shares available for issuance under the Plan may be granted free of such minimum vesting requirements.
15.2No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

15.3Reservation of Stock. The Company shall at all times during the term of the Plan and any outstanding Awards granted hereunder reserve or otherwise keep available such number of Shares of Stock as will be sufficient to satisfy the requirements of the Plan (if then in effect) and the Awards and shall pay all fees and expenses necessarily incurred by the Company in connection therewith.
15.4Notification of Disposition. Each person exercising any Incentive Stock Option granted under the Plan shall be deemed to have covenanted with the Company to report to the Company any disposition of such Shares prior to the expiration of the holding periods specified by Section 422(a)(1) of the Code and, if and to the extent that the realization of income in such a disposition imposes upon the Company federal, state, local or other withholding tax requirements, or any such withholding is required to secure for the Company an otherwise available tax deduction, to remit to the Company an amount in cash sufficient to satisfy those requirements.
15.5Unfunded Status of the Plan. The Plan is intended to constitute an “unfunded” plan for incentive compensation, and the Plan is not intended to constitute a plan subject to the provisions of ERISA. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or payments with respect to Options, Stock Appreciation Rights and other Awards hereunder, provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.
15.6Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Company shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including without limitation, the granting of stock options and restricted stock other than under the Plan, and such arrangements may be either applicable generally or only in specific cases.
15.7Investment Representations. The Company shall be under no obligation to issue any shares covered by any Award unless the shares to be issued pursuant to Awards granted under the Plan have been effectively registered under the Securities Act of 1933, as amended, or the Participant shall have made such written representations to the Company (upon which the Company believes it may reasonably rely) as the Company may deem necessary or appropriate for purposes of confirming that the issuance of such shares will be exempt from the registration requirements of that Act and any applicable state securities laws and otherwise in compliance with all applicable laws, rules and regulations, including but not limited to that the Participant is acquiring the shares for his or her own account for the purpose of investment and not with a view to, or for sale in connection with, the distribution of any such shares.
15.8Registration. If the Company shall deem it necessary or desirable to register under the Securities Act of 1933, as amended or other applicable statutes any Shares of Stock issued or to be issued pursuant to Awards granted under the Plan, or to qualify any such Shares of Stock for exemption from the Securities Act of 1933, as amended or other applicable statutes, then the Company shall take such action at its own expense. The Company may require from each recipient of an Award, or each holder of Shares of Stock acquired pursuant to the Plan, such information in writing for use in any registration statement, prospectus, preliminary prospectus or offering circular as is reasonably necessary for that purpose and may require reasonable indemnity to the Company and its officers and directors from that holder against all losses, claims, damage and liabilities arising from use of the information so furnished and caused by any untrue statement of any material fact therein or caused by the omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made. In addition, the Company may require of any such person that he or she agree that, without the prior written consent of the Company or the managing underwriter in any public offering of Shares of Stock, he or she will not sell, make any short sale of, loan, grant any option for the purchase of, pledge or otherwise encumber, or otherwise dispose of, any shares of Stock during the 180 day period commencing on the effective date of the registration statement relating to the underwritten public offering of securities. Without limiting the generality of the foregoing provisions of this Section 15.8, if in connection with any underwritten public offering of securities of the Company the managing underwriter of such offering requires that the Company’s directors and officers enter into a lock-up agreement containing provisions that are more restrictive than the provisions set forth in the preceding sentence, then (a) each holder of shares of Stock acquired pursuant to the Plan (regardless of whether such person has complied or complies with the provisions of clause (b) below) shall be bound by, and shall be deemed to have agreed to, the same lock-up terms as those to which the Company’s directors and officers are required to adhere; and (b) at the request of the Company or such managing underwriter, each such person shall execute and deliver a lock-up agreement in form and substance equivalent to that which is required to be executed by the Company’s directors and officers.
15.9Placement of Legends; Stop Orders; etc. Each share of Stock to be issued pursuant to Awards granted under the Plan may bear a reference to the investment representation made in accordance with Section 15.1 in addition to any other applicable restriction under the Plan, the terms of the Award and to the fact that no registration statement has been filed with the Securities and Exchange Commission in respect to such shares of Stock. All shares of Stock or other securities delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of any stock exchange upon which the Stock is then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any certificates or recorded in connection with book-entry accounts representing the shares to make appropriate reference to such restrictions.

15.10Uncertificated Shares. To the extent that the Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by Applicable Law.
15.11Other Compensation Arrangements. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.
Article 16
Legal Construction
16.1Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.
16.2Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
16.3Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to Applicable Law and to such approvals by any governmental agencies or national securities exchanges as may be required.
16.4Errors. At any time the Company may correct any error made under the Plan without prejudice to the Company. Such corrections may include, among other things, changing or revoking an issuance of an Award.
16.5Elections and Notices. Notwithstanding anything to the contrary contained in this Plan, all elections and notices of every kind shall be made on forms prepared by the Company or the General Counsel, Secretary or Assistant Secretary, or their respective delegates or shall be made in such other manner as permitted or required by the Company or the General Counsel, Secretary or Assistant Secretary, or their respective delegates, including but not limited to elections or notices through electronic means, over the Internet or otherwise. An election shall be deemed made when received by the Company (or its designated agent, but only in cases where the designated agent has been appointed for the purpose of receiving such election), which may waive any defects in form. The Company may limit the time an election may be made in advance of any deadline.
Where any notice or filing required or permitted to be given to the Company under the Plan, it shall be delivered to the principal office of the Company, directed to the attention of the General Counsel of the Company or his or her successor. Such notice shall be deemed given on the date of delivery.
Notice to the Participant shall be deemed given when mailed (or sent by telecopy) to the Participant’s work or home address as shown on the records of the Company or, at the option of the Company, to the Participant’s e-mail address as shown on the records of the Company.
It is the Participant’s responsibility to ensure that the Participant’s addresses are kept up to date on the records of the Company. In the case of notices affecting multiple Participants, the notices may be given by general distribution at the Participants’ work locations.
16.6Governing Law. To the extent not preempted by Federal law, the Plan, and all awards and agreements hereunder, and any and all disputes in connection therewith, shall be governed by and construed in accordance with the substantive laws of the State of Delaware, without regard to conflict or choice of law principles which might otherwise refer the construction, interpretation or enforceability of this Plan to the substantive law of another jurisdiction.
16.7Venue. The Company and the Participant to whom an award under this Plan is granted, for themselves and their successors and assigns, irrevocably submit to the exclusive and sole jurisdiction and venue of the state or federal courts of Delaware with respect to any and all disputes arising out of or relating to this Plan, the subject matter of this Plan or any awards under this Plan, including but not limited to any disputes arising out of or relating to the interpretation and enforceability of any awards or the terms and conditions of this Plan. To achieve certainty regarding the appropriate forum in which to prosecute and defend actions arising out of or relating to this Plan, and to ensure consistency in application and interpretation of the Governing Law to the Plan, the parties agree that (a) sole and exclusive appropriate venue for any such action shall be an appropriate federal or state court in Delaware, and no other, (b) all claims with respect to any such action shall be heard and determined exclusively in such Delaware court, and no other, (c) such Delaware court shall have sole and exclusive jurisdiction over the person of such parties and over the subject matter of any dispute relating hereto and (d) that the parties waive any and all objections and defenses to bringing any such action before such Delaware court, including but not limited to those relating to lack of personal jurisdiction, improper venue or forum non conveniens.
16.8409A Compliance. It is intended that all Awards issued under the Plan be in a form and administered in a manner that will comply with the requirements of Section 409A of the Code, or the requirements of an exception to Section

409A of the Code, and the Award Agreement and this Plan will be construed and administered in a manner that is consistent with and gives effect to such intent. The Committee is authorized to adopt rules or regulations deemed necessary or appropriate to qualify for an exception from or to comply with the requirements of Section 409A of the Code. With respect to an Award that constitutes a deferral of compensation subject to Section 409A of the Code: (i) if any amount is payable under such Award upon a termination of service, a termination of service will be treated as having occurred only at such time the Participant has experienced a “separation from service” as such term is defined for purposes of Section 409A of the Code; (ii) if any amount is payable under such Award upon a disability, a disability will be treated as having occurred only at such time the Participant has experienced a “disability” as such term is defined for purposes of Section 409A of the Code; (iii) if any amount is payable under such Award on account of the occurrence of a Change in Control, a Change in Control will be treated as having occurred only at such time a “change in the ownership or effective control of the corporation or in the ownership of a substantial portion of the assets of the corporation” has occurred as such terms are defined for purposes of Section 409A of the Code, (iv) if any amount becomes payable under such Award on account of a Participant’s separation from service at such time as the Participant is a “specified employee” within the meaning of Section 409A of the Code, then no payment shall be made, except as permitted under Section 409A of the Code, prior to the first business day after the earlier of (y) the date that is six months after the date of the Participant’s separation from service or (z) the Participant’s death, (v) any right to receive any installment payments under this Plan shall be treated as a right to receive a series of separate payments and, accordingly, each installment payment hereunder shall at all times be considered a separate and distinct payment, and (vi) no amendment to or payment under such Award will be made except and only to the extent permitted under Section 409A of the Code.
Notwithstanding the foregoing, the tax treatment of the benefits provided under the Plan or any Award Agreement is not warranted or guaranteed, and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with Section 409A of the Code.
16.9No Obligation to Notify. The Company shall have no duty or obligation to any holder of an Option to advise such holder as to the time or manner of exercising such Option. Furthermore, the Company shall have no duty or obligation to warn or otherwise advise such holder of a pending transaction or expiration of an Option or a possible period in which the Option may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Option to the holder of such Option.

APPENDIX C

FORM OF AMENDED AND RESTATED CERTIFICATE OF DESIGNATIONS, RIGHTS AND PREFERENCES OF 10% SERIES A CUMULATIVE PERPETUAL PREFERRED STOCK
STAR EQUITY HOLDINGS, INC.
AMENDED AND RESTATED
CERTIFICATE OF DESIGNATIONS, RIGHTS AND PREFERENCES
OF
10.0% SERIES A CUMULATIVE PERPETUAL PREFERRED STOCK
Pursuant to Section 151 of the
Delaware General Corporation Law

Star Equity Holdings, Inc., a Delaware corporation (the “Corporation”), hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation (the “Board of Directors “) pursuant to the authority of the Board of Directors as required by Section 151 of the Delaware General Corporation Law.

WHEREAS, the Restated Certificate of Incorporation of the Corporation as filed with the Secretary of State of Delaware on May 1, 2006 (as amended, the “Certificate of Incorporation”) provides for a class of its authorized stock known as preferred stock, comprised of 10,000,000 shares, $0.0001 par value per share (the “Preferred Stock”), issuable from time to time in one or more series;

WHEREAS, the Board of Directors previously adopted a resolution authorizing the creation and issuance of a series of Preferred Stock designated as the “10.0% Series A Cumulative Perpetual Preferred Stock” and the Certificate of Designations, Rights and Preferences of the 10.0% Series A Cumulative Perpetual Preferred Stock (the “Certificate of Designations”) was filed with the Secretary of State of the State of Delaware on September 9, 2019.

WHEREAS, on April 27, 2022, the Board of Directors approved and adopted the following resolution for purposes of amending and restating the Certificate of Designations; and

WHEREAS, on [•], 2022, the holders of a majority of the shares of common stock of the Corporation and the holders of a majority of the shares of the 10.0% Series A Cumulative Perpetual Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”) voting separately as a class, approved the following resolution to amend the Certificate of Designations.

NOW THEREFORE, BE IT RESOLVED, that the Certificate of Designations be, and it hereby is, amended and restated and the relative rights, powers and preferences, and qualifications, limitations and restrictions of the Series A Preferred Stock are as follows:

1. Designation and Number. A series of preferred stock, designated the 10.0% Series A Cumulative Perpetual Preferred Stock (the “Series A Preferred Stock”), is hereby established. The number of shares of Series A Preferred Stock shall be 8,000,000.

2. Rank. The Series A Preferred Stock, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Corporation, will rank (i) senior to the common stock of the Corporation, $0.0001 par value per share, of the Corporation (the “Common Stock”) and to all other equity securities issued by the Corporation the terms of which specifically provide that such equity securities rank junior to the Series A Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Corporation; (ii) on a parity with all equity securities issued by the Corporation the terms of which specifically provide that such equity securities rank on a parity with the Series A Preferred Stock with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Corporation (the “Parity Preferred Stock”); and (iii) junior to all equity securities issued by the Corporation the terms of which specifically provide that such equity securities rank senior to the Series A Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Corporation and to all existing and future indebtedness of the Corporation. The term “equity securities” does not include convertible debt securities.

3. Dividends.

(a) Holders of shares of the Series A Preferred Stock are entitled to receive, when and as authorized by the Board of Directors (or a duly authorized committee thereof) and declared by the Corporation, out of funds legally available for the payment of dividends, preferential cumulative cash dividends at the rate of 10.0% per annum of the $10.00 liquidation preference per share (equivalent to a fixed annual amount of $1.00 per share). Dividends on the Series A Preferred Stock shall be cumulative from (but excluding) the date of original issue and shall be payable quarterly in arrears on or before the last day of each of March, June, September and December (each, a “Dividend Payment Date”) or, if such date is not a Business Day (as defined below), on the immediately succeeding Business Day or on such later date as designated by the Board of Directors, with the same force and effect as if paid on such date. Any dividend payable on the Series A Preferred Stock for any partial dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends will be payable to holders of record as they appear in the Corporation’s stock records for the Series A Preferred Stock at the close of business on the applicable record date, which shall be the first day of each of March, June, September and December, whether or not a Business Day, in which the applicable Dividend Payment Date falls (each, a “Dividend Record Date”). The term “Business Day” shall mean any calendar day on which the Nasdaq Global Market is open for trading.

(b) No dividends on shares of Series A Preferred Stock shall be authorized by the Board of Directors or declared by the Corporation or paid or set apart for payment by the Corporation at such time as the terms and provisions of any agreement of the Corporation, including any agreement relating to its indebtedness, prohibits such authorization, declaration, payment or setting apart for payment or provides that such authorization, declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such authorization, declaration, payment or setting apart for payment shall be restricted or prohibited by law.

(c) Notwithstanding the foregoing, dividends on the Series A Preferred Stock will accumulate whether or not the Corporation has earnings, whether or not restrictions exist in respect thereof, whether there are funds legally available for the payment of such dividends and whether or not such dividends are authorized and declared. Accumulated but unpaid dividends on the Series A Preferred Stock will not bear interest and holders of the Series A Preferred Stock will not be entitled to any distributions in excess of full cumulative distributions described above. When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series A Preferred Stock and the shares of any class or series of Parity Preferred Stock, all dividends declared upon the Series A Preferred Stock and any class or series of Parity Preferred Stock shall be declared pro rata so that the amount of dividends declared per share of Series A Preferred Stock and such class or series of Parity Preferred Stock shall in all cases bear to each other the same ratio that accumulated dividends per share on the Series A Preferred Stock and such class or series of Parity Preferred Stock (which shall not include any accrual in respect of unpaid dividends for prior dividend periods if such Parity Preferred Stock does not have a cumulative dividend) bear to each other.

(d) Except as provided in the immediately preceding paragraph, unless full cumulative dividends on the Series A Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods, no dividends (other than a dividend in shares of Common Stock or other shares of stock ranking junior to the Series A Preferred Stock as to dividends and upon liquidation) shall be declared and paid or declared and set apart for payment nor shall any other distribution be declared and made upon the Common Stock or any other stock of the Corporation ranking junior to or on a parity with the Series A Preferred Stock as to dividends or upon liquidation, nor shall any shares of Common Stock or any other stock of the Corporation ranking junior to or on a parity with the Series A Preferred Stock as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such shares) by the Corporation. Holders of shares of the Series A Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends on the Series A Preferred Stock as provided above. Any dividend payment made on shares of the Series A Preferred Stock shall first be credited against the earliest accumulated but unpaid dividend due with respect to such shares which remains payable.

4. Liquidation Preference. Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of shares of Series A Preferred Stock are entitled to be paid out of the assets of the Corporation legally available for distribution to its stockholders a liquidation preference of $10.00 per share, plus an amount equal to any accumulated and unpaid dividends to but excluding the date of payment, but without interest, before any distribution of assets is made to holders of Common Stock or any other class or series of stock of the Corporation that ranks junior to the Series A Preferred Stock as to liquidation rights. If the assets of the Corporation legally available for distribution to stockholders are insufficient to pay in full the liquidation preference on the Series A Preferred Stock and the liquidation preference on the shares of any class or series of Parity Preferred Stock, all assets distributed to the holders of the Series A Preferred Stock and any class or series of Parity Preferred Stock shall be distributed pro rata so that the amount of assets distributed per share of Series A Preferred Stock and such class or series of Parity Preferred Stock shall in all cases bear to each other the same ratio that the liquidation preference per share on the Series A Preferred Stock and such class or series of Parity Preferred Stock bear to each other. Written notice of any such liquidation, dissolution or winding up of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than 30 nor more than 60 days prior to the payment date stated therein, to each record holder of the Series A Preferred Stock at the respective addresses of such holders as the same shall appear on the stock transfer records of the Corporation. After payment of the full amount of the liquidation preference, plus any accumulated and unpaid dividends to which they are entitled, the holders of Series A Preferred Stock will have no right or claim to any of the remaining assets of the Corporation. The consolidation, conversion or merger of the Corporation with or into another entity, a merger of another entity with or into the Corporation, a statutory share exchange by the Corporation or a sale, lease, transfer or conveyance of all or substantially all of the Corporation’s property or business shall not be deemed to constitute a liquidation, dissolution or winding up of the Corporation.

5. Redemption. The Series A Preferred Stock shall be subject to redemption by the Corporation as provided below:

(a) Definitions. As used in this Section 5, the following terms shall have the following meanings unless the context otherwise requires:

“1940 Act” means the Investment Company Act of 1940, as amended, or any successor statute.

“Change of Control Triggering Event” is deemed to occur when the following have occurred and are continuing: (i) the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act (other than Jeffrey E. Eberwein, the Executive Chairman of the Board of Directors, any member of his immediate family, and any “person” or “group” under Section 13(d)(3) of the Exchange Act that is controlled by Mr. Eberwein or any member of his immediate family, any beneficiary of the estate of Mr. Eberwein, or any trust, partnership, corporate or other entity controlled by any of the foregoing) of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of stock of the Corporation entitling that person to exercise more than 50% of the total voting power of all stock of the Corporation entitled to vote generally in the election of directors of the Corporation (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and (ii) following the closing of any transaction referred to in clause (i), neither the Corporation nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the New York Stock Exchange (the “NYSE”), the NYSE MKT LLC (the “NYSE MKT”) or the Nasdaq Stock Market (“Nasdaq”), or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE MKT or Nasdaq.

“Electronic Means” means electronic mail transmission, facsimile transmission or other similar electronic means of communication providing evidence of transmission (but excluding online communications systems covered by a separate agreement) acceptable to the sending party and the receiving party, in any case if operative as between any two parties, or, if not operative, by telephone (promptly confirmed by any other method set forth in this definition).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Market Value” of any asset of the Corporation means, for securities for which market quotations are readily available, the market value thereof determined by an independent third-party pricing service designated from time to time by the Board of Directors. Market Value of any asset shall include any interest accrued thereon. The pricing service values portfolio securities at the mean between the quoted bid and asked price or the yield equivalent when quotations are readily available. Securities for which quotations are not readily available are valued at fair value as determined by the pricing service using methods that include consideration of: yields or prices of securities of comparable quality, type of issue, coupon, maturity and rating; indications as to value from dealers; and general market conditions. The pricing service may employ electronic data processing techniques or a matrix system, or both, to determine recommended valuations.

“Notice of Redemption” shall have the meaning as set forth in Section 5(d).

“Redemption and Paying Agent” means American Stock Transfer & Trust Company and its successors or any other redemption and paying agent appointed by the Corporation with respect to the Series A Preferred Stock.

“Redemption Date” shall have the meaning as set forth in Section 5(d).

“Redemption Price” shall have the meaning as set forth in Section 5(b)(i).

“Securities Depository” shall mean The Depository Trust Corporation and its successors and assigns or any other securities depository selected by the Corporation that agrees to follow the procedures required to be followed by such securities depository as set forth herein with respect to the Series A Preferred Stock.

(b) Optional Redemption Right.

(i) The Series A Preferred Stock is not redeemable by the Corporation prior to September 10, 2024, except as described in this Section 5. Subject to the provisions of Section 5(b)(iii), on and after September 10, 2024, the Corporation may, at its option, upon not less than 30 nor more than 60 days’ written notice, redeem the Series A Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price per share of Series A Preferred Stock (the “Redemption Price”) equal to (x) the liquidation preference per share of Series A Preferred Stock plus (y) an amount equal to all unpaid dividends on such share of Series A Preferred Stock accumulated to (but excluding) the date fixed for redemption (whether or not earned or declared by the Corporation, but excluding interest thereon).

(ii) If the Corporation elects to redeem any shares of Series A Preferred Stock as described in this Section 5(b), it may use any available cash to pay the Redemption Price, and it will not be required to pay the Redemption Price only out of the proceeds from the issuance of other equity securities or any other specific source.

(iii) If fewer than all of the outstanding shares of Series A Preferred Stock are to be redeemed pursuant to Sections 5(b) or 5(c), the shares of Series A Preferred Stock to be redeemed shall be selected either (A) pro rata, (B) by lot or (C) in such other manner as the Board of Directors may determine to be fair and equitable. Subject to the provisions hereof and applicable law, the Board of Directors will have the full power and authority to prescribe the terms and conditions upon which shares of Series A Preferred Stock will be redeemed pursuant to this Section 5 from time to time.

(c) Special Optional Redemption Right. Notwithstanding anything to the contrary contained in Section 5(b), but subject to the provisions of Section 5(b)(iii), upon the occurrence of a Change of Control Triggering Event, the Corporation may, at its option, upon not less than 30 nor more than 60 days’ written notice, redeem the Series A Preferred Stock, in whole or in part, within 120 days after the first date on which such Change of Control Triggering Event occurred, for cash at the Redemption Price. If the Corporation elects to redeem any shares of Series A Preferred Stock as described in this Section 5(c), it may use any available cash to pay the Redemption Price, and it will not be required to pay the Redemption Price only out of the proceeds from the issuance of other equity securities or any other specific source.

(d) Procedures for Redemption.

(i) If the Corporation shall determine to redeem, in whole or in part, shares of Series A Preferred Stock pursuant to Section 5(b) or (c), the Corporation shall deliver a notice of redemption (the “Notice of Redemption” ), by overnight delivery, by first class mail, postage prepaid or by Electronic Means to holders thereof, or request the Redemption and Paying Agent, on behalf of the Corporation, to promptly do so by overnight delivery, by first class mail, postage prepaid or by Electronic Means. A Notice of Redemption shall be provided not less than 30 nor more than 60 days prior to the date fixed for redemption in such Notice of Redemption (the “Redemption Date”). Each such Notice of Redemption shall state: (A) the Redemption Date; (B) the number of shares of Series A Preferred Stock to be redeemed; (C) the CUSIP number for the Series A Preferred Stock; (D) the Redemption Price on a per share basis; (E) if applicable, the place or places where the certificate(s) for such shares (properly endorsed or assigned for transfer, if the Board of Directors requires and the Notice of Redemption states) are to be surrendered for payment of the Redemption Price; (F) that dividends on the shares of Series A Preferred Stock to be redeemed will cease to accumulate after such Redemption Date; and (G) the provisions hereof under which such redemption is made. If fewer than all shares of Series A Preferred Stock held by any holder are to be redeemed, the Notice of Redemption delivered to such holder shall also specify the number of shares of Series A Preferred Stock to be redeemed from such holder or the method of determining such number. The Corporation may provide in any Notice of Redemption relating to a redemption contemplated to be effected pursuant hereto that such redemption is subject to one or more conditions precedent and that the Corporation shall not be required to effect such redemption unless each such condition has been satisfied at the time or times and in the manner specified in such Notice of Redemption. No defect in the Notice of Redemption or delivery thereof shall affect the validity of redemption proceedings, except as required by applicable law.

(ii) If the Corporation shall give a Notice of Redemption, then at any time from and after the giving of such Notice of Redemption and prior to 12:00 noon, New York City time, on the Redemption Date (so long as any conditions precedent to such redemption have been met or waived by the Corporation), the Corporation shall (A) deposit with the Redemption and Paying Agent cash or cash equivalents having an aggregate Market Value on the date thereof no less than the Redemption Price of the shares of Series A Preferred Stock to be redeemed on the Redemption Date and (B) give the Redemption and Paying Agent irrevocable instructions and authority to pay the Redemption Price to the holders of the shares of Series A Preferred Stock called for redemption on the Redemption Date. The Corporation may direct the Redemption and Paying Agent with respect to the investment of any cash or cash equivalents so deposited prior to the Redemption Date, provided that the proceeds of any such investment shall be available at the opening of business on the Redemption Date as same day funds.

(iii) Upon the date of the deposit of such cash or cash equivalents, all rights of the holders of the shares of Series A Preferred Stock so called for redemption shall cease and terminate except the right of the holders thereof to receive the Redemption Price thereof and such shares of Series A Preferred Stock shall no longer be deemed outstanding for any purpose whatsoever (other than (A) the transfer thereof prior to the applicable Redemption Date and (B) the accumulation of dividends thereon in accordance with the terms hereof up to (but excluding) the applicable Redemption Date, which accumulated dividends, unless previously or contemporaneously declared and paid as contemplated by the last sentence of Section 5(d)(vi) below, shall be payable only as part of the Redemption Price on the Redemption Date). The Corporation shall be entitled to receive, promptly after the Redemption Date, any cash or cash equivalents in excess of the aggregate Redemption Price of the shares of Series A Preferred Stock called for redemption on the Redemption Date. Any cash or cash equivalents so deposited that are unclaimed at the end of 90 calendar days from the Redemption Date shall, to the extent permitted by law, be repaid to the Corporation, after which the holders of the shares of Series A Preferred Stock so called for redemption shall look only to the Corporation for payment of the Redemption Price thereof. The Corporation shall be entitled to receive, from time to time after the Redemption Date, any interest on the cash or cash equivalents so deposited.

(iv) On or after the Redemption Date, each holder of shares of Series A Preferred Stock in certificated form (if any) that are subject to redemption shall surrender the certificate(s) representing such shares of Series A Preferred Stock to the Corporation at the place designated in the Notice of Redemption and shall then be entitled to receive the Redemption Price for such shares of Series A Preferred Stock, without interest, and in the case of a redemption of fewer than all the shares of Series A Preferred Stock represented by such certificate(s), a new certificate representing the shares of Series A Preferred Stock that were not redeemed.

(v) Notwithstanding the other provisions of this Section 5, except as otherwise required by law, the Corporation shall not redeem any shares of Series A Preferred Stock or purchase or otherwise acquire, directly or indirectly, any shares of Series A Preferred Stock (except by exchange for other stock of the Corporation ranking junior to the Series A Preferred Stock as to dividends and upon liquidation) unless all accumulated and unpaid dividends on all outstanding shares of Series A Preferred Stock and the shares of any class or series of Parity Preferred Stock for all applicable past dividend periods (whether or not earned or declared by the Corporation) (x) shall have been or are contemporaneously paid or (y) shall have been or are contemporaneously declared and sufficient funds (in accordance with the terms of such Parity Preferred Stock) for the payment of such dividends shall have been or are contemporaneously deposited with the Redemption and Paying Agent or other applicable paying agent for such Parity Preferred Stock in accordance with the terms of such Parity Preferred Stock, provided, however, that the foregoing shall not prevent the purchase or acquisition of outstanding shares of Series A Preferred Stock pursuant to an otherwise lawful purchase or exchange offer made on the same terms to holders of all outstanding shares of Series A Preferred Stock and any other class or series of Parity Preferred Stock for which all accumulated and unpaid dividends have not been paid. So long as no dividends on the Series A Preferred Stock are in arrears, the Corporation shall be entitled at any time and from time to time to repurchase shares of Series A Preferred Stock in open-market transactions duly authorized by the Board of Directors and effected in compliance with applicable laws.

(vi) To the extent that any redemption for which Notice of Redemption has been provided is not made by reason of the absence of legally available funds therefor in accordance herewith and applicable law, such redemption shall be made as soon as practicable to the extent such funds become available. No default shall be deemed to have occurred if the Corporation shall fail to deposit in trust with the Redemption and Paying Agent the Redemption Price with respect to any shares where (1) the Notice of Redemption relating to such redemption provided that such redemption was subject to one or more conditions precedent and (2) any such condition precedent shall not have been satisfied at the time or times and in the manner specified in such Notice of Redemption. Notwithstanding the fact that a Notice of Redemption has been provided with respect to any shares of Series A Preferred Stock, dividends may be declared and paid on such shares of Series A Preferred Stock in accordance with their terms if cash or cash equivalents for the payment of the Redemption Price of such shares of Series A Preferred Stock shall not have been deposited in trust with the Redemption and Paying Agent for that purpose.

(vii) If a Redemption Date falls after a Dividend Record Date and on or prior to the corresponding Dividend Payment Date, each holder of shares of Series A Preferred Stock on such Dividend Record Date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date, notwithstanding the redemption of such shares on or prior to such Dividend Payment Date, and each holder of shares of Series A Preferred Stock that are redeemed on such Redemption Date shall be entitled to the dividends, if any, accruing after the end of the month to which such Dividend Payment Date relates up to, but excluding, the Redemption Date.

(e) Redemption and Paying Agent as Trustee of Redemption Payments by Corporation. All cash or cash equivalents transferred to the Redemption and Paying Agent for payment of the Redemption Price of shares of Series A Preferred Stock called for redemption shall be held in trust by the Redemption and Paying Agent for the benefit of holders of shares of Series A Preferred Stock so to be redeemed until paid to such holders in accordance with the terms hereof or returned to the Corporation in accordance with the provisions of Section 5(d)(iii) above.

(f) Compliance with Applicable Law. In effecting any redemption pursuant to this Section 5, the Corporation shall use its best efforts to comply with all applicable conditions precedent to effecting such redemption under any applicable Delaware law, but shall effect no redemption except in accordance with any applicable Delaware law.

(f) Modification of Redemption Procedures. Notwithstanding the foregoing provisions of this Section 5, the Corporation may, in its sole discretion and without a stockholder vote, modify the procedures set forth above with respect to notification of redemption for the Series A Preferred Stock; provided that such modification does not materially and adversely affect the holders of the shares of Series A Preferred Stock or cause the Corporation to violate any applicable law, rule or regulation; and provided, further, that no such modification shall in any way alter the rights or obligations of the Redemption and Paying Agent without its prior consent.

6. Voting Rights.

(a) Holders of the Series A Preferred Stock will not have any voting rights, except as set forth below or otherwise required by law.

(b) Whenever dividends on any shares of Series A Preferred Stock shall be in arrears for six or more consecutive quarters (a “Preferred Dividend Default”), the holders of such shares of Series A Preferred Stock, together with the holders of all classes or series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable, will be entitled to vote separately as a class for the election of a total of two additional directors of the Corporation (the “Preferred Stock Directors”) at a special meeting called upon the written request of the holders of record of at least 20% of the Series A Preferred Stock or the holders of record of at least 20% of any class or series of Parity Preferred Stock so in arrears (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which case such vote will be held at the earlier of the next annual or special meeting of stockholders of the Corporation) or at the next annual meeting of stockholders, and at each subsequent annual or special meeting until all dividends accumulated on such shares of Series A Preferred Stock for the past dividend periods and the dividend for the then current dividend period shall have been fully paid or declared and a sum sufficient for the payment thereof set apart for payment.

(c) A quorum for any meeting called to elect Preferred Stock Directors shall exist if at least a majority of the outstanding shares of Series A Preferred Stock and shares of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable are represented in person or by proxy at such meeting. The Preferred Stock Directors shall be elected upon the affirmative vote of a plurality of the votes cast by the holders of shares of Series A Preferred Stock and shares of such Parity Preferred Stock present and voting in person or by proxy at a duly called and held meeting at which a quorum is present voting separately as a class. If and when all accumulated dividends and the dividend for the then-current dividend period on the Series A Preferred Stock shall have been paid in full or declared and set apart for payment in full, the holders thereof shall be divested of the right to elect the Preferred Stock Directors (subject to revesting in the event of each and every Preferred Dividend Default) and, if all accumulated dividends and the dividend for the then-current dividend period have been paid in full or declared and set apart for payment in full on all classes or series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable, the term of office of each Preferred Stock Director so elected shall terminate. Any Preferred Stock Director may be removed at any time with or without cause by, and shall not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding shares of Series A Preferred Stock when they have the voting rights described above (voting separately as a class with all classes or series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable). So long as a Preferred Dividend Default shall continue, any vacancy in the office of a Preferred Stock Director may be filled by written consent of the Preferred Stock Director remaining in office or, if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of Series A Preferred Stock when they have the voting rights described above (voting separately as a class with all classes or series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable). The Preferred Stock Directors shall be entitled to one vote per director on any matter.

(d) If a special meeting is not called by the Corporation within 30 days after request from the holders of Series A Preferred Stock as described in Section 6(b), then the holders of record of at least 20% of the outstanding Series A Preferred Stock may designate a holder to call the meeting at the expense of the Corporation and such meeting may be called by the holder so designated upon notice similar to that required for annual meetings of stockholders and shall be held at the place designated by the holder calling such meeting. The Corporation shall pay all costs and expenses of calling and holding any meeting and of electing directors pursuant to Section 6(b), including, without limitation, the cost of preparing, reproducing and mailing the notice of such meeting, the cost of renting a room for such meeting to be held, and the cost of collecting and tabulating votes.

(e) So long as any shares of Series A Preferred Stock remain outstanding, the Corporation will not, without the affirmative vote or consent of the holders of at least a majority of the shares of the Series A Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting separately as a class), amend, alter or repeal the provisions of the Charter (including the terms of the Series A Preferred Stock), whether by merger, consolidation or otherwise (each an “Event”), so as to materially and adversely affect any right, preference, privilege or voting power of the Series A Preferred Stock; provided, however, that with respect to the occurrence of any Event set forth above, so long as the Series A Preferred Stock (or securities issued by a surviving entity in substitution for the Series A Preferred Stock) remains outstanding with the terms thereof materially unchanged, taking into account that upon the occurrence of such an Event, the Corporation may not be the surviving entity, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of the Series A Preferred Stock; and provided, further, that (i) any increase in the number of authorized shares of Series A Preferred Stock, (ii) any increase in the number of authorized shares of preferred stock of the Corporation or the creation or issuance of any other class or series of preferred stock or (iii) any increase in the number of authorized shares of any other class or series of preferred stock, in each case ranking on a parity with or junior to the Series A Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

(f) The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series A Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

7. Conversion. The Series A Preferred Stock is not convertible into or exchangeable for any other property or securities of the Corporation.

8. Term. The Series A Preferred Stock will have a perpetual term unless otherwise redeemed by the Corporation in accordance herewith and shall not be subject to any sinking fund.

9. No Preemptive Rights. No holder of the Series A Preferred Stock shall, as such holder, have any preemptive rights to purchase or subscribe for additional shares of stock of the Corporation or any other security of the Corporation which it may issue or sell.

10. Status of Redeemed or Repurchased Series A Preferred Stock. Shares of Series A Preferred Stock that at any time have been redeemed or purchased by the Corporation shall, after such redemption or purchase, have the status of authorized but unissued shares of Preferred Stock.

11. Global Certificate. All shares of Series A Preferred Stock outstanding from time to time shall initially be represented by one or more global certificates registered in the name of the Securities Depository or its nominee and no registration of transfer of shares of Series A Preferred Stock shall be made on the books of the Corporation to any person other than the Securities Depository or its nominee. The foregoing restriction on registration of transfer shall be conspicuously noted on the face or back of the global certificate.

12. Notice. All notices or communications hereunder, unless otherwise specified herein, shall be sufficiently given if in writing and delivered in person, by facsimile, by Electronic Means or by overnight mail or delivery or mailed by first-class mail, postage prepaid. Notices delivered pursuant to this Section 12 shall be deemed given on the date received or, if mailed by first class mail, on the date five calendar days after which such notice is mailed.

13. Information Rights. During any period in which the Corporation is not subject to Section 13 or 15(d) of the Exchange Act and any shares of Series A Preferred Stock are outstanding, the Corporation shall use its best efforts to (a) transmit by mail to all holders of Series A Preferred Stock, as their names and addresses appear in the Corporation’s record books and without cost to such holders, copies of the annual reports and quarterly reports that the Corporation would have been required to file with the Securities and Exchange Commission (the “SEC”) pursuant to Section 13 or 15(d) of the Exchange Act if the Corporation was subject to such sections (other than any exhibits that would have been required) and (b) promptly upon written request, supply copies of such reports to any prospective holder of Series A Preferred Stock. The Corporation shall mail the reports to the holders of Series A Preferred Stock within 15 days after the respective dates by which the Corporation would have been required to file the reports with the SEC if the Corporation were then subject to Section 13 or 15(d) of the Exchange Act, assuming the Corporation is a “non-accelerated filer” in accordance with the Exchange Act.

14. Record Holders. The Corporation and the transfer agent for the Series A Preferred Stock may deem and treat the record holder of any Series A Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor the transfer agent shall be affected by any notice to the contrary.

[Signature on Following Page]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designations to be signed in its name and on its behalf on this [•] day of [•], 2022.

STAR EQUITY HOLDINGS, INC.

By:
Jeffrey E. Eberwein Executive Chairman